AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY ___, 2001

                           REGISTRATION NO. 333-55664
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT No. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              eAUTOCLAIMS.COM, INC.
                  ---------------------------------------------
           (Name of Small Business Issuer As Specified in its Charter)

             Nevada                       7373                    95-4583945
             ------                       ----                    ----------
(State or other Jurisdiction of  Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


2708 Alt. 19 N., Suite 604, Palm Harbor, Florida                   34683
------------------------------------------------                   -----
   (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (727) 781-0414

                             Eric Seidel, President
                           2708 Alt. 19 N., Suite 604
                           Palm Harbor, Florida 34683
                                 (727) 781-0414
-------------------------------------------------------------------------------
     Name, Address, Zip Code, and Telephone Number of Agent for Service

                                   Copies to:

         Michael T. Cronin, Esquire
       Johnson, Blakely, Pope, Bokor,         William J. Schifino, Sr., Esquire
            Ruppel & Burns, P.A.                  Schifino & Fleischer, P.A.
            911 Chestnut Street                    1 Tampa City Center
              P.O. Box 1368                            Suite 2700
       Clearwater, Florida 34617                 Tampa, Florida 33602-5174
             (727) 461-1818                           (813) 223-1535
                                 ---------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X
                                                 ---

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                       ---

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.
               ---

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                         ---

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

------------------------------- ----------------- ---------------------- ------------------------- -------------------
    Title of Each Class of         Amount to        Proposed Maximum         Proposed Maximum          Amount of
          Securities            be Registered(1)   Offering Price Per       Aggregate Offering      Registration Fee
       to be Registered                                 Security                 Price(2)
------------------------------- ----------------- ---------------------- ------------------------- -------------------

Units(3)                         1,150,000           $10.00                $11,500,000               $2,875.00
------------------------------- ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par         3,450,000            $___                    -----                    -----
value (3)
------------------------------- ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par         5,000,000           -----                    -----                    -----
value (4)
------------------------------- ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par         2,800,000           $ .75                 $ 2,100,000                  525.00
value (5)
------------------------------- ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par           818,165           $3.00                 $ 2,454,495                  613.63
value (6)
------------------------------- ----------------- ---------------------- ------------------------- -------------------
Underwriter's Warrants(7)          100,000          $11.00                 $ 1,100,000                  280.50
=============================== ================= ====================== ========================= ===================
Total                              -----             -----                 $17,154,495               $4,294.13(8)
=============================== ================= ====================== ========================= ===================


(1) The number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2)  Calculated pursuant to Rules 457(c) and (g).
(3) Each Unit consists of three (3) shares of common stock and four (4) common stock purchase warrants and will be sold to the public at $10.00 per Unit. No value has been assigned to the warrants. Includes 150,000 Units, which the underwriters have the option to purchase to cover over-allotments, if any.
(4) Includes 4,000,000 shares of common stock issuable upon exercise of the warrants to be sold to the public 400,000 shares of common stock issuable upon exercise of the Series A Warrant subject to the underwriter warrant and 600,000 shares underlying the underwriters over-allotment option.
(5) Issuable upon conversion or Series A Preferred Stock at a conversion price of $.75 per share.
(6) Issuable upon the exercise of common stock purchase warrants that were issued in connection with the placement of our Series A Preferred Stock to the purchasers and placement agent.
(7) Underwriter warrants to purchase 100,000 Units, consisting of an aggregate of 300,000 shares of common stock and 400,000 Series A Warrants.
(8)  Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THAT DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED MAY ___, 2001

                                   PROSPECTUS

                                 1,000,000 Units
             Each Unit Comprised of three (3) Shares of Common Stock
                   and Four (4) Common Stock Purchase Warrants

                                   eAUTOCLAIMS

         This is an offering to the public of 1,000,000 Units, each Unit consisting of three (3) shares of common stock ("Common Stock") and four (4) Common Stock Purchase Warrant ("Warrants"). The Common Stock and the Warrants will be separately transferable 270 days after the closing of this offering or such earlier date as the underwriter may determine. Each Warrant entitles the holder to purchase one share of our Common Stock at the exercise prices and during the time periods described herein.

         Our Common Stock is included for quotation on the OTC Electronic Bulletin Board under the symbol EACC. The closing bid price of the Common Stock as quoted on the OTC Electronic Bulletin Board on May___ , 2001 was $______ per share. We have applied for quotation of our Common Stock, the Units and the Warrants on the American Stock Exchange under the symbols "______", "____" and "____". We anticipate an offering price of $10.00 per Unit.

            INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE __.

                Price    Underwriting Discounts and      Proceeds
                 to             Commissions                 to
               Public                                  eAUTOCLAIMS

Per Unit      $10.00             $1.30                    $8.70

Total    $10,000,000           $1,300,000               $8,700,000

         This prospectus also relates to 3,618,165 additional shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock and related warrants owned by CALP II Limited Partnership and Governors Road, LLC (the "Selling Shareholders"), which will be offered for sale by the Selling Shareholders. Subject to certain lock-up restrictions, the Selling Shareholders named in this prospectus may offer and sell these shares at any time. They may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. The Selling Shareholders may include pledgees, donees, transferees, or other successors in interest. We will provide specific terms of any offerings made by Selling Shareholders under this prospectus in prospectus supplements, if necessary to comply with securities laws.

         We will not receive any of the proceeds from the sale of the common shares underlying the conversion of our Series A Preferred Stock although we will receive the proceeds from the sale of our Common Stock upon exercise of the warrants issued in connection with issuance of our Series A Preferred Stock. The total proceeds to the Company from the sale of our Common Stock upon exercise of warrants, if exercised in full on a cash basis, would be a maximum of $2,567,843.

         We have granted the underwriter a 30-day option to purchase up to 150,000 additional Units to cover any over-allotments.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           Dirks & Company, Inc. expects to deliver the securities on or about ____________, 2001.

                              DIRKS & COMPANY, INC.

               The date of this Prospectus is _____________, 2001

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO:

          o    OUR LIMITED OPERATING HISTORY;
          o    OUR HISTORY OF LOSSES;
          o THE HIGHLY COMPETITIVE NATURE OF OUR BUSINESS WITH LOW BARRIERS OF ENTRY;
          o    OUR  DEPENDENCE  ON  ONE  KEY  CUSTOMER  FOR A  MAJORITY  OF  OUR
               REVENUES;
          o    THE VOLATILITY OF OUR STOCK PRICE.

SEE RISK FACTORS BEGINNING ON PAGE 8.

The Company

         We provide Internet based collision claims administration services for automobile insurance companies. Our business strategy is to use the Internet to streamline and lower the overall costs of automobile repairs and the claims adjustment expenses of our clients. We believe that our proprietary web-based software products and services makes the management of collision repairs more efficient by facilitating the gathering and distribution of information required in the automobile repair process. We manage the entire collision claims process and are responsible for paying the repair bills and charges of our network of vendors who repair the automobile under contract with us.

         We provide an infrastructure that links automobile insurance companies and self-insured fleet owners with thousands of collision repair shops and support facilities located throughout the United States. Our services provide our automobile insurance companies and self-insured fleet owner customers with a means of monitoring repairs and controlling expenses incurred in the process of evaluating and paying collision claims. We derive our revenues from fees paid by our customers and by sharing in discounts received by our customers from parts and service providers when processing collision work through our system. We receive revenues from insurance companies for repairs completed by members of our network of repair shops. We approve all repair shops for inclusion in our network and determine which repair shop will ultimately perform the repairs. We receive a discount, ranging from 10% to 15%, from repair facilities that are members of our provider network. The revenues generated from the vehicle and glass repair facilities through our provider network accounts for 96% of the revenue for the six months ended January 31, 2001. We are paid on a per claims basis from our insurance and fleet company customers for each claim that we process through our system. These fees vary from $10 to $60 per claim depending upon the level of service required. For the six month period ended January 31, 2001, 4% of the revenue has been received from claims processing fees and other income.

         Our business model is similar to that of health maintenance organizations ("HMO's") and preferred provider organizations ("PPO's"). HMO's and PPO's seek to control the cost of medical services by bringing the various health care providers, such as doctors and hospitals, together in a single organization, thereby exerting control over the costs of services paid for by the HMO or PPO. EAutoclaims controls the vehicle repair process from the reporting of the accident through the satisfactory repair of damage. We bring together and coordinate the activities of the insurance company, its insured, and the various parties involved in evaluating a claim, negotiating the cost of parts and services, and performing necessary repair services. We monitor the performance of parts and service providers from our home office with a staff of professional body shop experts to help assure that the expectations of the insurance company for quality, timeliness and cost are being met. As HMO's and PPO's have relationships with many providers, we have established relationships with approximately 2,400 body shops and over 4,100 glass shops throughout the United States. These shops are referred to as our "preferred provider network." Because of these relationships, we are typically able to obtain lower cost parts and services for insurance companies and increase the volume of work for repair shops that are part of our provider network.

         Our executive offices are located at 2708 Alternate U.S. Highway 19 North, Suite 604, Palm Harbor, Florida. Our telephone number is (727) 781-0414.

                                  The Offering


Securities Offered..............1,000,000 Units. Each Unit consists of three (3)
                                shares of Common Stock and four (4) Warrants to purchase one share of Common Stock.

Common Stock
Presently Outstanding ..........11,254,105 Shares.

Common Stock to be Outstanding
After Completion of Offering ...14,328,605 Shares.

Warrants to be Outstanding......4,000,000  Warrants.  Each Warrant  entitles the holder to purchase for a period of 10 years after the date of the prospectus one share of our Common Stock at the exercise prices set forth in the Schedule below, which are adjusted on each annual anniversary date of the prospectus. The Common Stock and the Warrants will be separately transferable 270 days after the closing of this offering or such earlier date as the underwriter may determine

                                    Annual
                                Anniversary Date                Exercise Price
                                       1                          $  4.00
                                       2                          $  5.00
                                       3                          $  6.00
                                       4                          $  7.00
                                       5                          $  8.00
                                       6                          $  9.00
                                       7-10                       $ 10.00

Over-allotment Option...........150,000 Units.

Estimated Net Proceeds to Us....$8,250,000  after  estimated  offering costs of
                                $450,000. The underwriter will receive approximately $1,300,000. We will not receive any of the proceeds from the sale of our Common Stock underlying the conversion of our Series A Preferred Stock although we will receive the proceeds from the sale of our Common Stock upon exercise of the warrants issued in connection with our Series A Preferred Stock which, if exercised in full on a cash basis, would be a maximum of approximately $2,567,843.

Use of Proceeds.................Working capital and general  corporate purposes.
                                See "Use of Proceeds."

Risk Factors....................The  securities  offered  hereby involve a high
                                degree   of  risk  and   immediate   substantial
                                dilution from the public offering price. See "Risk Factors."

Selling Shareholder Offering....We are  simultaneously  registering  a  maximum of 3,618,165 additional shares of our Common Stock. 2,800,000 shares of our Common Stock are issuable upon conversion of our Series A Preferred Stock at a conversion price of $.75 per share. 818,165 additional shares are issuable upon exercise of warrants issued to purchasers of our Series A Preferred Stock and the placement agent for our Series A Preferred Stock. The selling shareholders are subject to certain lock-up restrictions. See "Shares Eligible for Further Sale - Lock-Up Arrangements."

Proposed AMEX Symbols (1).......Common Stock "___", Units "___", Warrants "____"

------------------------------

(1) There can be no assurance that our application for AMEX listing will be approved. Inclusion in the AMEX does not imply that a meaningful, sustained market for the Units will develop. Moreover, continued inclusion on the AMEX is subject to certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in a discontinuation of our Units, Common Stock, and Warrants on the AMEX, which would have an adverse effect on the market for these securities. If our AMEX listing application is not approved, our securities will continue to trade on the electronic over the counter bulletin board ("OTC-BB").

                      Additional Potential Share Issuances
                      ------------------------------------

         You should be aware that we are permitted, and in some cases obligated, to issue shares of Common Stock in addition to the Common Stock expected to be outstanding after this offering as indicated above. If and when we issue these shares, the percentage of the Common Stock you own may be diluted. The following is a summary of additional shares of Common Stock that may be issued :

        o The Warrants included as part of the Units to acquire 4,000,000 shares of our Common Stock.

        o 2,800,000 shares of our Common Stock, which are issuable upon conversion of our Series A Preferred Stock at a conversion price of $.75 per share.

        o 818,165 shares issuable pursuant to warrants issued to purchasers of our Series A Preferred Stock and to Thomson Kernaghan & Co., Ltd., as the Agent in connection with the placement of our Series A Preferred Stock;

        o       4,174,300 shares underlying outstanding options; and

        o       The shares underlying the underwriter's warrants.

         Except as otherwise indicated, the number of shares outstanding set forth in this prospectus does not reflect these potential issuances. The number of shares to be outstanding upon completion of this offering of 14,328,605 shares reflects 3,000,000 shares included as part of the Units, 24,500 shares to be issued to Thomson Kernaghan & Co., Ltd. upon closing as partial consideration for extending the Master Modification Agreement with the Series A Preferred Shareholders from April 30, 2001 to June 30, 2001, and 50,000 shares to be issued to Michael T. Cronin, Esq. upon closing for services rendered in connection with this offering.

                             SUMMARY FINANCIAL DATA

         This summary financial information should be read in conjunction with the section of this prospectus entitled "Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus.

         The financial information as of January 31, 2001 is unaudited, the financial statements for the period from December 7, 1999 (inception) to July 31, 2000 have been audited and financial information has been derived from these audited financial statements. The historical results presented in this prospectus are not necessarily indicative of our future financial position or results of operations.

                          SUMMARY FINANCIAL INFORMATION
-------------------------------------------------------------------------------
                                        Period from         Six Month
                                     December 7, 1999     Period Ended
                                        (inception)     January 31, 2001
                                      to July 31,2000      (unaudited)
-------------------------------------------------------------------------------

Statement of Operations Data:
----------------------------
Total revenue                           $1,751,710         $  7,154,123
Total expenses                           4,827,467            8,780,515
Net loss                                (3,075,757)          (1,626,392)
Net loss per share                            (.29)                (.46)
Weighted Average Number of
 Common Shares Outstanding              10,591,146           11,163,128


                                     July 31, 2000      January 31, 2001  January 31, 2001
                                                           (unaudited)     As Adjusted (1)
------------------------------------------------------------------------------------------

Balance Sheet Data:
------------------
Total assets                           $2,914,584           $4,326,239      $12,576,239
Working capital (deficit)              (1,613,552)            (127,490)       8,122,510
Long-term debt, less current portion       66,635                  -0-              -0-
Stockholders' equity                      151,319            1,780,853       10,030,853


(1) Give effect to the sale of 1,000,000 units offered and the application of the estimated net proceeds of $8,250,000 based on an assumed offering price of $10.00 per Unit.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include the information concerning possible or assumed future results of operations of eAUTOCLAIMS.COM. Also, when we use words such as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. Prospective investors should note that many factors, some of which are discussed elsewhere in this documents and in the exhibits, could affect the future financial results of eAUTOCLAIMS.COM and its subsidiaries and could cause the results to differ materially from those expressed in our forward-looking statements contained in this document or the exhibits. These factors include the following:

        o       Operating, legal and regulatory risks;
        o Economic, political and competitive forces affecting our financial services business; and
        o The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

         The accompanying information contained in this prospectus, as well as in our filings with the Commission under the Securities Exchange Act of 1934, identifies important additional factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

         All forward-looking statements attributable to eAUTOCLAIMS.COM are expressly qualified in their entirety by the foregoing cautionary statements.

                                  RISK FACTORS

         You should carefully consider these risk factors, together with the other information included in this prospectus, before you decide to purchase shares of our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely impact our business operations.

         If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose part or all of your investment.

                          Risks Related to Our Business

Our limited operating history makes evaluating our business and prospects difficult.

         We have a limited operating history on which you can base an evaluation of our business and future prospects. Although we were incorporated in August 1996, we have only been involved in the internet based automobile collision insurance claims business since our merger with eAutoclaims.com, Inc. in May 2000. Our limited operating history in this industry makes an evaluation of our future prospects very difficult. We have not achieved profitability and may never be profitable. If we do achieve profitability in any period, we cannot be certain that we will sustain or increase such profitability on a quarterly or annual basis. You should carefully consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. There is a risk that we will not be able to accomplish our objectives. Failure to achieve any of our objectives could negatively affect our business, financial condition and results of operations.

We have all the risks of a principal in the automobile repair process.

         We receive revenue from insurance companies for repairs completed by members of our network of repair shops. We approve all repair shops for inclusion in our network and determine which repair shop will perform the repairs. We are responsible for collecting our revenue directly from the insurance company. We therefore act as a principal in the transaction.

         If the repairs are not completed correctly, and the vehicle must be sent to another repair shop for repairs to be performed, we must pay for the repairs to be completed again. This cost is not passed on to the insurance company but is a risk that we bear. We control this risk by monitoring work performed by the repair shops, monitoring customer complaints, reviewing the repair shop history and actual site visits to repair shops. We add or subtract from our network based on our review, and our review alone, of the repair shops. We eliminate repair shops that we feel are not providing repair work up to its standards. Repairs are approved by customers upon retrieval of their vehicle. We constantly review and revise our network to determine if repair shops included should be removed. We have the risks and rewards of ownership such as the risk of loss for collection, delivery or returns.

         All our fees are negotiated between us and the insurance company, and the negotiation does not include any repair shop. We must pay the repair shop a fee negotiated between us and the repair shop, and the negotiation does not include any insurance company. The amount owed to the repair shop is owed directly by us and is not guaranteed, directly or indirectly, by any insurance company. We are not acting as an agent or broker (including performing services, in substance, as an agent broker) with compensation on a commission or fee basis.

         To date, additional repairs that our repair shops have to provide after a vehicle has been returned to its user have not been material. We have not experienced any material bad debts or collection difficulties from our customers. However, because we act as the principal in the automobile repair process, we are subject to the risks of poor repair work and accounts receivable write-offs from our customers due to dissatisfaction with our services.

We have historically incurred losses and these losses may increase in the future.

         We have never been profitable. During the year ended July 31, 2000, we had a net loss of $3,075,757. Our net loss for the six months ended January 31, 2001 was $1,626,392. As of July 31, 2000 and January 31, 2001, our accumulated deficit was $3,075,757 and $8,239,221, respectively. In order to become profitable and sustain profitability, we will need to generate significant revenues to offset our sales and marketing and general and administrative expenses. We may not achieve or sustain our revenue or profit goals and our losses may grow in the future.

         On April 9, 2001, we issued options to acquired 2,200,000 share of our Common Stock to our executive officers and key employees. All of these options have an exercise price of $.01. The fair market value of our common shares as of the date these options were granted was $1.53. We expect to incur a charge to our income statement for the quarter ended April 30, 2001 of approximately 3,344,000, which represents the difference between the exercise price of $.01 and the market value of $1.53 multiplied by the number of options issued. Although this is a non-cash charge we will report a significant loss for our quarter ended April 30, 2001 due to this charge.

We are dependent on only a few customers for a substantial portion of our revenues.

         During the six (6) months ended January 31, 2001, one customer accounted for approximately 54% of our total gross revenues. The loss of this customer or a significant reduction in the amount of business it does with us would substantially reduce our revenues and adversely affect our ability to continue operations. Our long-term success depends upon increasing revenues by expanding our base of customers and reducing our reliance upon a few customers. Because of the competitive nature of our business and the uncertainty as to the acceptance of the Internet to handle insurance claims, we may not be able to increase revenues sufficiently to become profitable.

We depend upon independently owned and operated repair shops to provide services to our customers.

         We have agreements with a network of independently owned and operated vehicle repair facilities to provide services to our customers. Either we or the repair facility can terminate our contracts at will. Our business could suffer if a significant number of these repair shops terminate their agreements with us or fail to provide the quality of service expected by our customers.

We may not be indemnified for all losses resulting from our vehicle repair business.

         We require that all repair shops in our network indemnify us from claims relating to their negligent acts or breach of their agreement with us, maintain a specified amount of liability insurance coverage, and name us as an additional insured under their liability policy. This coverage may not, however, cover all liabilities to which we may be subject, and our business could suffer if we need to draw significant funds from operating revenue to pay claims that are not covered or that exceed the limits of our coverage.

The  market  for  insurance   auto  collision   claims   services  is  extremely
competitive.

         Because the auto collision claims service industry is highly competitive and has low barriers to entry, we cannot assure you that we will be able to compete effectively. We are aware of three other companies that offer internet-based services similar to ours, CEI Group, Consolidated Service Corporation and Driversshield, Inc.. These competitors provide their services primarily to the fleet management industry. First Priority Group, Inc., is the one competitor we are aware of that offers repair shop connectivity with the claims review and volume discount we offer. All of these competitors have been in business longer than we have and have significantly greater assets and financial resources than currently available to us. We expect competition to intensify in the Internet-based segment of this industry as current non-Internet competitors expand their market into the Internet and new competitors enter the market utilizing the Internet. We cannot assure you that we will be able to compete successfully against current or future competitors. Competitive pressures could force us to reduce our prices and may make it more difficult for us to attract new customers and retain current customers. The principal competitive factors for our services are:

        o       turn around time for claims processing;

        o       quality of repair shop services;

        o       ability to offer nationwide access to repair facilities;

        o       claims processing fees and charges;

        o ability to offer new services and incorporate technological change into existing services;

        o       24/7 access to status of claim;

        o volume of repair claims a repair facility can expect to support discount amounts.

         As competition in our industry increases, it is likely that many of our competitors will have access to greater resources than are currently available to us, including financial, employee, customer relations, technology, and expertise in developing and implementing new technologies as the industry evolves. In addition, competitors may be able to develop services that are superior to our service, that achieve greater customer acceptance or that significantly improves functionality as compared to our existing and future products and services.

The use of the Internet to provide collision claims administration services is a recent development and the extent of customer acceptance is not yet known.

         Internet-based collision claims administration is a relatively new and evolving industry. As such, there is no clearly defined business model that has a lengthy history of customer acceptance and profitability. For the industry to be successful, insurance companies and policyholders must both be willing to obtain collision administration services over the Internet. There is no way to be sure that a sufficient number of customers will utilize our services to enable us to become and remain profitable.

We depend on key personnel and will need to recruit new personnel as we grow.

         Because we are a small company, we are currently dependent on the efforts of a limited number of management personnel. We believe that given the development stage of our business and the large amount of responsibility being placed on each member of our management team, the loss of the services of any member of this team at the present time would harm our business. Each member of our management team supervises the operation and growth of one or more integral parts of our business.

         If we are successful in expanding our customer base, we will need to add additional key personnel as we continue to grow. If we cannot attract and retain enough qualified and skilled staff, the growth of our business may be limited. Our ability to provide services to clients and expand our business depends, in part, on our ability to attract and retain staff with professional experiences that are relevant to technology development and other functions we perform. Competition for personnel with these skills is intense. Some technical job categories are under conditions of severe shortage in the United States. In addition, restrictive immigration quotas could prevent us from recruiting skilled staff from outside the United States. We may not be able to recruit or retain the caliber of staff required to carry out essential functions at the pace necessary to sustain or expand our business.

         We believe our future success will depend in part on the following:

                o the continued employment and performance of our senior management,
                o our ability to retain and motivate our officers and key employees, and
                o our ability to identify, attract, hire, train, retain, and motivate other highly skilled technical, managerial, marketing, and customer service personnel.

Our business will suffer if our independent automobile collision repair shops do not provide good service.

         We currently have relationships with approximately 2,400 independently owned and operated body shops upon which we depend to perform quality repair services at a reasonable cost and in a timely manner. Although we monitor the quality and timeliness of their services and can terminate our relationship with those shops that do not meet our standards, we do not have meaningful control over the quality of their services. Poor workmanship or service by any of these shops can adversely affect our relationships with customers and could cause them to stop dealing with us or reduce the amount of business that they do with us. In addition, because we assume the responsibility for the quality of repairs, poor workmanship and inferior work can negatively affect our financial position because of the additional costs we incur in properly repairing an automobile.

We are dependent on third parties and certain relationships to fulfill our obligations to our customers.

         We are heavily dependent upon the collision repair shops and support facilities which are members of our Preferred Provider Network to adequately and promptly service our customers' needs. The Company is dependent upon its ability to enter into agreements with collision repair shops, glass shops and other providers of services who provide quality service at the negotiated prices. Our business is also generally dependent upon our ability to obtain the services of programmers and website designers and other persons and entities necessary for the development and maintenance of our website. There can be no assurance that the Company will obtain the services of any such person or entities on satisfactory terms, if at all, or that the Company will be able to maintain such relationships.

If we fail to adequately protect our trademarks and proprietary rights, our business could be harmed. Our rights to our servicemarks are uncertain.

         The steps we take to protect our proprietary rights may be inadequate. We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as critical to our success. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. Our service mark applications for eAutoclaims.com and Bricks to Clicks on the primary federal register were rejected. It is uncertain if we will ever be able to obtain servicemarks for these marks. We are involved in litigation regarding the rights to use the name eAutoclaims.com. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which we may in the future offer our products and services. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary right is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We may not be able to protect our proprietary technology.

         Despite any precautions we may take, a third party may be able to copy or otherwise obtain and use our software or other proprietary information without authorization or develop similar software independently. We cannot assure you that the steps we have taken or will take will prevent misappropriation of our technology. Litigation may be necessary in the future to determine the validity and scope of the proprietary rights of others, or defend against claims of infringement or invalidity. This litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could harm our business. If we are unable to protect our current or future proprietary technology, our ability to compete effectively will be harmed.

We may not be able to adequately protect our domain name.

         eAutoclaims.com currently holds various Web domain names relating to its business, including the domain name: "eAutoclaims.com." Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the current exclusive registrar for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system that is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our proprietary rights. We are currently involved in litigation involving our rights to the domain name and service mark of eAutoclaims.com. If we are not able to prevent our competitors from securing our domain name, they could capitalize on our name recognition.

If we are to remain competitive, we must be able to keep pace with rapid technological change.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. The online commerce industry is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our business model and proprietary technology and systems obsolete in comparison to systems competitors may implement. Our future success will depend, in part, on our ability to develop or license leading technologies useful in our business, enhance the ease of use of our existing services, develop new services and technologies that address the varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. If we were unable, for technical, legal, financial or other reasons, to incorporate new technology in new features or products, we may not be able to adapt in a timely manner to changing market conditions or customer requirements.

We may infringe intellectual property rights of third parties.

         Litigation regarding intellectual property rights is common in the software and technology industries. We may in the future be the subject of claims for infringement, invalidity, or indemnification claims based on such claims of other parties' proprietary rights. These claims, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, or require us to enter into royalty or licensing agreements. There is a risk that such licenses would not be available on reasonable terms, or at all. Although we believe we have the ability to use our intellectual property to operate and market our existing services without incurring liability to third parties, there is a risk that our products and services infringe the intellectual property rights of third parties.

Our products and technology depend on the continued availability of licensed technology from third parties.

         We license and will continue to license certain technology and software from third parties. These licenses are integral to our business. If any of these relationships were terminated or if any of these third parties were to cease doing business, we would be forced to spend significant time and money to replace the licensed software. If we are not able to replace these licenses on commercially reasonable terms, it may be necessary for us to modify or discontinue some of our services that depend upon technology licensed from third parties. We cannot assure you that we would be able to replace these licenses.

                          Risks Related to the Internet

The Internet could become subject to regulations that affect our business.

         Our business relies on the Internet and other electronic communications gateways. We intend to expand our use of these gateways. To date, the use of the Internet has been relatively free from regulatory restraints. However, legislation, regulations, or interpretations may be adopted in the future that constrain our own and our customers' abilities to transact business through the Internet or other electronic communications gateways. Legislation or other attempts at regulating commerce over the Internet could impair the growth of commerce on the Internet or could impose licensing or other requirements that could increase our cost of providing Internet-based services.

We are vulnerable to the effects of natural disasters, computer viruses, and similar disruptions.

         The continued and uninterrupted performance of our computer system is critical to our success. Our ability to successfully provide our applications and high-quality customer service largely depends on uninterrupted operation of our computer and communications hardware and software systems. We have taken measures to help assure that our systems are protected from unauthorized access. In addition, we maintain redundant systems for backup and disaster recovery. Despite these safeguards, we may be vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, and similar events. In addition, we do not, and may not in the future, carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of Internet security measures, our servers will be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions which could lead to interruptions, delays, loss of data or the inability to process transactions.

Our future success will depend on the Internet's ability to accommodate growth.

         The recent growth in the use of the Internet has caused frequent periods of performance degradation. Any failure in performance or reliability of the Internet could adversely affect our ability to fulfill our obligations to customers in a timely manner and, consequently, hurt our operating results. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users, the Internet infrastructure may not be able to continue to support the demands placed on it and, as a result, the performance or reliability of the Internet may be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure or otherwise. The relatively complex and unproven technology that makes up the Internet infrastructure poses a risk of material outages or delays that could adversely affect the ability of our customers to use our trading systems. In addition, the Internet could lose its viability as a form of media due to delays in the development or adoption of new standards and protocols that can handle increased levels of activity. The infrastructure and complementary products and services necessary to maintain the Internet as a viable commercial medium may not be developed or maintained.

We are dependent on the continued growth of online commerce.

         Our future revenues and any future profits will be dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. No standards have yet been widely accepted for the measurement of the effectiveness of Internet sales, and there can be no assurance that such standards will develop sufficiently to support Internet sales as a purchasing medium. Rapid growth in the use of and interest in the Internet, and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. We rely, and will continue to rely, on consumers who have historically used traditional means of commerce to purchase merchandise. For us to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information. There can be no assurance that our customers will accept the Internet as a means to purchase the Company's services or that our customers will adopt its systems as a means to purchase services.

Governmental regulation and taxation of the Internet is subject to change.

         A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in there being enacted laws concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities, and jurisdictional issues. These laws could harm our business by increasing our cost of doing business or discouraging use of the Internet.

         In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress passed the Internet Tax Information Act, which places a three-year moratorium on new state and local taxes on Internet commerce. There may, however, be enacted in the future laws that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

         Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for our services and increase our cost of doing business.

                        Risks Related to Our Common Stock

Investors in the offering will experience immediate dilution.

         The initial public offering price is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Accordingly, at the assumed initial public offering price of $10.00 per Unit and assuming that nominal value is assigned to the Warrants, if you purchase Units in this offering, each share of Common Stock included in the Units will cost you approximately $3.33. Therefore, you will incur immediate and substantial dilution of approximately $2.73 in the net tangible book value per share of our Common Stock from the price you pay for our Common Stock.

Our Common Stock price may be volatile, which could result in substantial losses for individual stockholders.

         The market price for our Common Stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following, some of which are beyond our control, which means our market price could be depressed and could impair our ability to raise capital, which could result in investors losing money by purchasing the Units:

                o actual or anticipated variations in our quarterly operating results;
                o       announcements  of   technological   innovations  or  new
                        products or services by us or our competitors;
                o       changes in financial estimates by securities analysts;
                o conditions or trends in the Internet and/or online commerce industries;
                o changes in the economic performance and/or market valuations of other Internet, online commerce companies;
                o       additions or departures of key personnel;

                o       Release of lock-up or other transfer restrictions on our
                        outstanding   shares  of   Common   Stock  or  sales  of
                        additional shares of Common Stock; and
                o       Exercise of outstanding warrants and options.

Our Certificate of Incorporation limits director liability thereby making it difficult to bring any action against them for breach of fiduciary duty.

         As permitted by Nevada law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Nevada law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

Sales of our Common Stock by certain selling stockholders in a concurrent offering may depress our stock price.

         Concurrent with the offer and sale of shares of our Common Stock described in this prospectus, our selling stockholders may offer, from time to time, 3,618,165 shares of our Common Stock for sale in a non-underwritten offering. Sale of a substantial number of shares of our Common Stock in the public market by our selling stockholders concurrently with this offering could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

We may be unable to meet our future capital requirements.

         We are substantially dependent on receipt of proceeds from this offering to effectively execute our business plan. If adequate funds are not available to us on favorable terms we will not be able to develop new services or enhance existing services in response to competitive pressures which would affect our ability to continue as a going concern. We do not anticipate issuing any additional shares of our Series A Preferred Stock as a source of capital. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock and our stockholders may experience additional dilution. We require substantial working capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the next 18 months. We may need to raise additional funds prior to the expiration of such period.

Penny stock regulations may impose certain restrictions on marketability of our stock.

         The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

We have never paid dividends on our Common Stock and do not expect to pay any in the foreseeable future. We are subject to restrictions on our ability to pay dividends.

         A potential purchaser should not expect to receive a return on their investment in the form of dividends on our Common Stock. We have never paid cash dividends on our common stock and we do not expect to pay dividends in the foreseeable future. Our ability to pay dividends on our Common Stock is restricted by the terms of our agreements with the holders of our Series A

Preferred Stock. Holders of our Series A Preferred Stock are entitled to annual dividends of 8% (aggregating $168,000 annually, assuming no conversion). For the foreseeable future, we anticipate that we will retain all of our cash resources and earnings, if any, for the operation and expansion of our business, except to the extent required to satisfy our obligations under the terms of the Series A Preferred Stock.

Substantial sales of our common stock before, during and after this offering could cause our stock price to rapidly decline and make it more difficult for the underwriter to sell the Units.

         The market price of our Common Stock may fall rapidly and significantly due to sales of our Common Stock from other sources such as:

         o The sale of up to 2,800,000 shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock, which are being registered on behalf of the Selling Shareholders. Although the Selling Shareholders have agreed to lock-up arrangements, the Selling Shareholders have the right to sell 5% of the prior months' average daily trading volume of our common stock in months 2 through 6 after this offering and 10% of the prior month's average daily trading volume in months 7 through 12 after this offering.

         o The holders of 1,401,799 shares of our Common Stock, which will be available for resale under Rule 144, have agreed to the same lock-up arrangements as the Selling Shareholders, which allow for certain sales of their shares during the 12 months following the date of this prospectus based upon 5% of the prior months average trading volume during months 2 through 6 and 10% during months 7 - 12 after the date of this prospectus.

         o Our lock-up arrangements with Liviakis Financial Communications, Inc., which owns 1,463,000 of our common stock, allows the brokerage firm which has a lien upon such shares, to sell such shares in accordance with the provisions of Rule 144 in the event such brokerage firm determines that the liquidation of our shares is required to cover a margin call on a margin account maintained at this brokerage firm by Liviakis Financial Communications, Inc.

         o Two former employees of Liviakis Financial Communications, Inc., who own in the aggregate 363,800 shares of our common stock have the right to sell 37,800 shares of our common stock on a quarterly basis for a total of 133,400 shares going forward through their 270 day lock-up period.

         o The sale of our up to 4,992,465 shares of our common stock underlying the exercise of outstanding options and warrants.

         Because the cost of our Common Stock to such shareholders is significantly less than the price per share of the Common Stock included in the Units, such investors may be willing to offer their shares of Common Stock for sale at prices lower than the current market prices of our Common Stock. Any sale of substantial amount of our Common Stock in the public market, or the perception that these sales might occur, whether as a result of the sale of Common Stock received by shareholders upon conversion of our Series A Preferred Stock, allowable sales and lock-up arrangements, exercise of outstanding warrants or options or otherwise, could lower the market price of our Common Stock and make it difficult, or impossible, for the underwriter to sell the Units. Furthermore, substantial sales of our Common Stock to such parties in a relatively short period of time could have the effect of depressing the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. Moreover, our ability to obtain additional equity capital may be adversely affected by the restrictions imposed upon us under the agreements relating to the issuance of our Series A Preferred Stock.

If we do not close this offering by June 30, 2001, we will incur significant penalties and costs under the arrangements with our Series A Preferred Shareholders.

         If this offering does not close by June 30, 2001, then the terms and provisions of the Master Modification Agreement with the holders of our Series A Preferred Stock, as amended on April 27, 2001, shall be null and void and the concessions made with the holders of our Series A Preferred Shareholders will be of no further force and effect. If we do not close this offering on or before June 30, 2001, the penalties for failure to file on a timely basis under our Registration Rights Agreement with the Series A Preferred Shareholders, will apply on a retroactive basis as of April 30, 2001. Furthermore, the terms and provisions of the lock-up agreements with our Series A Preferred Shareholders and certain other shareholders will be terminated and the conversion price of our Series A Preferred Stock will be reduced from $.75 to the lesser of 75% of the market price of our Common Stock on the date of conversion or 62.5 cents. We are required to pay the Series A Preferred Shareholders $280,000 from the proceeds of this offering as partial consideration for extending the closing date from April 30, 2001 to June 30, 2001. Until such time as all but $250,000 of the Series A Preferred Stock has been converted into Common Stock, the various affirmative and negative covenants we entered into under the agreements with the Series A Preferred Shareholders shall remain in full force and effect. We cannot incur debt outside the normal course, acquire other businesses, pay dividends, sell assets or issue our securities without the consent of the Series A Preferred Shareholders. The Series A Preferred Shareholders will not acquire any additional shares of our Common Stock in the open market or convert our Series A Preferred Stock into Common Stock or exercise their warrants if the effect of such a purchase or conversion would be to increase such entities equity ownership position above 9.9%. Such arrangements may adversely affect our future operations or may require us to make additional concessions to the holders of the Series A Preferred Stock in order to enter into transactions or take actions management deems beneficial and in our best interests of the holders of our Units.

You may not be able to exercise your Warrants, or sell the underlying shares of Common Stock without an effective registration statement, or an otherwise available exemption from the registration requirements.

            The registration statement covering the Units you are purchasing in this offering will not remain effective indefinitely. Holders of the Warrants have the right to exercise the Warrants for the purchase of shares of the Common Stock only if a current prospectus relating to such shares is then in effect and only if shares are qualified for sale under applicable securities laws of the states in which the various Warrant holders reside. The maintenance of a currently effective registration statement could result in substantial expense. There is no assurance we will be able to keep this Prospectus covering the shares issuable upon the exercise of the Warrants current. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not kept effective or if such shares are not registered in the states in which certain Warrant holders reside.

Limited Prior Experience of Underwriter.

         Although the underwriter has experience in the private placement of securities and the participation in syndicated public offerings, it has limited prior experience as a managing underwriter of a public offering of securities. The underwriter is a relatively small firm and no assurance can be given that it will be able to participate as a market maker in the securities offered hereby and or that any other broker/dealer will make a market in the Company's securities. There can be no assurance that the underwriter's limited experience will not adversely affect the proposed public offering of the Units or the subsequent development of a trading market for our Common Stock. Purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material decrease in the value of such investment. See "Underwriting."

The forward-looking information in this Prospectus may prove inaccurate.

         This Prospectus contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by, and information currently available to, management. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," and, depending on the context, "will" and similar expressions, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors described above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not intend to update these forward-looking statements and information.

                                 USE OF PROCEEDS

         We estimate that the net proceeds we will receive from this offering, assuming a public offering price of $10.00 per Unit, will be approximately $8,250,000, or approximately $9,555,000 if the underwriter exercises the over-allotment option in full, in each case after deducting the underwriting discounts and commissions of $1,300,000 (or $1,495,000 if the underwriter exercises the over allotment option in full) and estimated expenses of this offering of $450,000.

         The principal purpose of this offering is to obtain funds to be used as working capital and for general corporate purposes. We currently anticipate that we will use approximately $3,000,000 of the net proceeds to add at least 12 additional sales representatives and to pay other costs of adding new customers, which includes related infrastructure support such as work stations, computers, claims auditors, claims coordinators and clerical support staff necessary to support new customers, $2,000,000 of the net proceeds for the development and introduction of new products and services, which includes access to discounted OEM automobile parts, an application service provider model dedicated to the top 25 insurance companies and enhancements to our current web-based products and services, and $2,970,000 of the net proceeds for other general corporate purposes, including acquisitions of or investments in strategic businesses or technologies. We will use $280,000 of offering proceeds to satisfy certain obligations due to holders of our Series A Preferred Stock to extend the closing date of this offering from April 30, 2001 to June 30, 2001.

         We cannot assure you, however, that the amount of the net proceeds of this offering actually applied for any particular use will not differ from the amount we currently expect to use for that purpose. Pending these uses, the net proceeds of this offering will be invested in short-term, interest bearing, investment grade securities or guaranteed obligations of the U.S. government.

         We  currently  have  no  commitment  or  agreements   relating  of  any
acquisition or investment in any strategic business or technologies. We are, however, exploring, and expect from time to time in the future to explore, possible acquisitions or investments that would further our business objectives.

         We will not receive any of the proceeds from the sale of the Common Shares underlying the conversion of our Series A Preferred Stock although we will receive the proceeds from the sale of our Common Stock upon exercise of the warrants issued in connection with the issuance of our Series A Preferred Stock. The total proceeds to us from the sale of our Common Stock upon exercise of warrants, issued in connection with the placement of our Series A Preferred Stock, if exercised in full on a cash basis, would be a maximum of $2,567,843. We expect to use such proceeds, from the exercise of these warrants, and the Warrants included as part of the Units, if any, to finance the continued growth of our business and for general corporate purposes.

                                 DIVIDEND POLICY

         We do not expect to pay any cash dividends within the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will depend upon our financial condition, operating results, capital requirements and such other factors the Board of Directors deems relevant. In addition, the terms of our Series A Preferred Stock Purchase Agreement prohibits the payment of dividends on our capital stock until all shares of our Series A Preferred Stock are converted into Common Stock.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of January 31, 2001 on an actual basis, and on a pro forma basis as adjusted to reflect the sale of 1,000,000 Units offered by us at an assumed public offering price of $10.00 per Unit, after deducting underwriting discounts and estimated offering expenses payable by us.

         Please read this table together with the sections of this prospectus entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included in this prospectus.

                                                            JANUARY 31, 2001
                                                          ACTUAL          AS
                                                                       ADJUSTED
                                                                        (1)(2)
                                                       ----------     ----------

Current maturities of long term debt...............    $  177,800   $   177,800
Long term debt, net of current maturities..........           -0-           -0-

Stockholders' equity:
Convertible preferred stock, $.001 par value,
     5,000,000 shares authorized,
     420 shares outstanding and as adjusted........            1              1
Common Stock, $.001 par value,
     50,000,000 shares authorized,
     11,224,900 shares outstanding and
     14,224,900 as adjusted(1).....................       11,225         14,225
Additional paid in capital.........................   10,008,848     18,255,848
 Accumulated deficit...............................   (8,239,221)   ( 8,239,221)

Total stockholders' equity.........................    1,780,853     10,030,853

Total capitalization...............................   $1,958,653    $10,208,653
                                                      ==========    ===========

         The number of shares of Common Stock reflected as issued in the above table, both on an actual basis and on an adjusted basis, does not reflect shares that may be issued upon the exercise of options or warrants. You should be aware that we are permitted, and in some cases obligated, to issue additional shares of Common Stock. If and when we issue these shares, the percentage of Common Stock you own may be diluted. The following is a summary of additional shares of Common Stock that may be issued:

                o 2,800,000 shares of our common stock, which are issuable upon conversion of our Series A Preferred Stock at a conversion price of $.75.
                o The Warrants excluded as part of the Units to acquire 4,000,000 shares of our Common Stock;
                o 818,165 shares issued pursuant to warrants issued to purchasers of our Series A Preferred Stock and to Thomson Kernaghan & Co, Ltd. as the agent is connection with the placement of our Series A Preferred Stock;
                o       4,174,300 shares underlying outstanding options; and
                o The shares underlying the underwriter's warrants and over-allotment options.

(1) Does not include 29,205 shares that were not vested as of January 31, 2001.

(2) Does not include 24,500 common shares to be issued to Thomson Kernaghan & Co., Ltd. upon completion of this offering as partial consideration for extending the Master Modification Agreement from April 30, 2001 to June 30, 2001, and 50,000 common shares to be issued to Michael T. Cronin, Esq. upon closing for services rendered in connection with this offering.

                         SELECTED FINANCIAL INFORMATION

         This summary financial information should be read in conjunction with the section of this prospectus entitled "Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus.

         The financial information as of January 31, 2001 is unaudited, the financial statements for the period from December 7, 1999 (inception) to July 31, 2000 have been audited and financial information has been derived from these audited financial statements. The historical results presented in this prospectus are not necessarily indicative of our future financial position or results of operations.

                          SUMMARY FINANCIAL INFORMATION
-------------------------------------------------------------------------------
                                        Period from         Six Month
                                     December 7, 1999     Period Ended
                                        (inception)     January 31, 2001
                                      to July 31,2000      (unaudited)
-------------------------------------------------------------------------------

Statement of Operations Data:
----------------------------
Total revenue                           $1,751,710         $  7,154,123
Total expenses                           4,827,467            8,780,515
Net loss                                (3,075,757)          (1,626,392)
Net loss per share                            (.29)                (.46)
Weighted Average Number of
 Common Shares Outstanding              10,591,146           11,163,128


                                     July 31, 2000      January 31, 2001  January 31, 2001
                                                           (unaudited)     As Adjusted (1)
------------------------------------------------------------------------------------------

Balance Sheet Data:
------------------
Total assets                           $2,914,584           $4,326,239      $12,576,239
Working capital (deficit)              (1,613,552)            (127,490)       8,122,510
Long-term debt, less current portion       66,635                  -0-              -0-
Stockholders' equity                      151,319            1,780,853       10,030,853


(1) Give effect to the sale of 1,000,000 units offered and the application of the estimated net proceeds of $8,250,000 based on an assumed offering price of $10.00 per Unit.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Important Note About Forward-Looking Statements

         The following discussion and analysis should be read in conjunction with our audited financial statements as of July 31, 2000 and the notes thereto, all of which financial statements are included elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under "Business" and elsewhere in this prospectus.

         The statements that are not historical constitute "forward-looking statements". Said forward-looking statements involve risks and uncertainties that may cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements, express or implied by such forward-looking statements. These forward-looking statements are identified by their use of such terms and phrases as "expects", "intends", "goals", "estimates", "projects", "plans", "anticipates", "should", "future", "believes", and "scheduled".

         The variables which may cause differences include, but are not limited to, the following: general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employment benefit costs; availability and costs of raw materials and supplies; and changes in, or failure to comply with various government regulations. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate.

         In light of the significant uncertainties inherent in the forward-looking statements included herein the inclusion of such information should not be regarded as a representation by the Company or any person that the objectives and expectations of the Company will be achieved.

Overview

         On May 25, 2000, eAutoclaims.com, Inc., a Delaware corporation ("eAutoclaims (Del.)"), merged with and into Transformation Processing, Inc., a Nevada corporation ("TPI") in a reverse merger transaction by exchanging all of its outstanding shares of Common Stock, for approximately 55% of the outstanding shares of Common Stock of TPI. eAutoclaims.com (Del) was considered the acquirer for accounting purposes. Transformation Processing was reorganized and its business operations of TPI ceased prior to the effective date of the merger. Upon consummation of the merger, TPI changed its name to eAutoclaims.com, Inc.

         As a result of the merger with eAutoclaims.com (Del), we have become a business-to-business e-commerce company that uses the Internet to streamline and lower the overall costs of automotive repair paid by insurance companies. We are establishing ourselves as the preeminent Application Service Provider ("ASP") for the automobile insurance industry, providing a seamless back-end infrastructure that links thousands of collision repair shops and support facilities. eAutoclaims.com, Inc. provides a proprietary, cost-effective and highly advanced system for the processing and ultimate repair of claims for damaged vehicles filed by policy holders of our insurance company clients. We receive revenues from insurance companies for repairs completed by members of our network of repair shops. We approve all repair shops for inclusion in our network and determine which repair shop will ultimately perform the repairs. We receive a discount, ranting from 10% to 15%, from repair facilities that are members of our provider network. The revenues generated from the vehicle and glass repair through our provider network accounts for 96% of the revenue for the six months ended January 31, 2001. We are paid on a per claims basis from our insurance and fleet company customers for each claim that we process through our system. These fees vary from $10 to $60 per claim depending upon the level of service required. For the six month period ended January 31, 2001, 4% of the revenue has been received from claims processing fees and other income.

         On July 20, 2000, we acquired all of the issued and outstanding shares of capital stock of Premier Express Claims, Inc., a privately owned South Carolina corporation ("PEC") for $200,000 in cash, 320,000 shares of our Common Stock and $130,000 in promissory notes. PEC is an administrative claims processing company that provides third party administrative processing and recovery services to insurance companies located throughout the United States.

Results of Operations

FOR THE SIX-MONTH PERIOD ENDED JANUARY 31, 2001
-----------------------------------------------

         The accompanying consolidated financial statements reflect the operations of eAutoclaims.com and its wholly owned Subsidiaries for the six-month period ended January 31, 2001. eAutoclaims.com, Inc. and Transformation Processing, Inc. completed a reverse merger on May 25, 2000. Prior to the reverse merger, Transformation Processing, Inc. had ceased operations. Since the Company began operations on December 7, 1999, and there were no material operations during the prior six-month period ended January 31, 2000 operating results are not meaningful and have been excluded from these discussions.

REVENUE

         Total Revenue for the six-month period ended January 31, 2001 was $7,154,123, which consists of $5,383,024 in collision repairs management for insurance companies, $969,788 in glass repairs, $528,665 in fleet repairs management, and $272,646 in other repairs and fees. Revenues for the three-month period ended January 31, 2001 represented 69% of revenues in the six-month period ended January 31, 2001. During the six-month period ended January 31, 2001, we derived 54% of our revenues from one customer. The loss of this customer or a significant reduction in the amount of business it does with us would substantially reduce our revenues and adversely affect our operations. We have entered into a Claims Management Service and License Agreement with Royal Indemnity Company, which is ranked in the top 25 insurance companies in revenue in the United States. This new customer is expected to process claims that will exceed revenues for our current largest customer and thereby significantly reduce our revenue concentrations with our existing largest customer.

EXPENSES

         Claims processing charges for the six-month period ended January 31, 2001 were $5,857,511, or 82% of revenues. Of this percentage, claims management costs represented 68%, while glass and other costs represented 18% of total claims processing charges during this period. Claims processing charges are primarily the costs of collision repairs paid by eAutoclaims to its collision repair shop network. We expect margins on claims repairs to remain low in the near future as we use favorable pricing as a means to obtain increased market share. However, we expect our margins as a whole to increase by supplementing our collision repairs management revenues with new complimentary higher margin product lines such as the sale of estimating software to independent adjustors and appraisers and click fees associated with uploading information from our network.

         We are dependent upon our third party collision repair shops for insurance claims repairs. eAutoclaims.com, Inc. currently includes over 2,400 affiliated repair and 4,100 auto glass vendors facilities in its network for insurance claims repairs. We electronically and manually audit individual claims processes to their completion using remote digital photographs transmitted over the Internet. However, if the quality of service provided by collision repair shops fall below a satisfactory standard leading to poor customer service, this could have a harmful effect on our business. We control our service requirements by continually monitoring customer service levels and providing staff inspections of our network shops and, if required, establish similar relationships with other collision repair shops.

         Selling, general and administrative expenses for the six-month period ended January 31, 2001 were $2,735,700 or 38% of revenue. Total non-cash charges for the six-month period ended January 31, 2001 that included selling, general and administrative expenses and depreciation and amortization were $399,597. Non-cash charges included $212,293 in charges pertaining to consulting agreements for investor relations services, legal, and professional consultants. During the six-month period ended January 31, 2001 we incurred payroll related expenses of $1,573,979.

         Depreciation and amortization was $187,304 for the six-month period ended January 31, 2001. Depreciation of fixed assets represented $67,754. Amortization expense of $119,550 reflects the amortization of goodwill associated with our Premier Express Acquisition.

         In the event that we continue to acquire other companies, amortization of goodwill will continue to have an impact on our results of operations in the future. Based on our previous acquisitions, future amortization of goodwill will reduce net income from operations by approximately $55,000 in each quarter through 2007.

Interest expense that is included in selling, general and administrative expenses, net of interest income was approximately $5,000 for the six-month period ended January 31, 2001. Interest expense related primarily to interest on shareholder loans and capital leases and interest income resulted primarily form interest earned on our cash reserves.

NET LOSS

         Net loss for the six-month period ended January 31, 2001 was $1,626,392 or 23% of revenues. Net loss before non-cash charges incurred pertaining to consulting agreements for investor relations services, legal, and professional consultants and depreciation and amortization was $1,226,795 or 17% of revenues for the six-month period ended January 31, 2001. We expect our year-to-date net loss to narrow as the company experiences higher revenues that will increasingly absorb our fixed costs associated with our established infrastructure.

PERIOD FROM DECEMBER 7, 1999 (INCEPTION) TO JULY 31, 2000
---------------------------------------------------------

         The accompanying financial statements reflect the operations of eAutoclaims.com for its period of inception (December 7, 1999) to July 31, 2000 and the operations of Premier Express Claims, Inc. from it acquisition date (July 20, 2000) to July 31, 2000. In the fiscal year ended July 31, 1999 and prior to the merger, Transformation Processing, Inc. ceased its business operations. As a result of this treatment, the financial statements for the fiscal year ended July 31, 2000 reflect the historic operations of eAutoclaims.com. Financial statements for the fiscal year ended July 31, 1999 are not included in this prospectus. Comparisons of fiscal year operating results are not meaningful and have been excluded from the following discussion.

REVENUE

         Total Revenue for the year ended July 31, 2000 was approximately $1,752,000, which consists of approximately $1,141,000 in collision repair management and approximately $606,000 in fleet repair management and other repairs and fees. eAutoclaims.com's operations from its date of inception (December 7, 1999) to July 31, 2000 generated the majority of our revenues while Premier Express Claims contributed approximately $90,000 in revenues from its acquisition date (July 20, 2000) to July 31, 2000. Revenue is expected to increase in fiscal 2001 with the inclusion of the results of operations of both eAutoclaims.com and Premier Express Claims for a full twelve months.

EXPENSES

         Claims processing charges for the year ended July 31, 2000 were approximately $1,472,000, or 84% of revenues. Claims processing charges include the costs of collision repairs paid by eAutoclaims.com to its collision repair shop network. We expect margins on claims repairs to remain low in the near future as we use favorable pricing as a means to obtain increased market share.

         Selling, general and administrative expenses for the year ended July 31, 2000 were approximately $3,293,000, or 188% of revenue. Selling, general and administrative expenses consisted of salaries and other personnel related expenses, facilities related expenses, legal and other professional fees, advertising costs, and travel expenses. The fiscal year ended July 31, 2000 included approximately a $1,980,000 non-cash charge incurred pertaining to a consulting agreement for investor relations services in which we issued 1,980,000 of restricted common shares at $1.00 per share value. In addition, we incurred payroll expenses of approximately $763,000 and professional fees of approximately $187,000.

         Depreciation and amortization was approximately $63,000 for the year ended July 31, 2000. Depreciation of fixed assets represented approximately $56,000. Amortization expense of approximately $7,000 reflects the amortization of goodwill associated with our Premier Express Acquisition.

         In the event that we continue to acquire other companies, amortization of goodwill will continue to have an impact on our results of operations in the future. Based on our previous acquisitions, future amortization of goodwill will reduce net income from operations by approximately $220,000 in fiscal years through 2007.

         Interest income, net of interest expense was approximately $5,000 for the year ended July 31, 2000. Interest expense related primarily to interest on shareholder loans and capital leases and interest income resulted primarily form interest earned on our cash reserves.

NET LOSS

         We recorded a net loss of $3,075,757 for the year ended July 31, 2000, because the cost of revenues and expenses were not sufficient to cover revenues generated. Contributing to the net loss were non-cash expenses of approximately $1,960,000 pertaining to a Consulting Agreement for investor relations services in which we issued 1,980,000 of restricted common shares at $1.00 per share. Also contributing to the net loss were non-cash expenses of approximately $188,000 for employee options.

LIQUIDITY AND CAPITAL RESOURCES

         At January 31, 2001, we had cash and cash equivalents of $815,302 and a working capital deficiency of $127,490. The primary source of our working capital during the six-month period ended January 31, 2001, was from the sale of our preferred stock. We have drawn upon the maximum amount available to us for the sale of our Series A Preferred Stock and do not anticipate that we will raise any additional capital in the foreseeable future for the issuance of shares of our Series A Preferred Stock. Our operations generated negative cash flow of $178,761 during the six month period ended January 31, 2001 and we expect to use a significant portion of our cash during the upcoming fiscal quarter to fund the growth our business.

         If we are unable to obtain financing through this offering, we will curtail our current growth plans. In such event, we believe that our current cash resources, along with working capital from operations will be sufficient to fund our business at least through 2001. We are currently negotiating with certain financial institutions to arrange for a line of credit of approximately $500,000, which will be secured by our accounts receivable. There is no assurance that we will be able to obtain this line of credit and we do not intend to obtain this line of credit if this offering closes. We do not anticipate issuing any additional shares of our Series A Preferred Stock as a source of capital. If additional funds from this offering or other financing arrangements are not available on favorable terms to us, we will not be able to continue our rapid growth.

         We believe that, assuming this offering closes, the net proceeds from this offering, together with cash generated from operations, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for the 18 months and will allow us to continue the rapid expansion of our business. However, we may need to raise additional funds as we pursue other business or technology acquisitions or experience operating losses that exceed our current expectations. We cannot assure you that we will be able to raise such funds or such funds will be available to us on favorable terms. If we raise additional funds through the issuance of our equity for debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock and our stockholders may experience additional dilution.

         We are currently restricted from raising other additional debt or equity without the consent of the holders of our Series A Preferred Stock. Thomson Kernaghan has exclusive rights to provide any future equity line financing agreements for two years after the date of this prospectus.

         As of July 31, 2000, we had not issued any shares of Series A Preferred Stock but had received $500,000 in cash toward the purchase of shares of preferred stock. During the six-month period ended January 31, 2001, we received an additional $1,099,944 in cash that was net of $250,056 of offering costs and issued 420 shares of Series A Preferred Stock for total gross cash received of approximately $1,850,000. Subsequent to January 31, 2001, the Company received $250,000 from the issuance of the January 26, 2001 Series A Preferred Stock. We have an obligation to register these shares of Common Stock underlying the Series A Preferred Stock to provide these investors future liquidity of their investment. In connection with the issuance of the Series A Preferred Stock, we also issued, to purchasers of the Series A Preferred Stock, warrants to purchase 818,165 shares of Common Stock. These warrants are immediately exercisable at prices ranging from $1.4625 to $4.50 per share and expire five years from the date of issue.

         Our principle commitments at January 31, 2001 consist of monthly operating rental payments of approximately $22,000, compensation of employees and accounts and notes payable. Notes payable consists of stockholder loans in connection with the acquisition of Premier Express Claims, Inc. As of January 31, 2001 $150,000 in principal was outstanding on these notes at an interest rate of 12% per annum. These notes represent monthly payments of $13,327 of principal and interest and mature in December 2001. In addition to these stockholder loans an additional note exists with one of these stockholders in the principal amount of $27,800 that is due and payable on June 30, 2001. We have executed capital leases for office equipment amounting to $20,776 at January 31, 2001 which consist of monthly payments of approximately $1,100 over the next two years.

INFLATION

         We believe that the impact of inflation and changing prices on our operations since the commencement of our operations has been negligible.

SEASONALITY

         We do not deem our revenues to be seasonal.

                                    BUSINESS

General

         eAutoclaims provides Internet based vehicle collision claims services for insurance companies, third party claims administrators (TPA) and self-insured automobile fleet management companies. We accept assignment of claims from our customers, and provide vehicle repairs through a network of body and glass repair shops. We also handle estimate, audit and claims administration services for claims for which we do not perform the repair. eAutoclaims has established a nationwide network of approximately 2,400 automotive repair shops and 4,100 glass shops. We derive our revenues by accepting assignments of auto repair claims from our customers and having them repaired through our network of contracted body and glass repair shops. Once we accept these claims, we also accept the risk that the repair will not be done properly. Additionally, we derive revenue from fees for processing and coordinating claims that don't go through our network of body shops.

         Our business model is similar to that of health maintenance organizations ("HMO's") and preferred provider organizations ("PPO's"). HMO's and PPO's seek to control the cost of medical services by bringing the various health care providers, such as doctors and hospitals, together in a single organization, thereby exerting control over the costs of services paid for by the HMO or PPO. EAutoclaims.com administers the vehicle repair process from the reporting of the accident through the satisfactory repair of damage. We coordinate the activities of the insurance company, its insured, and the various parties involved in evaluating a claim, negotiating the cost of parts and services, and performing necessary repair services. We monitor the performance of parts and service providers to help assure that the expectations of the insurance company for quality, timeliness and cost are being met. As HMO's and PPO's have relationships with many providers, we have established contracted relationships with approximately 2,400 body shops and over 4,100 glass shops throughout the United States. Because of these relationships, we are typically able to obtain lower cost parts and services for our customers and increase the volume of work for repair shops that are part of our preferred provider network. Through July 31, 2000 development and maintenance costs associated with our technology and system was approximately $102,000 of which $35,150 was capitalized. All costs since July 31, 2000 have been expensed and treated as maintenance costs.

         During the six (6) months ended January 31, 2001, one customer accounted for approximately 54% of our total gross revenues. The loss of either of this customer or a significant reduction in the amount of business it does with us would substantially reduce our revenues and adversely affect our ability to continue operations. Our long-term success depends upon increasing revenues by expanding our base of customers and reducing our reliance upon a few customers. Because of the competitive nature of our business and the uncertainty as to the acceptance of the Internet to handle insurance claims, we may not be able to increase revenues sufficiently to become profitable.

Products and Services

         Our customers consist primarily of insurance companies, third party claims administrators and managers of self-insured automobile fleets. We start with a 90 day test contract with each customer. This test period allows the customer to see the cost and time saving that we can provide them. At or before the end of the 90 days, the customer can choose to enter into a year long contract. The one year contract allows them to lock in their 90 day contract rates. Most of our customers are on a one year contract. That contract specifies that we take responsibility for, and liability of, all repairs that are assigned to our network of body and glass repair providers. If the vehicle is not assigned to our shops for repair then we collect a file handling fee within thirty days. Within seven days of the assignment of the vehicle to the body or glass shop, our insurance and TPA customers pay us the completed audited repair price, before the shop discount, less the customer's volume discount. Our fleet customers pay us within 30 days of the repair.

         We handle the entire collision repair function for our customers from the time of reporting of the accident through the vehicle's satisfactory repair. Through our network of parts and repair service providers, we are frequently able to obtain parts and services at lower costs than otherwise available. We monitor and audit all repair work to help assure that the proper repair work is performed at the negotiated price. In most cases, digital photographs of the repair process from assessment of the damage to views of the completed repair are transmitted to us via the Internet to assist us in monitoring repairs.

         We strive to provide our customers with ways to control costs associated with processing collision claims. We help our clients monitor their automobile claims losses by providing the following:

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


        o Audit Trail - We audit every claim that comes into our system. This helps us deliver the lowest available adjusted cost to out clients on every repair.

        o Technology - We built the first customized web-based vehicle claim assignment and delivery system for insurance companies and corporate fleets. eAutoclaims.com uses state-of-the-art technology and security for the transmission of files and records. In addition, we utilize digital cameras, Internet communication, advanced data storage and scanners for auto repair shops that are not equipped with digital cameras, to create a defined audit trail and high capacity digital storage. We provide these applications to our clients with their own private label that includes their corporate colors and logos, which makes the claims process transparent to both insurance company personnel and the insured.

        o Shared Discounts - We share any volume or other discounts that we obtain with our clients based on submitted volume.

         We have accepted our first large client, namely Inspire Claims Solution (Inspire). Inspire is a third party claims administrator that accounted for 54% of our revenues for the six-month period ended January 31, 2001. Most of our other insurance customers are small to mid-size insurance carriers that specialize in non-standard coverage. Non-standard insurance coverage is insurance for private passenger automobile risks that are typically rejected or canceled by standard market companies because the insured have poor loss experience or a history of late premium payments.

Collision Claims Management

         Our principal service consists of the administration of vehicle collision claims for insurance companies, managing general agents and corporate fleets. These services include:

        1.      Centralized accident reporting.

        2.      Copies of accident reports.

        3.      Identifying   the   appropriate   network  repair  facility  and
                directing the policyholder to such facility.

        4. Deliver repair estimates and photographs/digital images of damage to any location overnight or same day upload.

        5.      Audit of every claim by our in-house physical damage experts.

        6.      Assignment of independent field appraiser, when necessary.

        7.      Expedited deliver of part and materials as needed.

        8. Computerized tracking and follow-up system to minimize repair time.

        9.      Replacement rental vehicles.

        10. A lifetime guarantee (for as long as the insured owns the vehicle) on all physical damage body repairs and administration of manufacturer or installer's warranty on replacement parts.

         eAutoclaims.com has relationships with over 2,400 affiliated repair and 4,100 auto glass vendors facilities in its network. We manually audit all collision damage claims at our data hub using remote digital photographs transmitted over the Internet.

Useful Features and Benefits of our System

        o       eAutoclaims.com's   Internet-based   process  assigns   vehicles
                directly to the nearest network collision shop.

        o Provides a way for our insurance company clients to control loss development curves without raising premiums.

        o Insurance companies are able to establish lower loss claims reserves. This, in turn, is used to free up capital and surplus allowing for additional premiums at lower premium rates.

        o Helps reduces fraudulent claims through our process of claims investigation.

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


        o Because of our typically faster settlement time, our insurance company clients are able to save costs because the amount of time that they are required to provide rental vehicles to their customers is reduced.

Design Overview

Bricks to Click  and eAutoFleet: The Core Service

Clicks

         We operate our Bricks-to-Clicks and eAutoFleet web site supported by an electronic and manual processing center where claims are processed according to the desires of our customer. By providing insurance/fleet companies with access to eAutoclaims.com web site, the carrier is able to tap into eAutoclaims.com database of network repair facilities. This direct web access allows the carrier to assign the insured to a network repair facility from the very first contact of the claim. Upon assigning the policyholder to a network shop, the insurance company uses our program to notify the network repair facility and eAutoclaims.com of the new claim. All repair work is monitored and audited by our data center to help assure that high quality work is performed at a price negotiated with the repair facility. This negotiation involves obtaining parts and labor at the best available price and completing the repair work in the shortest time necessary to bring the vehicle to its original condition. We provide a private label application to each of our insurance company clients in which the insurance company's logos and colors are prominently displayed. Because of this, both the insurance company's customer and its claims handler, although operating through our Internet site, appear to be working from the company's proprietary Internet site.

         The eAutoclaims.com insurance/fleet company client also offers the policyholder/driver the opportunity to file their claim online. The online policyholder/driver will is able to select a network shop after completing all the necessary claims information. Upon receiving the claim, our web site notifies the insurance company staff adjuster and the network body shop of the claim and provides information regarding the claim. The policyholder/driver is left with the impression of having dealt directly with the insurance/fleet company's proprietary web site.

Intellectual Property

eAutoclaims eLink Product

         Appraiser eLink ("eLink") is a product we designed to enable our customers to receive claims appraisal information online. eLink is a web site, the site has uploading capability where field appraisers can return assignment information online. The site has an applet driver that is downloaded to the user in the field. This enables the users' software to "print" right into the web site, regardless of what software they are running.

         In addition, the eLink product enables its subscribers (the insurance company) to collect information regarding the appraisal assignments that can be viewed online in real-time reports. Standard information collected is average paid loss, average adjustment expense and cycle time. The subscriber can request additional information be coded into the web site.

         The eLink application has been built by eAutoclaims and the download driver is made by Peer Net, Inc. The Peer Net drive costs the user a one time licensing fee of $33. Our transaction fees ranges from $6 to $9 dollars an upload.

         eAutoclaims provides the subscriber a interface for the eLink software that is normally used by in-house staff claims handlers. The interface is a claims management tool for claims assignments. This keeps the claims information organized and eliminates overnight packages and other manual steps such as filing, re-keying information and storage.

         Development of the eLink product has been completed. We are just beginning to offer this product to our customers as part of value added services. To date, we have generated negligible revenues from the eLink product and it is too early to determine whether this product will achieve wide spread commercial acceptance.

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


Sales and Marketing

         We believe that a strong sales and marketing organization is essential to effectively market our services. We are working to establish recognition of our corporate identity and service offering through advertisements in trade publications, direct mail, promotion activities, web site presence, tradeshow participation and other media events.

         Because our services require considerable customer education and post-sales support, we have chosen to solicit prospective customers through a direct sales force. We anticipate hiring additional sales representatives to provide additional coverage in the Southeast, Northeast and the West Coast of the United States.

Competition

                  Because the auto collision claims service industry is highly competitive and has low barriers to entry, we cannot assure you that we will be able to compete effectively. We are aware of three other companies that offer internet-based services similar to ours, CEI Group, Consolidated Service Corporation and First Priority Group, Inc.. These competitors provide their services primarily to the fleet management industry. First Priority Group, Inc., is the one competitor we are aware of that offers repair shop connectivity with the claims review and volume discount we offer. All of these competitors have been in business longer than we have and have significantly greater assets and financial resources than currently available to us. We expect competition to intensify in the Internet-based segment of this industry as current non-Internet competitors expand their market into the Internet and new competitors enter the market utilizing the Internet. We cannot assure you that we will be able to compete successfully against current or future competitors. Competitive pressures could force us to reduce our prices and may make it more difficult for us to attract new customers and retain current customers. The principal competitive factors for our services are:

        o       turn around time for claims processing;

        o       quality of repair shop services;

        o       ability to offer nationwide access to repair facilities;

        o       claims processing fees and charges;

        o ability to offer new services and incorporate technological change into existing services;

        o       24/7 access to status of claim;

        o volume of repair claims a repair facility can expect to support discount amounts.

         As competition in our industry increases, it is likely that many of our competitors will have access to greater resources than are currently available to us, including financial, employee, customer relations, technology, and expertise in developing and implementing new technologies as the industry evolves. In addition, competitors may be able to develop services that are superior to our service, that achieve greater customer acceptance or that significantly improves functionality as compared to our existing and future products and services.

Customer Service

         Our continued growth will be dependent upon our ability to consistently deliver customer centered service at competitive prices. Our Bricks-to-Clicks(TM) system is designed to ensure that the claims process flows smoothly and seamlessly. The Company's "bricks" follow-up on claims assignments helps to ensure that all details of the claim will be verified to our quality standards.

         We have implemented a "Customer Service Professional" certification as part of our Associate Development Program to ensure that our employees are fully trained in the latest in customer service techniques and to help us in attaining our objective of becoming known as one of the best customer service organizations in the industry.

         To help us monitor  our  performance,  we own  Customer  Service  Index
(CSI). This involves sending surveys to the drivers who have used eAutoclaims.com's repair facilities with questions related to their satisfaction with eAutoclaims.com and the service of the collision repair shop. We also survey customers who have selected repair shops that are not part of our network to ascertain the reasons for such selection. This information is utilized in evaluating and training our staff. We also use these surveys in evaluating the quality of our network collision shops.

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


Employees

         As of April 9, 2001, eAutoclaims.com, Inc. had 109 full-time employees. There is no union contract relating to any of our employees nor does the company anticipate there to be unionization of its employees. We believe that our relationship with our employees is generally good.

Intellectual Property

         We rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services. These include confidentiality, invention assignment and nondisclosure agreements with our employees, contractors, suppliers and strategic partners. The confidentiality and nondisclosure agreements with employees, contractors and suppliers are in perpetuity. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our intellectual property without our authorization. In addition, we intend to pursue the registration of our trademarks and service marks in the U.S.

         We have licensed various proprietary rights to third parties. We attempt to ensure that these licensees maintain the quality of our services. However, these licensees may nevertheless take actions that materially adversely affect the value of or proprietary rights or reputation. We also rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

         We use various service marks, including eAutoclaims.com, Bricks to Clicks and eAutoFleet.com. In May 2000, we filed federal service mark applications for "eAutoclaims.com" and "Bricks to Clicks". We have filed for and have been granted the factitious name EAUTOCLAIMS in the State of Florida. We also own approximately 30 URL Internet domain names, including Premier Express Claims.com, eAutoFleet.com, HMO for your Car.com and eProcessclaims.com. We maintain a website located at www.eAutoclaims.com. We are not incorporating by reference any information on our website and information on our website should not be considered part of this prospectus.

         On January 19, 2001, we were notified by our trademark counsel that although the trademark examiner did not find any similar or pending marks which would prevent registration of "eAutoclaims.com", she refused registration of this mark on the principal register because the service mark "eAutoclaims.com" is merely descriptive of our service since we combined the letter "e" with the word "Autoclaims". Our trademark counsel has advised us that there is some merit to the trademark examiner's position. Based upon the advice of our trademark counsel, we intend to amend the present application for registration on the "supplemental register" which is reserved for those marks which have a descriptive quality, but have not achieved the degree of use or secondary meaning necessary to establish distinctiveness, which is a requirement for registration on the principal register. There is no assurance that our amended application for registration of eAutoclaims.com on the supplemental register will be successful. Furthermore, registration on the supplemental register does not prevent other parties from use of a similar mark.

         On January 19, 2001, we were also notified by our trademark counsel that our application for registration of the Bricks to Clicks service mark on the principal register was also denied due to the likelihood of confusion between our proposed service mark and a previously filed service mark. Our trademark counsel has advised us that we have a strong argument which can be made that our use is significantly different in terms of commercial activity than the competing pending application, which relates to financial accounting services and web site design and implementation services. We intend to resubmit our response to the examiner's actions on or before May 29, 2001. There is no assurance that we will be able to obtain primary or secondary registration of Bricks to Clicks mark. Furthermore, we are exposed to the risk that another party may claim we infringed upon this mark which could result in us ceasing the use this mark, licensing the use of this mark or becoming involved in time-consuming and costly litigation.

         In July 2000, EAUTO, LLC, a Texas entity, asserted that the Company's use of its EAUTOCLAIMS.COM mark and website violated its federally registered EAUTO service mark. The Company denied this assertion on the grounds that the marks are different, the services offered by the Company are different than those offered by EAUTO, Inc. and there is no likelihood of confusion among relevant consumers. When EAUTO, Inc. refused to withdraw its assertions of trademark infringement, the Company filed a lawsuit styled EAUTOCLAIMS.COM, Inc.

v. EAUTO, L.L.C., Case No. 8:00 CV-1855-T-26, in the United States District Court of the Middle District of Florida, Tampa Division seeking a judicial declaration that the Company's use of its EAUTOCLAIMS.COM mark and website are lawful. On October 25, 2000, our attorneys received EAUTO LLC's motion to dismiss for lack of personal jurisdiction and improper venue or alternatively a motion to transfer venue and memorandum of law in support of such motions. We objected to such motions. On January, 2001 eAuto, LLC announced it was ceasing operations and disposing of its assets, including its trademarks and domain names. eAuto, LLC's counsel has filed a motion to withdraw from the case. It is uncertain what effect these recent events will have on the ultimate outcome of this litigation.

         There can be no assurance that other parties will not claim infringement by us with respect to our current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter to royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim of infringement against us could have a material adverse effect upon our business, results of operations and financial condition.

         We also license and market our proprietary "Bricks to Clicks" insurance claims processing software system. This system provides insurance agents with access to competitive pricing structures and helps them in determining competitive repair costs for their geographic region. Upon determining such repair cost, the insurance agent can process the claim to completion and provide insurance proceeds to the insured to be used to pay costs of repairs to the damaged vehicle. We have applied for a provisional patent application for a communications network method for processing property damage insurance claims. The one year anniversary of the provisional patent application will be June 6, 2001. We are required to prepare and file a utility application with a set of claims in order to seek full patent protection and to retain the benefit of the filing date of the provisional application. If a utility application and/or foreign applications are not filed within one year of the filing date of the provisional application, the right to claim priority to the filing date to the provisional application will be lost. To date, we have not retained our patent and trademark counsel to pursue the utility patent application and/or foreign applications, and we currently run the risk that the provisional patent application for communications network method for processing property damaged insurance claims will be abandoned. We are currently evaluating the merits of proceeding with a utility patent application. Even if we proceed with a utility patent application, there is no assurance that our application will be accepted or that other parties may claim infringement or otherwise object to this patent application.

Operations and Technology

         We have designed and developed our own web based technology platform using proprietary software and systems in combination with commercially available licensed technologies and software. Our network topology is designed to facilitate expansion by the addition of servers for dedicated processes without interrupting our current operating systems.

         We rely on Cold Fusion 4.5, Peer Net Doc 2 Fax Drive, Microsoft Internet Information Server, Microsoft Window NT 4.0 and Microsoft SQL Server
7.0 to operate our primary software applications. These are standard shrink wrap software programs and are not considered proprietary or unique to our applications. However, we are dependent upon the continued operation and maintenance of these software programs to operate our systems.

         We license two proprietary software products and technologies from third parties as part of our services. In November 2000, we entered into a Distribution Agreement with Comp-EST, Inc., which is a developer or window based collision estimating software. This software is offered to our nationwide network of contract collision repair facilities. This product enhances our ability to review estimates online, which can reduce cycle time and enhance reporting capabilities. This Distribution Agreement has a term of ten years. We are only permitted to sell the Com-EST software to automobile repair facilities.

         We have also entered into an Evaluation License Agreement with MapQuest.com, Inc., dated February 1, 2000, pursuant to which we license certain software, data and associated documentation which provides interactive mapping and locator technology. This technology enables our adjusters and claims processors to identify a repair facility convenient to a customer's location. This technology is web enabled.

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


         eAutoclaims.com has selected Dell Computer Corporation as its hardware provider. Dell has assigned a three member "Business Alliance Solution" team to work with us. Pursuant to a joint Non-Disclosure Agreement, Dell is providing us with information to help us develop technology for our proprietary "Bricks to Clicks" web service.

         Our core hardware and server architecture are based on Dell Poweredge servers. We maintain individual servers for Web content delivery, data base storage and retrieval, mail storage and management, fax generation and delivery and back room operations. Our client and customer workstations require Windows 98 or higher operating systems. Our dedicated development servers can operate demonstration CD ROMs to disseminate new applications and custom formatted presentations for our sales and marketing personnel.

         Our primary software is proprietary and licensed as the "Bricks to Clicks" Internet Claims System. We also have developed a proprietary eAutoFleet "Bricks to Clicks" Internet Claims System that is patterned after the insurance company model but has distinct differences for capturing loss information and related reports.

         As demand for our services increase we will need to add additional servers to our network to deliver content and information. Our Internet network is based on 100 mbs Ethernet connectivity. Although recent trends in network switch technology and hubs have substantially reduced expansion costs we will require substantial capital to scale up our network to meet anticipated demand for our services. Our current Internet network was constructed to support up to 300 local users without reclosing.

         Our technology systems are designed to address important security concerns:

         Prevention of Access to Data by Unauthorized Personnel

         Only personnel in our Information and Technology Department are allowed access to stored data. Our Information and Technology Department provides indirect access to our clients via controlled program codes. We protect our servers against viruses and malicious programs with anti-virus software that is updated monthly. Our email server is also protected by anti-virus software, with virus definition updates conducted weekly. Notwithstanding such safeguards and procedures, a successful unauthorized access to sensitive data or a virus attack on systems such as ours is possible. A malicious unauthorized access or effective virus could adversely affect our business.

Protection from Catastrophic Events

         eAutoClaims.com   takes  the  following   precautions  to  help  assure
continuous service in the event of catastrophic events such as fire, water intrusion or loss of power:

        o All data and program code is backed up nightly to a magnetic tape. One month of historical data is maintained onsite in a fireproof safe. In the event that our facility were destroyed, we would be able to deploy a fresh data set to our remotely hosted server within a matter of hours.

        o An additional copy of historical data is stored on a development server outside of the production server area nightly to provide further redundancy protection.

        o Our Network Operation Center is separately housed within the facility and has a dedicated power supply and air-handling unit.

        o       Our fire suppression system is computer friendly.

        o We maintain a clone of our application and database content on a server located in Win Gap, Pennsylvania. This system can be activated within one hour. In the event a hurricane or other disaster threatens our location, we can deploy our content, notify our clients, and migrate our operation to our remote site ahead of any impact to our area.

         Notwithstanding these precautions, a catastrophic event could interrupt our service for a substantial period of time, which would adversely affect our business prospects.

         We anticipate that we will continue to devote significant resources to product development in the future as we add new features and functionality to our Web site and services. The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements and enhancements and changing customer demands. Accordingly, our future success will depend on our ability to:

        o       adapt to rapidly changing technologies;
        o       adapt our services to evolving industry standards;
        o continually improve the performance, features and reliability of our service in response to competitive service and product offerings and evolving demands of the marketplace.

         Our failure to adapt to such changes would have a material adverse effect on our business, results of operations and financial condition. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or intrastructure. This could have a material adverse effect on our business, results of operations and financial condition.

Governmental Regulation

         We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. Certain jurisdictions could adopt laws directed at the auto insurance industry, which could affect our business in an unforeseen and adverse manner. It is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated actions against online service providers regarding the manner in which personal information regarding our users to third parties. We do not currently provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services.

         We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

         In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are incorporated in Nevada and are currently only required to be qualified as a foreign corporation authorized to do business in the State of Florida because our offices are located in Palm Harbor, Florida. Changes in the laws affecting the Internet or the automobile insurance repair industry may require us to quality in additional jurisdictions. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Corporate History

Prior to eAutoclaims (Del.) Merger

         We were originally incorporated in Nevada on August 7, 1996, under the name Samuel Hamann Graphix, Inc. for the purpose of merging with a California corporation, which had the same name, with us being the surviving entity under a change of domicile merger. We subsequently changed our name to Transformation Processing, Inc. and became the surviving entity of a merger with our wholly owned subsidiary organized under the laws of the Province of Ontario, Canada. At that time we provided computer related services using software developed by one of our founders.

         On August 23, 1999, our prior management filed a Notice of Intent for Division/Proposal Proceedings under the Bankruptcy and Insolvency Act of Canada, which is a method of reorganizing the financial affairs of a business to reduce or eliminate debt (the "Proposal"). On November 25, 1999, the Superior Court of Justice for the Province of Ontario issued an Order approving our Proposal. The Proposal required Thomson Kernaghan & Co., Ltd. ("Thomson Kernaghan") to deposit $375,000 with the trustee to satisfy obligations to our creditors under the

Proposal. On May 8, 2000, BDO Dunwoody Limited, our Proposal trustee, executed a Certificate of Full Performance indicating we had fully performed under the Proposal, which essentially discharges and compromises our debt that existed prior to August 23, 1999. On May 31, 2000, the trustee received its discharge by Order of the Canadian court.

eAutoclaims.com Merger

         On May 25, 2000, the stockholders of Transformation Processing, Inc., a Nevada corporation, approved the Merger Agreement and Plan of Reorganization dated April 26, 2000 (the "Merger Agreement"), between TPI and eAutoclaims.com, Inc., a privately owned Delaware corporation.

         In accordance with the terms of the Merger Agreement, 100% of eAutoclaims (Del.) common stock, or 5,980,000 shares, were exchanged for 5,980,000 TPI common shares. Each issued and outstanding share of eAutoclaims (Del.) common stock converted into one share of TPI common stock. In addition, options to acquire 425,000 common shares of eAutoclaims (Del.) were exchanged or reserved for options to acquire 425,000 common shares of TPI.

         Articles of Merger were filed in the State of Nevada on May 31, 2000, and a Certificate of Merger was filed in the State of Delaware on June 8, 2000. Pursuant to the terms of the Merger Agreement, the Board of Directors and management of eAutoclaims became the directors and management of TPI. The Articles of Merger contains a provision changing our name to eAutoclaims.com, Inc. In July 2000 our stock symbol was changed to "EACC."

         Thomson Kernaghan has acted as the placement agent for the issuance of our securities prior to and after our merger with eAutoclaims. Thomson Kernaghan has also invested directly and through other entities, which are controlled by Thomson Kernaghan or which Thomson Kernaghan has investment decision-making authority, in TPI and eAutoclaims prior to and after our merger with eAutoclaims. CALP II Limited Partnership, which is one of the Selling Shareholders, is an affiliate of Thomson Kernaghan. Thomson Kernaghan has exclusive rights to provide any future equity line financing agreements for two years after the date of this prospectus.

         In connection with the eAutoclaims.com merger, Thomson Kernaghan on its own behalf and as agent agreed to accept 4,100,000 shares of TPI Common Stock in exchange for all outstanding debentures, cash advances, interest, warrants and penalties that TPI owed to Thomson Kernaghan and for any equity of eAutoclaims.com, Inc., the Delaware corporation. Since our merger with eAutoclaims.com, Thomson Kernaghan, has continued to facilitate the funding our working capital needs through the placement and issuance of our Series A Preferred Stock. As of January 31, 2001, we have sold $2,100,000 of our Series A Preferred Stock in equal amounts to Calp II Limited Partnership, an affiliate of Thomson Kernaghan and Governor's Road, LLC. See "Principal Selling Stockholders", "Market of the Registrants Securities and Related Stockholder Matters - Preferred Stock" and "Certain Relationships and Related Transactions."

Description of Property

         Our main offices are located at 2708 Alternate 19 North, Suite 604, Palm Harbor, Florida 34683. On October 17, 2000, we entered into a 36-month lease for approximately 13,367 square feet. Monthly rent of approximately $15,000 commenced on December 1, 2000 and terminates on November 30, 2003. We may cancel this lease after the 15th month with 90 days prior written notice and a buyout payment of approximately $13,500. The monthly rent may be increased annually by the greatest of 5% or increases in the Consumer Price Index. We also lease and occupy an office for our call center at 720 Gracern Road, Suite 420, Columbia, South Carolina 29210. The monthly base rent is $4,250. This lease expires on November 30, 2003. If we continue to experience growth, new offices will be required.

Legal Proceedings

         See "Description of Business" - "Corporate History Prior to eAutoclaims.com Merger" and "Patents, Trademarks & Copyrights" for a description of prior reorganization proceeding and current trademark infringement litigation. From time to time, we may be involved in litigation relating to claims arising out of our ordinary course of business. On or about October 23, 2000, we received a demand letter from a website developer for $135,000 alleging breach of contract. Our management believes that we are entitled to a refund of $15,000. A complaint has been filed in Pinellas County Circuit Court regarding this dispute. It is too early to predict the ultimate outcome of this dispute. Management believes we have meritorious defenses to this action. We believe that there are no other claims or actions pending or threatened against us, the ultimate disposition of which would have a material adverse effect on us.

                                   MANAGEMENT

         The names, ages and respective positions of the Executive Officers and Directors of the Company are as follows:

 Name                               Age               Position
 ----                               ---               --------

 Eric Seidel                        37         Chief Executive Officer,
                                               President and Director

 Randal K. Wright                   37         Chief Operating Officer,
                                               Director

 Scott Moore                        39         Chief Financial Officer

 Gaver Powers                       48         Chief Information Officer

 Jeffrey D. Dickson                 57         Chairman of the Board
                                               of Directors

 David Jolley                       58         Director

 Christopher Korge                  45         Director

 Nicholas D. Trbovich, Jr.          40         Director

 Anthony Jessop                     59         Director

         Executive officers are elected by the Board of Directors and serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term.

Business Experience of Executive Officers and Directors

         Eric Seidel has been a director and our chief executive officer and president since June 1, 2000. From January 1, 2000 through May 31, 2000, Mr. Seidel was the chief executive officer and president of eAutoclaims, Inc., which was the privately held Delaware corporation, which merged with us. From
September 1997 through December 1999, Mr. Seidel was employed as a senior executive officer of First American AMO. From August 1995 through June, 1997, Mr. Seidel was a senior executive at Salex Corporation; a fleet management company serving Fortune 500 companies, where, among other responsibilities he was responsible for insurance company services. Mr. Seidel is a past president of the U.S. Junior Chamber of Commerce. Mr. Seidel is currently a student at the Executive Studies Program on campus at Harvard University, Boston, Massachusetts.

         Randal K. Wright became a director and our chief operating office in June 2000. Since 1996 through May 2000, Mr. Wright was the founder and chief executive officer of Premier Express Claims, Inc., which merged with us in June 2000. Mr. Wright has approximately 15 years of experience in the automotive insurance servicing business.

         Scott Moore became our chief financial officer effective September 1, 2000. From December 1988 through September, 2000, Mr. Moore was employed by in the Certified Public Accounting firm of Harper Van Scoik & Company in Clearwater, Florida and was a partner in that firm for the last three years. Prior to that time Mr. Moore was a senior accountant with Deloitte Haskins & Sells. Mr. Moore has 15 years of public accounting experience.

         Gaver Powers, Chief Information Officer. Mr. Powers manages and develops the Company's technology projects. He is responsible for research in digital transfer and applications related to web-based technology, oversees and manages all web-related projects and internal operations systems. Mr. Powers is overseeing and participating in the development of the new applications used by eAutoclaims.com. Mr. Powers spent 21 years working on the NASA Space Shuttle Fleet for Rockwell International; Lockheed Martin and the United Space Alliance, with his most recent experience being in the area of Program Management, where he served as a Vehicle Operations Chief/Assistant Operations Chief for the orbiter Discovery.

         Jeffrey D. Dickson has been a director and the chairman of our board of directors since June, 2000. From May 1997 through November 1999, Mr. Dickson was the president and chief executive officer of First American AMO. From
February 1995 through May, 1997, Mr. Dickson was the president and chief operating officer of Salex Corporation. Mr. Dickson has served as an executive vice president of the American Bankers Insurance Group and president of Interloc Corp. Mr. Dickson was awarded a Masters of Business Administration degree from Harvard University in 1979.

         David Jolley has been a director since June 2000. Mr. Jolly is a business consultant. Since graduating from Stanford University's MBA program in 1967, he has held several CEO positions in Canada including: Co-CEO of the public firm Torstar Corporation, CEO of its newspaper division and Publisher and CEO of The Toronto Star; President of the Canadian Press; CEO of the consulting firm Beak International; and Managing Partner of the investment banking firm Crosbie & Co.

         Christopher Korge has been a director since June 2000. He is the managing partner at the law firm of Korge & Powell, P.A. in Miami, Florida. He received his J.D. degree from Temple School of Law in 1981 and B.S. in Business Administration, from the University of Florida, in 1977. Mr. Korge's firm represents numerous major corporations including Bell South, Bechtel, Inc., Montenay Power Corporation, Host Marriott and other Fortune 500 corporations. Mr. Korge serves on numerous boards of directors and is a major shareholder in various companies including two housing development companies, and one E commerce company, Intune Group. He is Chairman of Intune. Mr. Korge is Finance Vice Chairman of the Democratic National Committee. He is past Co-Chair of the Democratic National Committee Business Council.

         Nicholas D. Trbovich, Jr., has been a director since June 2000. He is a director and vice president of AMEX-listed Servotronics, Inc., President of TSV, Inc., a Servotronics development subsidiary, and President and CEO of Queen Cutlery and of Ontario Knife Company (the U.S. Military's largest supplier of edged tools and survival knives).

         Anthony Jessop has been a director since December 2000. Mr. Jessop is a financial business consultant. Since 1990 Mr. Jessop has been the president and sole shareholder of Jessop International Group, Ltd., which provides financial consulting services. Mr. Jessop was awarded a Bachelor of Arts degree from the University of New Brunswick, Canada in 1964.

Other Key Employees

         In  addition  to  the  individuals   identified   above  as  "Executive
Officers", the following individuals are considered key employees and certain information with respect to these key employees is described below:

         Reed Mattingly, Sr. Vice President of Operations. Mr. Mattingly, formerly the VP and General Manager of Premier Express Claims, which was recently acquired by eAutoclaims.com. He has 11 years of experience in the automotive insurance services business. Mr. Mattingly manages the overall day-to-day operations of eAutoclaims.com's Call Center in Columbia, South Carolina and the Processing Center in Palm Harbor, Florida. Mr. Mattingly is responsible for customer service and overseeing the integration of new programs. Previously, he had been instrumental in expanding a start-up auto glass shop into a $5 million regional network. He had also built and managed a 24-hour/7 day national claim reporting call center. Companies under his management have been known for a "high-tech, high-touch" approach to personalized customer service. He earned a degree in Business Management from the University of South Carolina.

         Teresa McSherry, Vice President, Sales. Ms. McSherry manages market planning, advertising, public relations, sales promotion, merchandising, facilitating staff services, identifies sales markets and opportunities, she oversees sales training to sales personnel, identifies and sets strategy for reaching sales goals, elevating completion. Ms. McSherry has served as the Regional Vice President for First American AMO in their Western Division for two years. Responsible for setting new sales records with accounts such as Safeco Insurance Company, PepsiCo Company and Gates Oil Company to name a few Ms. McSherry was also responsible for all fleet sales, as Fleet Vice President, Ms. McSherry trained all sales people in the fleet market.

         Crystal Butterworth, General Manager. Ms. Butterworth manages the daily operations of the Claims Service and Auditing Departments with responsibility for the performance, productivity and functions of these departments. Ms. Butterworth has over 15 years experience in the Insurance Industry, most recently with the Hartford Insurance Company. She has been in the supervisory management capacity for most of her career. She has an Adjusting License and also holds a Senior Claims Law Associate designation (SCLA).

         Vic Grechniw, EVP-SalvageConnection.com. Mr. Grechniw has been in the automotive field for 20 years. His experience runs the gamut from fleet and government vehicle sales to automotive fleet management. He was employed by a well-known fleet management company for 10 years, during which time he held the position of Operations Manager. Currently he spearheads the start-up of our Subrogation Department. This department takes on a collections agency role that recovers accident loss expenses. Clients consist of eAutoclaims.com's accident management clients along with clients that use eAutoclaims.com's subrogation services as a stand-alone product.

Election

         Effective upon the merger between TPI and eAuto, other than Mr. Jessop, who was appointed to our board in December 2000, all of the prior executive officers and directors of TPI resigned and the above identified individuals were appointed and elected as our executive officers and directors.

         The Company's Bylaws fix the size of the Board of Directors at no fewer than three and no more than nine members, to be elected annually by a plurality of the votes cast by the holders of Common Stock, and to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation or removal. Currently there are seven directors.

Committees of the Board and Meetings

         Effective August 25, 2000, the Board of Directors established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee. Each of the Audit and Compensation Committees is responsible to the full Board of Directors. The functions performed by these committees are summarized below:

         Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of the independent auditors, reviews the scope and results of the audit and reports the results to the Board of Directors. In addition, the Audit Committee reviews the adequacy of internal account, financial and operating controls and reviews the Company's financial reporting compliance procedures. The members of the Audit Committee are Mr. Dickson, Chairman, Mr. Jolley and Mr. Korge.

         Compensation Committee. The Compensation Committee reviews and approves the compensation of the Company's officers, reviews and administers the Company's stock option plans for employees and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are Mr. Dickson, Chairman, Mr. Trbovich, and Mr. Jessop.

Director Compensation

         The board members are paid $500 plus expenses for each board meeting they attend in person, and $300 for each board meeting they attend via conference call. Each outside director is entitled to $1,250 worth of Common Stock to be issued on a quarterly basis at the fair market value as of the end of each quarter. To date, we have issued 5,230 shares to our directors under this arrangement.

         All outside directors were originally issued options to acquire 2,000 common shares at $2.00 per share and 20,000 common shares at $5.06 per share in consideration for serving as a director. On December 14, 2000 all outside board members were granted options for an additional 10,000 common shares each at $.90 per share, for a total of 50,000 shares. The exercise price of all such options was the fair market value of the underlying shares of Common Stock as of the date of grant. These options are immediately exercisable and have terms of from three to five years. No additional options or compensation are issued or paid for serving on committees.

         On April 9, 2001, we awarded to each of our four outside directors options to acquire 25,000 shares of our Common Stock at a fair market value exercise price of $1.53 per share. We have agreed to issue each of our outside directors on a going forward basis options to acquire 12,500 shares of our Common Stock on a quarterly basis. All of these options will have a fair market exercise price are immediately exercisable and have a term of five years from issuance date.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table shows the compensation paid or accrued by us for the fiscal years ended July 31, 1999 and 2000 to or for the account of our President and Chief Executive Officer. No other executive officer or director received benefits or annual salary and bonus of $100,000 or more during the stated period. Accordingly, the summary compensation table does not include compensation of other executive officers.

                                                                                   Long-Term Compensation
                                        Annual Compensation            Awards             Payouts
                                        -------------------            ------             -------
                                                                                                 Long-Term
                                                                     Restricted   Securities     Incentive        All
Name of  Individual &   Fiscal                        Other Annual   Stock        Underlying       Plan          Other
Principal Position       Year     Salary     Bonus    Compensation     Awards    Options/SARs     Payouts     Compensation
----------------------- -------- ---------- -------- --------------- ----------- -------------- ------------ ---------------
Paul G. Mighton (1)      1999    $112,200     -0-         -0-           -0-           -0-           -0-           -0-
Chairman of the          2000       -0-       -0-         -0-           -0-           -0-           -0-           -0-
Board and Chief
Executive Officer

Eric Seidel (2)          2000     $76,920     -0-         -0-           -0-         65,000          -0-           -0-
President and
Chief Executive
Officer
----------------------- -------- ---------- -------- --------------- ----------- -------------- ------------ ---------------

         The cost to us of personal benefits, including premiums for life insurance and any other perquisites, to such executives do not exceed 10% of such executive's annual salary and bonus.

        (1) Mr. Mighton resigned effective May 31, 2000 in connection with our merger with eAutoclaims.com-Delaware.

        (2) Reflects compensation paid to Mr. Seidel from eAutoclaims.com-Delaware from inception (December 7, 1999) through the date of the merger and compensation paid to Mr. Seidel by us for the period January 1, 2000 through July 31, 2000. See "Employment Contracts and Other Arrangements" below.

Option Grants in Last Fiscal Year

                                                     Percent of Total Options
                           Number of Securities             Granted to
                        Underlying Options Granted    Employees/Directors In    Exercise or Base
Name of Individual                  (1)                     Fiscal Year             Price (2)       Expiration Date
----------------------- ---------------------------- -------------------------- ------------------ ------------------
Eric Seidel                       65,000                       9.02%                  $2.00             4/24/05
----------------------- ---------------------------- -------------------------- ------------------ ------------------
-----------------


        (1)     Each option granted has a term of 5 years.  All options  granted were immediately vested and exercisable on April 24, 2000.
        (2)     Mr.  Seidel's  option was granted above the fair market value of our Common Stock on April 24, 2000. Fair market value is based on the closing sales price of the Common Stock as reported on the OTC Electronic Bulletin Board on the business day preceding the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

         The following table provides information with respect to the named officer concerning exercised and unexercised options in 2000.


                           Shares                      Number of Securities Underlying        Value of Unexercised
                         Acquired on       Value        Unexercised Options at Fiscal       In-The-Money Options at
Name of Individual       Exercise(#)    Realized($)       Year End (#) Exercisable       Fiscal Year End($) Exercisable
----------------------- -------------- -------------- ---------------------------------- -------------------------------
Eric Seidel                  -0-            -0-                    65,000                         $71,045 (1)
----------------------- -------------- -------------- ---------------------------------- -------------------------------
----------------

        (1) Based on the market value of the underlying securities of $3.093 at July 31, 2000, minus the exercise price of such options.

Employment Contracts and Other Arrangements

         We assumed a three year employment agreement with Eric Seidel, our President and Chief Executive Officer, entered into between eAutoclaims.com-Delaware and Mr. Seidel, effective February 1, 2000. Under this agreement, Mr. Seidel is entitled to an annual base salary of $135,200, which increased to $165,000 on February 1, 2001, and will increase to $180,000 on February 1, 2002. On August 25, 2000, the Compensation Committee increased Mr. Seidel's base salary to $150,000. Mr. Seidel is entitled to bonus compensation as determined by the Compensation Committee, which at no time may be less than 5% of our pre-tax profits. Mr. Seidel may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the current market value. Mr. Seidel is entitled to reimbursement for ordinary, necessary and reasonable business expenses incurred in connection with his services. He may participate in any retirement, medical, dental, welfare and stock option plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to a $600 per month automobile allowance and reimbursement of annual physical examinations. Mr. Seidel was granted options to acquire 65,000 shares of our Common Stock immediately exercisable at $2.00 per share for a term of 5 years. During the term of his agreement, Mr. Seidel agrees not to compete with us. His agreement provides for a severance payment equal to 100% of his annual base compensation then due under his agreement in the event there is a "change of control" as defined in his agreement, and Mr. Seidel is subsequently terminated without cause or he voluntarily terminates employment within 60 days of the "change of control" event.

         In connection with the acquisition of Premier Express Services, Inc. ("PEC"), we entered into an employment agreement with Randal K. Wright. Mr. Wright is currently our Chief Operating Officer, and was a founder and president of PEC. This agreement became effective on July 1, 2000, and has a term of three
(3) years. Under this agreement, Mr. Wright is entitled to an annual base salary of $110,000, which will increase to $120,000 as of July 1, 2001, and to $125,000 July 1, 2002. Mr. Wright is entitled to bonuses as determined by our Compensation Committee, which may be paid in cash or shares of our Common Stock on such terms as approved by our board of directors. Mr. Wright is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock option plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to a $700 per month automobile allowance. Mr. Wright was issued options to acquire 65,000 shares of our Common Stock at an exercise price of $2.00 per share. The options granted to Mr. Wright are fully vested and exercisable immediately. These options have an exercise period of five (5) years from the date of his agreement. During the term of his agreement and for a period of two (2) years after termination of his agreement, Mr. Wright is subject to a non-competition and restrictive covenant with us.

         We  assumed  an  employment  agreement  with  Gaver  Powers,  our Chief
Information Officer, entered into between eAutoclaims.com-Delaware and Mr. Powers, effective February 1, 2000. This agreement has an initial term of three
(3) years. Under this agreement, Mr. Powers was entitled to an initial annual base salary of $90,000, which increased to $100,000 as of September 1, 2000, and $105,000 on February 1, 2002. Mr. Powers is entitled to bonus compensation as determined by our board of directors or Compensation Committee. Mr. Powers is entitled to reimbursement for ordinary, necessary and reasonable business expenses incurred in connection with his services. He may participate in any retirement, medical, dental, welfare and stock option plans, life and disability insurance coverages and other benefits afforded to our employees. He is entitled to a $400 per month automobile allowance. Mr. Powers was granted options to acquired 60,000 shares of our Common Stock immediately exercisable at $2.00 per share for a term of 5 years. During the term of his agreement and for a one (1) year period thereafter, Mr. Powers has agreed not to compete with us within a 100 mile radius of any area in which we engage in any element of our business.

         On August 14, 2000, we entered into an employment agreement with M. Scott Moore, our Chief Financial Officer. This agreement has a term of three (3) years beginning on September 11, 2000. Under this agreement, Mr. Moore is entitled to an annual base salary of $125,000, which will increase to $135,000 on September 11, 2001, and to $145,000 on September 11, 2002. Mr. Moore is entitled to bonus compensation as determined by the Company's board of directors or Compensation Committee. Such bonuses may be paid in cash or issued in shares of our Common Stock on such terms as approved by our board of directors. Mr. Moore is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to an automobile allowance of $400 per month during the term of his agreement. Mr. Moore was issued options to purchase 102,000 shares of our Common Stock at an exercise price of $2.6875 per share, which was the fair market value of the closing price of our shares as of the effective date of his agreement. These options vest in three equal installments on each anniversary date of the agreement. These options have a maximum exercise period of 5 years. If Mr. Moore is terminated with cause or we elect not to renew this agreement, then he is entitled to three (3) months severance pay at his then current base salary. Mr. Moore has agreed not to compete with us during the term of this agreement and for a period of two (2) years after termination of the agreement.

         On April 9, 2001, we awarded to each of our Chairman, Mr. Dickson, and our Chief Executive Officer, Mr. Seidel, each non-qualified stock options to acquire up to 900,000 and 880,000, respectively, common shares at an exercise price of $.01. The closing price of a share of our Common Stock on the OTCBB was $1.53 as of April 9, 2001. These options are immediately exercisable, have a term of 10 years. In recommending this option grant to our board of directors our compensation committee felt it was essential that these individuals have a greater equity stake to more closely align their interests with our stockholders.

         On April 9, 2001, our board of Directors authorized us to enter into Change of Control and Termination Agreements with Eric Seidel, Randal K. Wright, Scott Moore and Gabriel Powers. If there is a change of control and our executives are terminated without cause, then the executive shall be entitled to receive a lump sum payment equal to 299% of the executive's last 12 months base salary. In addition, all stock options issued to the executive shall immediately vest and be exercisable in full at any time of the remaining term of the stock options. A change of control is defined to mean any merger, combination, consolidation of other business transactions in which the holders of our common stock immediately prior to such transaction are not the holders of a majority of our voting securities after the transaction, the closing of any sale of all or substantially all of our assets or a change in the composition of our Board of Directors such that the current members of the board of directors are no longer the majority in number of the Board of Directors. These arrangements constitute an anti-takeover device since the obligations that are triggered upon a change of control may thwart or make any change of control transaction more difficult to accomplish because of the liabilities that are triggered upon the change of control.

         On April 9, 2001, the Board of Directors also approved us entering into Indemnifications Agreements with each of our officers and directors. The
Indemnification Agreements provide indemnification to the maximum extent authorized by Nevada State corporation law and specifically authorize the reimbursement of our directors and officers of legal fees on a monthly basis during the existence of any action naming our officers and directors unless it becomes apparent that such individual is not entitled to payment of expenses. In such event our officers and directors are required within 30 days to reimburse us for all amounts previously advanced or paid.

Board Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors administers our executive compensation program. The committee reviews, recommends and approves changes to our compensation policies and programs, makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and administers our stock option plans.

         General Compensation Philosophy. Our compensation programs are designed to directly align compensation with our performance and increases in stockholder value as measured by our stock price and to enable us to attract, retain and reward executives and employees needed to accomplish our goals. The committee believes that executive pay should be linked to our overall performance. Therefore, we provide an executive compensation program, which includes base pay, long-term incentive opportunities through the use of stock options and, in some cases, cash bonuses.

         The Compensation Committee is currently evaluating and studying the level of equity participation by our employees and executives. The Compensation Committee feels strongly that our employees and executives must have a greater equity stake in order to more closely align the interest of our employees and executives with our stockholders. Therefore, it is the intent of the Compensation Committee to recommend that our executives and employees be issued significantly more shares of our stock and options in the near future. It is anticipated that any such issuance of our additional equity to employees and executives will be performance based, and tied to the market value of our Common Stock.

         Base Salary. Base salary is designed primarily to be competitive with base salary levels in effect at high technology companies that area of comparable size and with which we compete for executive personnel. Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at comparable companies. Salaries for executive officers for 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

         Cash Performance Awards. Cash performance awards, such as bonuses, will be tied to the achievement of performance goals, financial or otherwise, established by the committee. We had no formal management incentive plan in 2000.

         Stock Options. In order to link the interests of our stockholders and senior management, we issue stock options. We believe that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure our success. Stock options generally have value for executive officers only if the price of our Common Stock increases above the fair market value of a share of Common Stock on the grant date and the officer remains in our employ for the period required for the options granted to such person to vest.

         The number of shares subject to stock options granted is within the discretion of the Compensation Committee. In determining the size of stock option grants, the Compensation Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and the number of shares, which continue to be subject to vesting under outstanding options. For 2000, options were granted to the executive officers based on their positions and a subjective assessment of individual performances. In addition, options were granted to certain executive officers as incentives for them to become employees or to aid in their retention. Stock options typically have been granted to executive officers when the executive first joins the Company. At the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.

         Compensation for the Chief Executive Officer. Mr. Seidel's base salary for the year 2000 was determined by the employment agreement we assumed with Mr. Seidel. The Compensation Committee believes that the overall terms of the employment agreement terms are consistent with the factors described above for all executive officers.

         Internal Revenue Code Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. In general, it is the Committee's policy to qualify, to the maximum extent possible, executives' compensation for deductibility under applicable tax laws.

Stock Options

         We established the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan is intended to provide the employees and directors of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The 1998 Plan provides for the grant of options to directors and employees (including officers) of the Company to purchase up to an aggregate of twenty percent (20%) of the number of shares of Common Stock in the capital of the Company issued and outstanding from time to time less any shares of Common Stock reserved, set aside and made available pursuant to the terms of the Company's employee share purchase plan (the "Share Purchase Plan") and pursuant to any options for services rendered to the Company. The number of shares of Common Stock subject to options granted to any one person under the Plan, the Share Purchase Plan and options for services rendered to the Company may not at any time exceed five percent (5%) of the outstanding shares of Common Stock. The 1998 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1998 Plan, the number of shares subject to each option and the option price.

         The 1998 Plan allows the Company to grant Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of NQSO's may not be less than the fair market value of the Common Stock on the date of grant. Options may not have a term exceeding ten years. Options are not transferable, except upon the death of the optionee.

         In December 2000, our Board of Directors established specific performance goals and criteria for the issuance of any options. Subject to the criteria described below, our Board authorized the issuance of options to acquire up to 2,000,000 shares of our Common Stock.

         Options to acquire 450,000 of Common Stock were immediately available to be awarded on December 4, 2000 at an exercise price of $1.22. Of these options 408,750 were awarded as of February 2, 2001. All of these options have a three-year vesting provision. Options to acquire an additional 450,000 shares of our Common Stock are issuable subject to us meeting certain criteria which are summarized as follows:

        (a)     20% after we exceed monthly revenues of $1,600,000;

        (b) 20% after monthly net earnings (loss) before non cash expenses improve by $60,000 from the prior month;

        (c) 20% after we achieve a 5.5 day average turnaround time on processing claims;

        (d)     20% after we grow our  network by 300  Digital  or CompEst  Sold
                Shops;

        (e) 20% after a monthly customer index service rating of excellent or 100% of the balance, to the extent we reach profitability for any month before the end of the third quarter of fiscal year ending 2001.

         To date, we have met all five of these goals. Therefore, the options to acquire 450,000 shares were available to be awarded. As of April 9, 2001, we had awarded 434,950 options at exercise prices ranging from $1.01 to $2.00 per share.

         Options to acquire an additional 1,100,000 shares of our Common Stock are available for issuance subject to us obtaining certain performance criteria which are summarized as follows:

        o       options to acquire  350,000  shares may be issued if we raise at
                least   $5,000,000  in  new  equity  capital  from  sources  not
                affiliated with Thomas Kernaghan prior to December 31, 2003;

        o options to acquire an additional 350,000 shares of our Common Stock may be issued if our Common Stock has an average trading price of $5.00 or greater in fiscal year 2002;

        o options to acquire an additional 200,000 shares may be issued if we meet or exceed our budgeted EBITDA targets in the current fiscal year; and

        o options to acquire an additional 200,000 shares may be issued if we meet or exceed our budgeted EBITDA in fiscal year ending 2002.

         All of these options are subject to vesting and are exercised at the current market price of our stock as of the date of issuance. We have the right to increase the total amount of options, which may be issued so long as total outstanding options do not exceed 15% of the number of our fully-diluted outstanding shares of Common Stock. Furthermore, in lieu of paying cash bonuses, the employees may be issued shares of our Common Stock at the then fair market value in an amount not to exceed 50% of that employee's base salary. All of the options we have issued are subject to immediate vesting and are exercisable in the event of a change of control, which is defined as a sale of substantially all of our assets or a merger in which we are not the surviving entity.

         On December 14, 2000, we agreed to issue to each of our outside directors options to acquire 10,000 shares of our Common Stock at an exercise price of $.90 per share. These options are forfeitable if the director does not attend, either in person or by telephone, at least 75% of directors' meetings over the twelve months from the issuance date of these options.

         As of April 9, 2001, we have issued, or reserved for issuance, 4,992,465 shares of our Common Stock relating to outstanding options and warrants which are categorized as follows:

         Options issued to Directors                              1,210,000 (1)

         Options issued to Chief Executive Officer                1,145,000 (2)

         Options issued in connection with acquisition of PEC       130,000 (3)

         Options issued to Employees                              1,620,300 (4)

         Options issued to Consultants                               65,000 (5)

         Options Outstanding prior to eAutoclaims.com merger          4,000

         Purchaser's Warrants                                       630,000 (6)

         Agent's Warrants                                           188,165 (7)
                                                                 --------------
                                    Total                         4,992,465
                                                                 ==============

        (1) 2,000 of each director's options are immediately exercisable at $2.00 per share. 20,000 of each director's options are immediately exercisable at $5.06 per share. 10,000 of each director's option are exercisable at $.90 per share. We granted Mr. Jessop, a director, immediately exercisable options to acquire 50,000 shares of Common Stock at $1.312. The exercise price of all above described options was equal to the fair market value at the dates these director's options were authorized. On April 9, 2001, we awarded Mr. Dickson, our chairman, immediately exercisable non-qualified options to acquire up to 900,000 common shares at an exercise price of $.01. As of April 9, 2001, the closing bid price of a share of our Common Stock on the OTCBB was $1.53. See "Directors and Executive Officers - Director Compensation". On April 9, 2001, 25,000 options were given to each of four outside board members for a total of 100,000 options. These options were at a fair market value exercise price of $1.53 per share, immediately vested with a term of 5 years.

        (2) 65,000 of these options are exercisable at any time through April 2005 at $2.00 per share. The remaining 200,000 options vest over two years at exercise prices of between $1.01 and $2.00. On April 9, 2001, we awarded Mr. Seidel, immediately exercisable non-qualified options to acquire up to 880,000 common shares at an exercise price of $.01. As of April 9, 2001, the closing bid price of a share of our Common Stock on the OTCBB was $1.53. See "Directors and Executive Officers - Employment Contracts and Other Matters".

        (3) 65,000 options immediately exercisable at $2.00 per share were issued to each of Randall K. Wright and Reed Mattingly. See "Executive Compensation - Employment Contracts and Other Matters".

        (4) Represents options issued to our employees at exercise prices ranging from $1.01 to $3.37. 683,838 of these options are currently exercisable. The remaining options vest over a three year term. On April 9, 2001, 420,000 options were granted to various employees with an exercise price of $.01 per share, vested immediately with a term of 10 years.

        (5) 65,000 of these options are held by our Chairman, Mr. Dickson, and are immediately exercisable at $2.00 per share. See "Certain Relationships and Related Transactions".

        (6) Represents warrants issued to the purchasers of our Series A Preferred Stock. Of these warrants, 300,000 are exercisable at $3.00; 90,000 are exercisable at $1.4625; 90,000 are exercisable at $3.33; and 150,000 are exercisable at $2.60. See "Market for Common Equity and Related Stockholder Matters - Preferred Stock and Related Warrants".

        (7) Represents warrants issued to Thomson Kernaghan, as Agent, exercisable at $4.50. See "Market for Common Equity and Related Stockholder Matters - Preferred Stock and Related Warrants".

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table contains information with respect to the beneficial ownership of our Common Stock as of May 1, 2001, and as adjusted to reflect the sale of Common Stock in this offering by:

        o each person who we know beneficially owns more than 5% of our Common Stock;
        o each of our directors and each individual who serve as our named executive officers individually;
        o       all of our directors and executive officers as a group; and
        o       each shareholder who is selling shares in this offering.

                                         Shares of Common Stock                        Shares Beneficially
                                       Beneficially Owned Before                             Owned
                                          the  Offering (2)                           After the Offering (15)
                                          -----------------                           -----------------------
Name and Address of                                                   Shares Being
Beneficial Owner (1)                     Number       Percentage      Offered (14)        Number          Percentage
--------------------                     ------       ----------      ------------        ------          ----------
  Eric Seidel (3)                       1,547,341         12.48%         -0-            1,547,341          10.00%
  Randal K. Wright (4)                    444,200          3.88%         -0-              444,200           3.05%
  Scott Moore (5)                         222,000          1.93%         -0-              222,000           1.46%
  Gaver Powers (6)                        227,372          1.98%         -0-              227,372           1.57%
  Jeffrey D. Dickson (7)(9)             1,279,046         10.44%         -0-            1,279,046           8.35%
  Anthony Jessop (8)(10)                  285,581          2.52%         -0-              285,581           1.98%
  David Jolley (9)(10)                     63,046          0.56%         -0-               63,046            .50%
  Christopher Korge (9)(10)                73,046          0.65%         -0-               73,046            .51%
  Nicholas D. Trbovich, Jr. (9)(10)        58,046          0.51%         -0-               58,046            .41%
  Liviakis Financial (11)               1,459,800         12.97%         -0-            1,459,800          10.19%
     Communications, Inc.
  Thomson Kernaghan & Co., Ltd. (12)    2,360,253         17.94%      1,903,165           457,088           3.19%
  by and through CALP II Limited
  Partnership and other affiliates
  Governor's Road LLC (13)              1,715,000         13.22%      1,715,000              -0-             -0-

  Directors and officers                4,199,678         29.40%         -0-            4,199,678          24.11%
  as a group (9 persons) (16)

        (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, each such person is deemed to be the beneficial owner of shares of Common Stock held by such person on May 1, 2001, and any shares of Common Stock which such person has the right to acquire pursuant to securities exercisable or exchangeable for, or convertible into, Common Stock, within 60 days from such date. The address of each beneficial owner is in care of the Company, 2708 Alt. 19 N., Suite 604, Palm Harbor, Florida 34683.

        (2) Based on 11,254,105 shares of Common Stock outstanding at the close of business on May 1, 2001. This amount excludes up to 2,800,000 shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock and excludes 4,992,465 shares reserved for outstanding options and warrants.

        (3) 400,000 shares of our Common Stock were issued to Mr. Seidel as founder shares. He acquired 2,341 in open market purchases. This amount also includes options to acquire up to 1,145,000 shares of our Common Stock, subject to certain conditions. See "Executive Compensation - Employment Contracts and Other Matters".

        (4) 256,000 shares of our Common Stock were issued to Mr. Wright in connection with the Premier Express Services, Inc. merger. He acquired 3,200 shares in open market purchases. This amount also includes options to acquire up to 185,000 shares of our Common Stock, subject to certain conditions. See "Executive Compensation - Employment Contracts and Other Matters".

        (5) This amount represents options to acquire up to 222,000 shares of our Common Stock. See "Executive Compensation - Employment Contracts and Other Matters".

        (6) Mr. Powers owns 2,372 shares and holds options to acquire 225,000 share of our Common Stock.

        (7) 280,000 shares of our Common Stock were issued to Mr. Dickson as founder shares. Also includes options to acquire up to 997,000 shares of our Common Stock and 1,000 shares acquired in the open market. See Directors and Executive Officers - Director Compensation".

        (8) Mr. Jessop has been issued options to acquire 85,000 shares for his services as a director. Mr. Jessop has been issued 200,000 common shares for consulting services.

        (9) This amount includes options to acquire up to 57,000 shares of our Common Stock in connection with services as a director. "Directors and Executive Officers - Director Compensation".

        (10) Includes 1,046 shares issued to all directors, except Mr. Jessop, who received 581 shares. See "Directors and Executive Officers - Director Compensation."

        (11) Represents shares issued for consulting services. John Liviakis is the natural person who controls and has investment decision making authority for Liviakis Financial Communications, Inc. Each of these individuals disclaims beneficial ownership of the shares owned by this entity. See " Shares Eligible for Future Sale - Lock-up Arrangements" and "Certain Relationships and Related Transactions".

        (12) Includes our shares and warrants held of record by Thomson Kernaghan or by other entities, which are controlled by Thomson Kernaghan or which Thomson Kernaghan has investment decision-making authority and includes up to 1,400,000 shares of our Common Stock relating to the conversion of our Series A Preferred Stock at a conversion price of $.75 per share and 503,165 warrants based upon information obtained from Thomson Kernaghan, which is summarized as follows:

                                                                Number of
                                                              Common Shares
                                      Number of   Number of Underlying Preferred
                    Holder          Common Shares Warrants        Shares
                    ------          ------------- --------        ------
                Thomson Kernaghan       24,500    188,165
                CALP II Limited
                 Partnership           176,842    315,000        1,400,000
                Fetu Holdings, Ltd.    230,746
                Gregg Badger            25,000
                                   ------------   ------------   -----------
                Totals                 457,088    503,165        1,400,000
                                   ============   ============   ===========

                Each of these entities has entered into an agreement, which provides that such entity will not acquire any additional shares of our Common Stock in the open market or convert our Series A Preferred Stock into our Common Stock if the effect of such a purchase or conversion would be to increase such entities equity ownership position above 9.9%. Above amounts and percentages include shares of our Common Stock issuable upon conversion of our Series A Preferred Stock owned by CALP Limited Partnership, one of the Selling Shareholders. Mark Valentine and Lee Simpson are the natural persons who controls and have investment decision making authority for Thomson Kernaghan. Each of these individuals disclaims beneficial ownership of the shares owned by this entity. See "Market for the Registrants Securities and Related Stockholder Matters" and "Certain Relationships and Related Transactions".

        (13) Represents warrants to acquire 315,000 shares of our Common Stock and includes up to 1,400,000 shares of our Common Stock relating to the conversion of our Series A Preferred Stock. David Sims as the director of Navigator Management, which is the general partner of this fund, is the natural person who controls and has investment making decision authority over our securities owned by Governors Road, LLC. In addition, Mr. Sims, through Dominion Capital, Ltd. and Southshore Capital Fund, Ltd. has investment making decision authority over 146,123 and 323,445 of our common shares, respectively. Mr. Sims disclaims beneficial ownership of all of these shares.

        (14) Includes up to 2,800,000 shares of Common Stock relating to the conversion of our Series A Preferred Stock at a conversion price of $.75, which is owned equally between Thomson Kernaghan & Co., Ltd., as Agent (1,400,000 shares) and Governor's Road LLC (1,400,000 shares) and 818,165 purchaser and agent warrants. See "DESCRIPTION OF SECURITIES - Preferred Stock and Related Warrants."

        (15) Includes the 3,000,000 shares included as part of the Units, 24,500 shares to be issued to Thomson Kernaghan upon closing as partial consideration to extend the Master Modification Agreement from April 30, 2001 to June 30, 2001, and 50,000 shares to be issued to Michael T. Cronin, Esq. upon closing for services rendered in connection with this offering.

        (16) Includes outstanding options to acquire up to 3,087,000 shares of our Common Stock issued to our officers and directors, which are currently exercisable.

                            DESCRIPTION OF SECURITIES

Market Value

         Our Common Stock is traded on the OTCBB under the symbol "EACC". The following table sets forth, the high and low bid prices of the Common Stock for the periods shown as reported by the National Quotation Bureau. The bid prices quoted on the OTCBB reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. All share amounts are stated without taking into account the 1 for 25 reverse stock split that occurred in October 1999.


                                                                   High Bid          Low Bid
                                                                   --------          -------
              Fiscal Year Ended July 31, 1999
         First Quarter (August 1, 1998 to October 31, 1998)           0.78              0.63
         Second Quarter (November 1, 1998 to January 31, 1999)       11.25              5.50
         Third Quarter (February 1, 1999 to April 30, 1999)           7.75              2.25
         Fourth Quarter (May 1, 1999 to July 31, 1999)                4.25              1.50

              Fiscal Year Ended July 31, 2000
         First Quarter (August 1, 1999 to October 31, 1999)           4.12              0.22
         Second Quarter (November 1, 1999 to January 31, 2000)        3.25              1.50
         Third Quarter (February 1, 2000 to April 30, 2000)           9.31              1.69
         Fourth Quarter (May 1, 2000 to July 31, 2000)                5.75              2.56

              Fiscal Year Ended July 31, 2001
         First Quarter (August 1, 2000 to October 31, 2000)           4.13              1.44
         Second Quarter (November 1, 2000 to January 31, 2001)        2.75               .75

Capital Structure

         Our authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value ("Common Stock"), and 5,000,000 of preferred stock, $.001 par value ("Preferred Stock"), issuable in series. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, and by the provisions of applicable Nevada law. Our current transfer agent is Equity Transfer Services, Inc., 120 Adelaide West, Suite 420, Toronto, Ontario, M5H 4C3. Prior to or upon the closing of this offering we intend to appoint American Stock Transfer and Trust Company, New York, New York 10005 as our transfer agent.

Common Stock

         As of May 1, 2001, there were approximately 11,254,105 shares of our Common Stock outstanding. In addition, as of May 1, 2001, there were 818,165 shares of Common Stock subject to outstanding warrants issued to the agent and purchasers of our Series A Preferred Stock at exercise prices of between $1.46 and $4.50. As of May 1, 2001, we have reserved 4,174,300 shares of our Common Stock underlying options issued to our directors, employees and consultants with exercise prices of between $.01 and $12.50. We have also deposited 472,520 shares of our Common Stock in escrow in connection with the conversion rights of our outstanding Series A Convertible Preferred Stock, which shares are included in the number of currently outstanding shares. As of May 1, 2001, we had approximately 170 common shareholders of record.

         The holders of Common Stock are entitled to one vote per share for the election of directors and all other purposes and do not have cumulative voting rights. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our Board of Directors, and in the event of our liquidation to receive pro-rata, all assets remaining after payment of debts and expenses and liquidation of the preferred stock. Holders of our Common Stock do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock, no conversion rights, redemption, or sinking-fund provisions.

Preferred Stock and Related Warrants

         Our Board of Directors (without further action by the shareholders) has the option to issue from time to time authorized un-issued shares of Preferred Stock and determine the terms, limitations, residual rights, and preferences of such shares. The Company has the authority to issue up to 5,000,000 shares of Preferred Stock pursuant to action by its Board of Directors. As of May 1, 2001, we had 420 shares of Series A Preferred Stock outstanding held by 2 shareholders.

         We entered into a Securities Purchase Agreement and related agreements effective June 27, 2000, with Thomson Kernaghan, as agent (the "Agent"), relating to the issuance of our Series A Preferred Stock. The following discussion is only a summary of certain of the terms and provisions of the Securities Purchase Agreement, Registration Rights Agreement, Security Agreement, Certificate of Designation for our Series A Preferred Stock, Purchaser's Warrants and Agent's Warrants, each of which is filed as an exhibit to our Form 10-KSB, for fiscal year ended July 31, 2000 reference is hereby made.

         Each time we issue our Series A Preferred Stock we are required to also issue to the purchaser warrants (the "Purchaser's Warrants") to purchase the number of shares of our Common Stock determined by dividing 30% of the dollar amount of our Preferred Stock issued to that purchaser by 130% of the closing bid price of our Common Stock on the day immediately preceding the issuance of our Preferred Stock. We are also required to issue warrants to the Agent (the "Agent's Warrants") equal to 10% of the number of our Common Stock that our Preferred Stock would be convertible into if the Series A Preferred Stock were convertible into our Common Stock, assuming the conversion date was the date the Preferred Stock was issued at an exercise price of $4.50. We are required to register the shares underlying the Purchaser's Warrants and Agent's Warrants simultaneously with the registration of the shares of our Common Stock underlying the Series A Preferred Stock. All Purchaser's Warrants and Agent's Warrants are immediately exercisable, and have five (5) year exercise period.

         On October 3, 2000, we received approximately $1,160,000 (net of the Agent's selling commission and legal fees) in a transaction in which we privately placed to a group of accredited investors 260 shares of our Preferred Stock at $5,000 per share. In connection with their purchase of the Preferred Stock, these investors were issued Purchaser's Warrants to purchase 390,000 shares of our Common Stock at $3.00 to $3.33 per share. On December 5, 2000, we netted an additional $270,000 from the issuance of 60 shares of our Preferred Stock at $5,000 per share. In connection with this placement, we issued Purchaser's Warrants to acquire 90,000 shares of our Common Stock at $1.4625 per share.

         In January and February 2001, we received approximately $420,000 (net of the Agent's selling commission and legal fees) in a transaction in which we privately placed to a group of accredited investors and will issue 100 shares of our Preferred Stock at $5,000 per share. In connection with this placement, we issued Purchaser's Warrants to acquire 150,000 shares of our Common Stock at $2.60 per share.

         We paid the Agent in these transactions a selling commission of 10% of the purchase price of the Preferred Stock issued or $210,000, and issued the Agent warrants to purchase 188,165 shares of our Common Stock at a price of $4.50 per share.

         The Series A Preferred Stock carries a cumulative preferred dividend of 8% per annum and a liquidation preference of $5,000 per share. Each share of Series A Preferred Stock is convertible into shares of our Common Stock at a per share price equal to the lesser of (i) 120% of the closing bid price of a share of our Common Stock on the trading day immediately preceding the date we issued our Series A Preferred Stock, or (ii) 75% of the average of the three lowest closing bid prices of the Common Stock during the twenty trading days preceding the date of conversion. If they have not previously been converted, each share of Series A Preferred Stock will automatically convert into shares of our Common Stock two (2) years from issuance of the Series A Preferred Stock. We have the right to redeem the Series A Preferred Stock at a price of $5,500 per share upon giving not less than thirty days prior written notice to holders. Upon receipt of our notice of conversion, a holder of the Series A Preferred Stock may elect to convert the shares into Common Stock at any time prior to the date of redemption as specified in our notice. As part of this transaction, we agreed to file a registration statement covering all of the shares of our Common Stock purchasable upon conversion of the Series A Preferred Stock. We are subject to certain penalty provisions if the registration statement covering these shares is not declared effective within 180 days of the day we issued our Series A Preferred Stock. This penalty equals 2% per month of the amount of Series A Preferred Stock issued, not to exceed 10%.

         To secure our obligations with respect to the Series A Preferred Stock and the Purchase Warrants, we have deposited 472,520 shares of our Common Stock with the Agent. If we fail to timely deliver certificates for our Common Stock upon conversion of the Series A Preferred Stock or exercise of the Purchase Warrants, the Agent is authorized to transfer such shares to the purchaser.

         The agreements we entered into in connection with the issuance of the Series A Preferred Stock contain numerous affirmative and negative covenants, which may adversely affect our ability to attract other sources of capital or grow our business. We cannot incur debt outside the normal course, acquire other businesses, pay dividends, sell assets or issue our securities so long as our Series A Preferred Stock remains unpaid. The Agent has no obligation to acquire any additional shares of our Series A Preferred Stock.

         In the future, our Board of Directors has the authority to issue additional shares of our Preferred Stock in series with rights, designations and preferences as determined by the Board of Directors. When any shares of our Preferred Stock are issued, certain rights of the holders of our Preferred Stock may affect the rights of the holders of Common Stock. The authority of the Board of Directors to issue shares of our Preferred Stock with characteristics which it determines (such as preferential voting, conversion, redemption and liquidation rights) may have a deterrent effect on persons who might wish to make a takeover bid to purchase our shares at a price, which might be attractive to our shareholders. However, the Board of Directors must fulfill its fiduciary obligation to our shareholders in evaluating an takeover bid.

Master Modification Agreement and Related Amendment

         Prior to the effective date of this prospectus, we intend to enter into a Master Modification Agreement which amended in all respects the Securities
Purchase Agreement, the Registration Rights Agreement, Security Agreement, Certificate of Designation for our Series A Preferred, Purchasers Warrant and Agents Warrant. These agreements are collectively referred to sometimes as the "Preferred Stock Agreements." The terms of the Master Modification Agreement are the result of negotiations between the Underwriter, Agent and us in order to facilitate this offering. The anticipated terms of the original Master Modification Agreement have been amended as evidenced by a Letter Agreement
dated  April  27,  2001.  It  was  necessary  to  modify  the  original   Master
Modification Agreement because this offering did not close before April 30, 2001, which was the deadline date previously agreed to waive penalty provisions contained in the original Registration Rights Agreement for failure to register underlying common shares on a timely basis. The Master Modification Agreement as amended by the Letter Agreement dated April 27, 2001, will modify certain provisions of the Preferred Stock Agreements as follows:

o Holders of our Series A Preferred Stock and certain other of our shareholders agreed to enter into certain lock-up restrictions relating to the sale of our Common Stock. See "Shares Eligible for Future Sale - Lock Up Arrangements".

o The conversion rate for our Series A Preferred Stock was set at $.75 per share. We have reserved a total of 2,800,000 shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock. If this offering does not close by June 30, 2001, the conversion price on the Preferred Stock shall be reduced from $.75 to the lesser of 75% of the market value at the time of conversion of a share of our common stock on June 30, 2001 or $.62.5.

o The exercise price of the Purchaser's Warrants and the Agent's Warrants may be reset to the exercise price of the Warrants in this offering if such exercise price is lower than the current exercise prices for the Purchaser's Warrants and Agent's Warrants.

o The penalty provisions contained in the original Registration Rights Agreement for failure to register underlying shares on a timely basis has been waived subject to us making a cash payment of $280,000 to the holders of our Series A Preferred Stock from the proceeds of this offering on or before June 30, 2001.

o The holders of our Series A Preferred Stock will not convert if the effect of conversion is to increase their beneficial ownership in our securities to greater than 9.9%. All remaining Series A Preferred Stock will be converted at such time as the total amount of outstanding Series A Preferred Stock is less than 250,000 (i.e. 50 shares).

o Prior to our decision to proceed with this offering we had negotiated the terms and conditions of an equity line financing agreement with the Agent. As part of the Master Modification Agreement, we agreed that the Agent would have exclusive rights to provide any future equity line financing agreements for a period of two (2) years from the date of this prospectus.

o The Selling Shareholders have agreed to waive the requirement that $2,000,000 of their common shares be sold as part of this offering.

o We were granted an extension until June 30, 2001 to close this offering. If this offering does not close by June 30, 2001, then the lock-up agreements are terminated and the penalty provisions of the Registration Rights Agreement would apply on a retroactive basis to April 30, 2001.

o We have agreed to issue Thomson Kernaghan 24,500 shares of our Common Stock at closing in consideration of extending the required closing date of this offering from April 30, 2001 to June 30, 2001.

Warrants

         The Warrants will be issued subject to the terms and conditions of a Warrant Agreement between us and American Stock Transfer and Trust Company, as Warrant Agent. The following description of the Warrants is not complete and is qualified in all respects by the Warrant Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Each Warrant entitles the holder to purchase for a period of 10 years after the date of the prospectus one share of our Common Stock at the exercise prices set forth in the schedule below, which are adjusted on each annual anniversary dates of the prospectus. The Common Stock and the Warrants will be separate transferable 270 days after the closing of this offering or such earlier date as the underwriter may determine.

           Annual
      Anniversary Date                                Exercise Price
      ----------------                                --------------
             1                                             $  4.00
             2                                             $  5.00
             3                                             $  6.00
             4                                             $  7.00
             5                                             $  8.00
             6                                             $  9.00
            7-10                                           $ 10.00

         The Warrants will become exercisable on the date the Common Stock and Warrants first become separately tradable and will expire ten (10) years from the date of this prospectus. No fractional shares will be issued upon the exercise of the Warrants. Outstanding Warrants may be called by us at any time after the Warrants are exercisable, upon thirty (30) days' written notice to the holders, at a price of $.05 per Warrant, provided that the closing bid price of the Common Stock is in excess of 120% of the applicable exercise price for a period of ten (10) consecutive trading days ending within fifteen (15) days of the notice of redemption.

         The exercise price of the Warrants has been determined by negotiations between us and the Underwriter. In determining the price, we and the Underwriter considered a number of factors, including the market price of our Common Stock, our prospects in the industry in which we compete, an assessment of the our management and the general conditions of the securities market. We may, at the sole discretion of our Board of Directors, reduce the exercise price (upon effectiveness of a post-effective amendment to the registration statement under the Securities Act), increase the number of shares that may be purchased upon exercise of a Warrant and/or extend the expiration date of the Warrants should it deem that such actions are in our best interest.

         The Warrants contain adjustment provisions to avoid dilution of the equity interest represented by the underlying shares upon the occurrence of certain events, such as share dividends or splits, mergers or acquisitions. The Warrants do not have anti-dilution protection if we issue equity securities at a price below the Warrant exercise price. In the event of liquidation, dissolution or winding up of our offering, Warrant holders will not be entitled to receive any assets available for distribution to the holders of Common Stock. Warrant holders will have no voting, pre-emptive, liquidation or other rights of a stockholder, and no dividends will be declared on the Warrants.

         The Warrants may be exercised upon surrender of the applicable Warrant certificate on or prior to the expiration of the Warrant exercise period, accompanied by payment in full of the exercise price for the number of Warrants being exercised.

         We have agreed to use our best efforts to maintain the effectiveness of the Registration Statement under the Securities Act for the Common Stock underlying the Warrants and to take such other actions under the laws of various States as may be required to cause the lawful sale of securities upon the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In addition to the 4,000,000 Warrants included in the Units offered hereby, we may issue up to 400,000 Warrants included in the Units issuable upon exercise of the Underwriter's Warrants.

Certain Federal Income Tax Matters

         The following is a brief summary of certain federal income tax consequences associated with the purchase and ownership of the Units, the Common Stock and Warrants included in the Units and the exercise of the Warrants. Prospective investors are urged to consult with their individual tax advisors concerning the tax aspects of the Units in their own particular circumstances.

         For federal income tax purposes, the issue price of a Unit must be allocated between the Common Stock and the Warrant included in the Units in proportion to their respective fair market values at the time of issuance. The amount allocated to each component element in the Unit will constitute the tax basis of that element. Upon exercise of a Warrant, the basis of the Warrant plus the amount paid on the exercise of the Warrant will be the basis of the new share of Common Stock issued with respect thereto.

         No gain or loss will be recognized upon the exercise of a Warrant (nor will we recognize any income upon the exercise of a Warrant). The holding period of a share of Common Stock acquired upon the exercise of a Warrant will commence upon the exercise date of the Warrant. Any gain or loss recognized by a holder upon the sale of a share of Common Stock will generally constitute a capital gain or capital loss. Any loss recognized upon the lapse of a Warrant would ordinarily constitute a capital loss.

         The federal income tax considerations discussed above are based upon the current provisions of the Internal Revenue Code, and there can be no assurance that such provisions will not be changed in the future, either prospectively or retroactively.

Certain Provisions of the Certificate of Incorporation and Bylaws

         Our Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. Our Bylaws provide that we shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Dividends

         We have not paid any cash dividends on its common or preferred stock and do not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we will have 14,328,605 shares of Common Stock outstanding. Of these shares, all of the 3,000,000 shares sold in this offering and 3,152,811 shares of Common Stock currently outstanding will be freely tradable without restriction or further registration under the Securities Act. The remaining 8,175,794 shares are deemed "restricted shares" under Rule 144 and that they were originally issued and sold by us in private transactions in reliance upon exemptions under the Securities Act. The restricted securities may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

         (1)      1% of the then-outstanding shares of Common Stock; and

         (2) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to provisions relating to notice and manner of sale and the availability of current public information about us. In addition, a person (or persons whose shares are aggregated) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. While the foregoing discussion is intended to summarize the material provisions of Rule 144, it may not describe all of the applicable provisions of Rule 144, and, accordingly, you are encouraged to consult the full text of that Rule.

         Subject to the Lock Up Arrangements described below, we are registering 2,800,000 shares of Common Stock underlying conversion features of our Series A Preferred Stock along with 818,165 shares of Common Stock underlying the Agent's Warrants and Purchaser's Warrants. The sale of our Common Stock underlying these securities may also adversely affect the market price of our Common Stock, result in substantial dilution to our stockholders and might also adversely affect our ability to raise additional capital.

         We anticipate filing Form S-8 registration statement covering options or common shares granted or to be granted to our employees, directors and advisors. The possibility of future sales by existing stockholders under Rule 144 or otherwise will, in the future, have a depressive effect on the market price of our Common Stock, and such sales, if substantial might also adversely affect our ability to raise additional capital.

Lock-Up Arrangements

Selling Shareholders Lock-up Arrangements

         The selling shareholders who own in the aggregate 457,088 shares of our Common Stock, and all of our Series A Preferred Stock, Purchaser's Warrants and Agent's Warrants, which are convertible or exercisable into 3,618,615 shares of our Common Stock, have entered into lock-up letters which provides that from January 12, 2001 through a period of 180 days after the date of this prospectus, such shareholder will not sell any of our securities pursuant to Rule 144 or otherwise unless otherwise agreed to by us and the underwriter or as otherwise allowed under the lock-up letter. The lock-up letter provides that during months 2 through 6 after the date of this prospectus, such shareholders have the right to sell 5% of the prior month's average daily trading volume of our Common Stock. This amount will increase to 10% of the prior months' average daily trading volume during months 7 through 12 after the date of this prospectus. The underwriter has the right of first refusal for any sale of such shares during these time periods. If this offering does not close for any reason, then these lock-up arrangements are terminated.

Lock-up Arrangements for Other Shareholder Similar to the Selling Shareholder Lock-up Arrangement

         The following table sets forth the name and number of shares of certain of our shareholders who have agreed to lock-up arrangements similar to those described for the Selling Shareholders:

         Name                                           No. of Shares
         ----                                           -------------
         Rearden Trust                                      200,000
         Dominion Capital Group                             146,143
         Hammock Group, Ltd.                                180,245
         Southshore, Ltd.                                   323,456
         Sovereign Partners, Ltd.                           526,956
         Gregg Badger                                        25,000
                                                       ------------
                                            Total         1,401,799
                                                       ============

Liviakis Financial Communications, Inc. Lock-up Arrangements

         Liviakis Financial Communications, Inc. ("Liviakis") owns 1,463,000 shares of our common stock, which is available for resale pursuant to the provisions of Rule 144 as of May 26, 2001. These shares were issued to Liviakis in connection with a Consulting Agreement. See "Certain Relationships and Related Transactions". Our shares of common stock held by Liviakis have been pledged to Raymond James Financial Services ("Raymond James") as additional collateral for a margin account that Liviakis maintains at Raymond James. In March 2001, we instructed our transfer agent to put transfer instructions on our shares of common stock held by Liviakis because of a dispute regarding his entitlement to our shares pursuant to the Consulting Agreement.

         In connection with this underwriting, the underwriter requires that holders of our restricted securities enter into certain lock-up arrangements. Through the result of negotiations between Liviakis, Raymond James, the underwriter and us, an understanding was reached in which Liviakis and Raymond James agreed to a 270 day Lock-up period after the date of this prospectus subject to the underwriter granting Raymond James the right to sell our shares of common stock issued to Liviakis, which have been pledged to Raymond James in accordance to provisions of Rule 144 in the event Raymond James determined in its sole and absolute discretion that the liquidation of our shares of common stock is required to cover a margin call on the Liviakis margin account maintained at Raymond James. If any such margin call occur and Raymond James decides to sell our shares pursuant to Rule 144, then Raymond James shall give the underwriter two (2) days prior written notice of its intent to liquidate our shares and shall provide the underwriter or its designee the right of first refusal to act as the agent, principal market maker or broker in any such sale for the two (2) subsequent business days after receipt of notice from Raymond James.

         Liviakis further agreed to return 160,000 shares to us for cancellation and we have agreed to withdraw our stock transfer instructions to our transfer agent and acknowledge the enforceability of the Consulting Agreement with Liviakis.

Lock-up Arrangements with Former Liviakis Employees.

         In connection with our restructured arrangements with Liviakis as described above, Mr. Anthony Altavilla and Mr. Jens Dalsgaard, each of whom are former employees of Liviakis, agreed to return 20,000 each of our common stock as part of our settlement with Liviakis regarding services rendered under the Liviakis Consulting Agreement. Thus, each of these individuals currently own 179,000 shares of our Common Stock. Each of these individuals have agreed to a 270 day lock-up period from the date of this prospectus subject to each individual being allowed to sell up to 18,900 shares after May 26, 2001, 18,900 shares between May 27, 2001 and August 26, 2001 and 18,900 shares between November 26, 2001 and the termination of their 270 lock-up period.

Other Lock-up Arrangements

         In addition, all of the company's officers and directors, and certain other shareholders who own in the aggregate _________ shares of our Common Stock have entered in to lock-up letters which provide that such shareholders will not sell any of our securities pursuant to Rule 144 or otherwise for a period of 180 days after the date of this prospectus, without the consent of the underwriters.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are party to a Consulting Agreement with Liviakis Financial Communications, Inc., a California corporation ("Liviakis"). The original agreement was effective as of February 1, 2000. This agreement had a one (1) year term and expired January 31, 2001. Liviakis agrees to assist and consult with us on corporate finance matters and to represent us in investors communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to our current and proposed activities.

         In consideration for such services eAutoclaims.com-Delaware issued Liviakis 1,980,000 of its restricted common shares at $.01 per share. Each of these shares were converted on a one (1) to one (1) basis into our Common Stock in connection with the eAutoclaims.com merger. Liviakis instructed us to issue 178,000 of these shares to Jens Dalsgaard and 178,000 shares to Anthony D. Altavilla, each of who is a Liviakis employee. On September 18, 2000, this agreement was amended in two respects. First, the term of the agreement was modified to commence as of May 1, 2000 and ending February 28, 2001. Second, in addition to the 1,980,000 restricted common shares previously issued to Liviakis we agreed to issue an additional 39,000 restricted common shares as of August 24, 2000 in satisfaction of our previous obligation to issue Liviakis 3,000 shares per month during the term of this agreement. As of April 9, 2001, all 39,000 common shares have been earned. All other terms and conditions of this agreement remained unchanged.

         As a result of the eAutoclaims (Del.) merger, we assumed obligations under a Consulting Agreement with Jeffrey D. Dickson. This agreement was effective December 1, 1999 and is renewable on an annual basis. Mr. Dickson agreed to provide Mr. Seidel, our Chief Executive Officer, day-to-day advisory services concerning management, capitalization, corporate structure, organizational, industrial and regulatory issues. In addition, Mr. Dickson agreed to serve as our Chairman of the Board of Directors, as well as Chairman of our Audit and Compensation Committees.

         In consideration for these consulting services Mr. Dickson is entitled to an annual consulting fee of $84,500, payable every two (2) weeks. In addition, Mr. Dickson is entitled to a non-interest bearing $95,000 line of credit. As of March 31, 2001, approximately $27,000 is outstanding under this arrangement. All payments under the agreement with Mr. Dickson are made to First American AMO, of which Mr. Dickson is the founder and CEO.

         In connection with the eAutoclaims (Del.) merger, Thomson Kernaghan, as agent, agreed to cancel all of its stockholdings and interests in eAutoclaims.com. In addition, Thomson Kernaghan, as agent, agreed to cancel all outstanding warrants, loans, penalties and other rights such that Thomson Kernaghan, as agent, was the holder of 4,100,000 shares of our Common Stock contemporaneously with the eAutoclaims.com merger. In effect, Thomson Kernaghan, as agent, agreed to accept 4,100,000 shares in complete and total satisfaction of all obligations due from eAutoclaims.com and/or TPI as of the merger date.

         One executive officer of Thomson Kernaghan is also an executive officer of the general partner of CALP II Limited Partnership ("CALP II"). An executive officer of Thomson Kernaghan has signing authority for Fetu Holdings, Ltd. ("Fetu"). Gregg Badger is an officer and Director of Thomson Kernaghan. Accordingly, Thomson Kernaghan, CALP II, Fetu, and Mr. Badger may be considered a group that beneficially owns all of the shares beneficially owned by any of them. Under an agreement with us, Thomson Kernaghan, CALP II, Fetu, and Mr. Badger agreed not to have the right the right or power, directly or indirectly, either alone or in concert with others, to (i) convert any security of ours into Common Stock, or (ii) exercise or exchange any security of ours for Common Stock, or (iii) exercise any other right or power to acquire Common Stock if, after having given effect to the exercise of that right or power, considered as a group, they shall be or shall be deemed to beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than 9.9% of our then outstanding Common Stock.

         Subsequent to the eAutoclaims (Del.) merger, Thomson Kernaghan, as agent, has facilitated the placement of $2,100,000 of our Series A Preferred Stock. Thomson Kernaghan, either directly or through entities it controls, is the holder of 457,088 shares of our Common Stock, and 210 shares of our Series A Preferred Stock, which is convertible into 1,400,000 shares of our Common Stock.

         Thomson Kernaghan, either directly or through entities it controls, is also the holder of warrants to acquire 310,000 shares of our Common Stock at exercise prices of $1.46 to $3.30, which were issued to the purchasers of our Preferred Stock. Thomson Kernaghan has been paid fees of $210,000 and is the holder of 188,165 Placement Agent Warrants at an exercise price of $4.50. In connection with the Master Modification Agreement the exercise price of the placement agent warrants will be reduced to $4.00. All of these warrants have five (5) year term from the date of issuance. See "Market of the Registrants Securities and Related Stockholder Matters - Preferred Stock".

         The shares of our Common Stock issuable upon exercise of these warrants have registration rights under the Securities Act. We are subject to certain penalties if this registration statement is not filed and declared effective within certain time frames.

         We have entered into employment agreements with Eric Seidel, our Chief Executive Officer, Randal K. Wright, our Chief Operating Officer, and Scott Moore, our Chief Financial Officer. For description of these employment agreements and related rights to our stock options, see "Executive Compensation
- Employment Contracts and Other Related Matters".

         Eric Seidel, our Chief Executive Officer was issued 400,000 shares of our Common Stock in connection with the eAutoclaims.com merger. Jeffrey E. Dickson, our Chairman of the Board of Directors, was issued 280,000 shares of our Common Stock as founder shares. Randal K. Wright was issued 256,000 shares of our Common Stock in connection with the Premier Express Services, Inc. merger.

         In August, 2000, we agreed to issue 50,000 shares of our Common Stock to Michael T. Cronin, Esq., who is a partner in the law firm which serves as our corporate and securities counsel, in exchange for $100,000 of his services charged at normal hourly rates. All other charges incurred by us for other employees of his firm are paid in cash. As of March 1, 2001, all 50,000 common shares have been earned. We have agreed to issue to Mr. Cronin upon closing 50,000 additional common shares for services performed in connection with this offering.

         In November 2000, we agreed to issue 35,000 shares to Couture & Company, which serves as a financial consultant, in exchange for $80,150 of services charged at hourly rates. At March 31, 2001, 28,473 shares have been earned.

                    SELLING SHAREHOLDERS-PLAN OF DISTRIBUTION

         Subject to certain lock-up restrictions, the shareholders are free to offer and sell their Common Stock at such times, in such manner and at such prices as they may determine. The types of transactions in which the Common Stock is sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of Common Stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The Selling Shareholders do not have underwriters or coordinating brokers acting in connection with the proposed sale of the Common Stock.

         The Selling Shareholders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commission from the Selling Shareholders. They may also receive compensation from the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Each selling shareholder is, and any broker-dealer that acts in connection with the sale of Common Stock may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the Common Stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

         When used in this prospectus, "Selling Shareholders" includes donees and pledgees selling shares received from the named Selling Shareholders after the date of this prospectus.

         The Common Stock may be sold in:

                -- a block trade, where a broker or dealer will try to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                -- transactions where a broker or dealer acts as principal and resells the Common Stock for its account pursuant to this prospectus;

                -- an exchange distribution in accordance with the rules of such exchange; and

                -- ordinary brokerage transactions and transactions in which the broker solicits purchases.

         The Common Stock may also be sold through short sales of shares, put or call option transactions, loans or pledges of the shares, hedging or similar transactions, or a combination of such methods. The Selling Shareholders may or may not involve brokers or dealers in any of these transactions. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders may, from time to time, authorize underwriters acting as their agent to offer and sell the Common Stock upon such terms and conditions as shall be set forth in a prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Offers and sales may also be made directly by the Selling Shareholders, or other bona fide owners of the Common Stock, so long as an applicable exemption from state broker-dealer registration requirements is available in the jurisdiction of sale. The Selling Shareholders, underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any discounts and commissions received by them and any profit realized by them on the resale of the Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Shareholders also may resell all or a portion of the Common Stock in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule, rather than pursuant to this prospectus.

         There is no assurance that the Selling Shareholders will offer for sale or sell any or all of the shares of Common Stock covered by this prospectus.

         Because the Selling Shareholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

         We have informed the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided the Selling Shareholders with a copy of such rules and regulations.

                                  UNDERWRITING

         Under the underwriting agreement, which is included as an exhibit to the registration statement relating to this prospectus, each of the underwriters named below, for which Dirks & Company is acting as representative, has agreed to purchase from us the respective number of Units shown opposite its name below:


         Underwriters                                 Number of Units
------------------------------------------- --------------------------------

------------------------------------------- --------------------------------

------------------------------------------- --------------------------------

------------------------------------------- --------------------------------
         Total
------------------------------------------- --------------------------------

         The underwriting agreement provides that the underwriters' obligations to purchase shares of the Units depends on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the shares of Common Stock are purchased by the underwriters under the underwriting agreement, then all of the Units that the underwriters have agreed to purchase under the underwriting agreement must be purchased. The conditions contained in the underwriting agreement include that:

        o       the   representations   and   warranties   made  by  us  to  the
                underwriters in the underwriting agreement are true;

        o       there is no material change in the financial markets; and

        o       we deliver customary closing documents to the underwriters.

      The representatives had advised us that the underwriters propose to offer the Units directly to the public at the public price set forth on the cover page of this prospectus, and to selected dealers, who may include the underwriters, at such public offering price less a selling concession not in excess of $________ per share. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $_________ per share to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. The representatives are entitled to a ___% non-accountable expense allowance.

      The following table summarizes the underwriting discounts and commissions we and the selling shareholders will pay. The underwriting discounts and commissions are equal to the public offer price per Unit less the amount paid to us per share. The underwriting discounts and commissions are equal to ____% of the public offering price.

                                               Total
                                              Without                 With
                             Per Unit     Over-allotment         Over-allotment
Underwriting discounts and
commissions to be
paid by us
                             $-------        $-------               $-------

         We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses but excluding underwriting discounts and commissions, will be approximately $450,000.

         We have granted to the underwriters an option to purchase up to an aggregate of 150,000 additional Units, exercisable solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option at any time, and from time to time, until 30 days after the date of the underwriting agreement. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional Units proportionate to that underwriter's initial commitment as indicated in the preceding table, and we will be obligated, under the over-allotment option to sell the Units to the underwriters.

         We have agreed that, without the prior written consent of Dirks & Company, we will not offer, sell or otherwise dispose of any shares of capital stock or any securities which may be converted into or exchanged for any shares of capital stock for a period of __ days from the date of this prospectus.

         The restrictions described in the foregoing paragraph do not apply to:

o        the sale of Common Stock to the underwriters;

o shares of Common Stock issued by us under employee benefit plans or upon the exercise of options issued under employee benefit plans; or

o shares of Common Stock or other securities issued upon the exercise of currently outstanding options, warrants or rights.

         We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

         Upon completion of this offering, we have agreed to issue to the underwriters a warrant to purchase one Unit for each ten (10) Units sold in this offering (the "Underwriter's Warrant'). The Underwriter's Warrant will be exercisable for a four-year period commencing one year after the effective date of this offering at an exercise price of $___ per Unit, subject to certain adjustments and is nontransferable for one year, except to certain officers and directors of the Underwriter and members of the selling group. The Underwriter's Warrant exercise price, which is equal to 110% of the initial public offering price per Unit offered hereby has been determined by negotiations between us and the Underwriter so as to be within the minimum price per Unit required by policies of the NASD and various state authorities. The Underwriter's Warrant exercise price and the number of Units covered by such warrant will be subject to adjustment in order to protect the holders thereof against dilution in certain events. In addition, we have granted the Underwriter certain demand registration rights with respect to the shares and Warrants underlying the Underwriter's Warrants.

         In addition, subject to the rules of the NASD, we have agreed to appoint Dirks & Company as warrant solicitation agent thirteen (13) months after the date of this Prospectus, for which it will be entitled to a five percent (5%) fee upon exercise of the Warrants contained in the Units solicited by the Underwriter. No solicitation fee shall be paid in connection with the exercise of Underwriter's Warrants or the Warrants included in the Underwriter's Warrants. In accordance with the NASD rules, no fee shall be paid: (i) upon the exercise where the market price of the underlying Common Stock is lower than the exercise price of the Warrants; (ii) for the exercise of Warrants held in any discretionary account; (iii) upon the exercise of the Warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise of the Warrants; or provided to customers both as part of the original offering and at the time of exercise of the Warrants; or (iv) upon exercise of Warrants in unsolicited transactions. Unless granted an exemption by the Commission from Rule 10b-6, the Underwriter and any soliciting broker-dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for the period from two (2) or nine (9) days, whichever is applicable, prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the underwriters and soliciting dealers-dealers may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the underwriters and soliciting broker-dealer may be unable to continue to provide a market for our securities during certain periods while the Warrants are exercisable. If the underwriters have engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the underwriters undertake to waive unconditionally its right to receive a commission on the exercise of such Warrants.

         Additionally, the Underwriting Agreement provides that the underwriters shall have the right to designate an observer to our Board of Directors for two
(2) years after the closing date of this offering.

         In connection with this offering, Dirks & Company, Inc., on behalf of the underwriters, may purchase and sell shares of Common Stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. over-allotment involves syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters I this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Common Stock made for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in process.

         The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

         Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that might otherwise exist in the open market. The transactions may be effected on the AMEX, on the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

         Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither we, the nor any of the underwriters make any representation that the representatives will engage in such transactions or that any such transaction, once commenced, will not be discontinued without notice.

         The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares of Common Stock offered by them.

         We have asked the underwriter to reserve Units for sale at the same offering price directly to our customers, employees, officers, directors and other business affiliates or related third parties. The number of Units available for sale to the general public in the offering will be reduced to the extent such persons purchase the reserved Units.

                                  LEGAL MATTERS

         The validity of the Common Stock and warrants to be issued in connection with this will be passed upon for us by Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. Michael T. Cronin, a partner in the, currently owns 50,000 shares of our Common Stock and is entitled to receive 50,000 additional shares of our common stock upon the closing of this Offering. Additional legal matters in connection with the offering will be passed upon for the underwriters by Schifino & Fleischer, P.A., Tampa, Florida.

                                     EXPERTS

         The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler, LLP., and McGladrey & Pullen, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report, given upon the authority of Goldstein Golub Kessler, LLP, and McGladrey & Pullen, LLP, as experts in auditing and accounting.

                    WHERE TO LEARN MORE ABOUT eAUTOCLAIMS.COM

         eAUTOCLAIMS.COM. is subject to informational requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, eAUTOCLAIMS.COM files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copies at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-(800)-SEC-0330 for further information on the Public Reference Room. eAUTOCLAIMS.COM's filings are also available to the public at the Commission's Internet site at http://www.sec.gov.

         eAUTOCLAIMS.COM has filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock being offered. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----
Independent Auditor's Report..........................................  F - 2

Consolidated Financial Statements:

   Balance Sheets.....................................................  F - 3
   Statements of Operations...........................................  F - 4
   Statements of Stockholders' Equity.................................  F - 5
   Statements of Cash Flows...........................................  F - 6
   Notes to Consolidated Financial Statements.........................  F - 7

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
eAutoclaims.com, Inc.


We have audited the accompanying consolidated balance sheet of eAutoclaims.com, Inc. and Subsidiaries as of July 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from December 7, 1999 (inception) to July 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eAutoclaims.com, Inc. and Subsidiaries as of July 31, 2000 and the results of their operations and their cash flows for the period from December 7, 1999 (inception) to July 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 13, 2000


                                                                       EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                                                                  CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------

                                                                                 July 31,         January 31,
                                                                                   2000              2001
--------------------------------------------------------------------------------------------------------------
                                                                                                  (Unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents                                                      $ 239,979          $ 815,302
  Accounts receivable, less allowance for doubtful accounts
    of $30,000 and $60,000, respectively                                           578,729          1,180,224
  Due from related parties                                                         182,684            138,867
  Preferred stock subscription receivable                                                             250,000
  Prepaid expenses and other current assets                                         81,686             33,503
--------------------------------------------------------------------------------------------------------------
        Total current assets                                                     1,083,078          2,417,896
Property and Equipment, net of accumulated depreciation
   of $55,731 and $123,485, respectively                                           285,212            456,858

Goodwill, net of accumulated amortization
    of $7,019 and $126,569, respectively                                         1,534,633          1,427,083

Other Assets                                                                        11,661             24,402

Deferred Income Tax Asset, net of valuation
   allowance of $1,121,000 and $1,746,000, respectively                                  -                  -
--------------------------------------------------------------------------------------------------------------
        Total Assets                                                           $ 2,914,584        $ 4,326,239
==============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                         $ 778,265        $ 2,367,586
   Advances for the issuance of preferred stock                                    500,000                  -
   Common stock to be issued for acquisition                                     1,200,000                  -
   Loans payable - stockholders                                                    218,365            177,800
--------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                2,696,630          2,545,386
Loans Payable - stockholders, net of current maturities                             66,635                  -
--------------------------------------------------------------------------------------------------------------
        Total liabilities                                                        2,763,265          2,545,386
--------------------------------------------------------------------------------------------------------------

Commitments and Contingencies

Stockholders' Equity:
  Convertible  preferred stock - $.001 par value;  authorized  5,000,000 shares, issued and outstanding -0- and 420 shares, respectively,
   aggregate liquidation preference of $2,100,000                                        -                  1
  Common stock - $.001 par value; authorized 50,000,000 shares, issued
   and outstanding 10,790,367 and 11,224,900 shares, respectively                   10,790             11,225
  Additional paid-in capital                                                     3,216,286         10,008,848
  Accumulated deficit                                                           (3,075,757)        (8,239,221)
--------------------------------------------------------------------------------------------------------------
        Stockholders' equity                                                       151,319          1,780,853
--------------------------------------------------------------------------------------------------------------
        Total Liabilities and Stockholders' Equity                             $ 2,914,584        $ 4,326,239
==============================================================================================================

See Notes to Consolidated Financial Statements



                                                                         EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                                                          CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------
                                                                                                    Period from
                                                             Period from         Six-month           December 7,
                                                             December 7,       period ended        1999 (inception)
                                                           1999 (inception)     January 31,         to January 31,
                                                           to July 31, 2000        2001                 2000
------------------------------------------------------------------------------------------------------------------
                                                                                (Unaudited)         (Unaudited)
Revenue:
  Collision repairs management                                $ 1,141,087      $ 5,383,024          $  50,586
  Glass repairs                                                         -          969,788                  -
  Fleet repairs management                                        483,846          528,665            134,203
  Other repairs and fees                                          121,951          272,646              3,161
  Interest income, net of interest expense
   of $2,641, $0, and $0, respectively                              4,826                -                  -
------------------------------------------------------------------------------------------------------------------
Total revenue                                                   1,751,710        7,154,123            187,950
------------------------------------------------------------------------------------------------------------------

Expenses:
  Claims processing charges                                     1,471,509        5,857,511            159,848
  Selling, general and administrative, includes
   interest expense of -0-, $9,236 and -0-, respectively        3,293,208        2,735,700             81,297
  Depreciation and amortization                                    62,750          187,304                  -
------------------------------------------------------------------------------------------------------------------
Total expenses                                                  4,827,467        8,780,515            241,145
------------------------------------------------------------------------------------------------------------------
Net loss                                                     $ (3,075,757)     $(1,626,392)         $ (53,195)
==================================================================================================================

Loss per common share - basic and diluted                    $      (0.29)     $     (0.46)         $   (0.01)
==================================================================================================================

Weighted-average number of common shares
 outstanding - basic and diluted                               10,591,146       11,163,128          6,093,750
==================================================================================================================

See Notes to Consolidated Financial Statements


                                                                             EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------

Period from December 7, 1999 (inception) to July 31, 2000 and the six-month period ended January 31, 2001 (unaudited)

                                                                                 Additional
                                        Preferred Stock        Common Stock       Paid-in   Accumulated Stockholders'
                                       Shares     Amount     Shares     Amount    Capital     Deficit      Equity
--------------------------------------------------------------------------------------------------------------------
     Issuance of common stock to founders     -          -  7,500,000    $ 7,500   $ 61,430            -    $ 68,930
     Issuance of common stock for cash        -          -  2,850,000      2,850    987,150            -     990,000
     Issuance of common stock for services    -          -  1,980,000      1,980  1,978,020            -   1,980,000
     Recapitalization of common stock prior
      to reverse acquisition                  -          - (6,350,000)    (6,350)     6,350            -           -
     Issuance of common stock in reverse
      acquisition                             -          -  4,810,367      4,810     (4,810)           -           -
     Issuance of compensatory stock options   -          -          -          -    188,146            -     188,146
     Net loss                                 -          -          -          -          -  $(3,075,757) (3,075,757)
--------------------------------------------------------------------------------------------------------------------
Balance at July 31, 2000                      -          - 10,790,367     10,790  3,216,286   (3,075,757)    151,319
(unaudited)
     Shares of common stock issued
      for acquisitions                        -          -    322,372        322  1,211,678            -   1,212,000
     Issuance of common stock for services    -          -    112,161        113    239,967            -     240,080
     Issuance of preferred stock            420        $ 1          -          -  1,849,943            -   1,849,944
     Recognition of beneficial conversion
      feature of convertible preferred stock  -          -          -          -  1,715,198   (1,715,198)          -
     Proceeds from stock options              -          -          -          -        740            -         740
      Accrued dividend on preferred stock     -          -          -          -          -      (46,838)    (46,838)
     Fair value of warrants issued in
      connection with the preferred stock     -          -          -          -  1,775,036   (1,775,036)          -
     Net loss                                 -          -          -          -          -   (1,626,392) (1,626,392)
--------------------------------------------------------------------------------------------------------------------
Balance at January 31, 2001 (unaudited)     420        $ 1 11,224,900   $ 11,225 $10,008,848 $(8,239,221) $1,780,853
====================================================================================================================

See Notes to Consolidated Financial Statements



                                                                           EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------
                                                                                                    Period from
                                                             Period from         Six-month           December 7,
                                                             December 7,       period ended        1999 (inception)
                                                           1999 (inception)     January 31,         to January 31,
                                                           to July 31, 2000        2001                 2000
------------------------------------------------------------------------------------------------------------------
                                                                                (Unaudited)         (Unaudited)

Cash flows from operating activities:
  Net loss                                                   $ (3,075,757)      $ (1,626,392)    $    (53,195)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                  62,750            187,304                -
    Common stock issued for services                            2,028,630            212,293                -
    Issuance of compensatory stock options                        188,146                  -
    Allowance for doubtful accounts                                30,000             30,000                -
    Changes in operating assets and liabilities:
      Increase in accounts receivable                            (397,535)          (631,495)        (186,144)
      Decrease (increase) in due from related parties                   -             43,817          (80,849)
      Decrease (increase) in prepaid expenses
       and other current assets                                  (187,829)            48,183                -
      Increase in other assets                                          -            (12,741)               -
      Increase in accounts payable and accrued expenses           513,239          1,570,270          213,750
-------------------------------------------------------------------------------------------------------------------
           Net cash used in operating activities                 (838,356)          (178,761)        (106,438)
-------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of property and equipment                            (259,605)          (239,400)        (102,021)
  Acquisition of subsidiary, net of cash acquired                (172,360)                 -                -
-------------------------------------------------------------------------------------------------------------------
           Cash used in investing activities                     (431,965)          (239,400)        (102,021)
-------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from stock options                                           -                740                -
  Advances for the issuance of preferred stock                    500,000                                   -
  Net proceeds from issuance of preferred stock                         -          1,099,944                -
  Net proceeds from issuance of common stock                    1,010,300                  -          450,000
  Principal payments on stockholder loans                               -           (107,200)               -
-------------------------------------------------------------------------------------------------------------------
           Cash provided by financing activities                1,510,300            993,484          450,000
-------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                         239,979            575,323          241,541

Cash and cash equivalents at beginning of period                        -            239,979                -
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                   $    239,979       $    815,302     $    241,541
===================================================================================================================



Supplemental disclosure of cash flow information:

  Cash paid during the period for interest                   $      2,641       $      9,236     $          -
===================================================================================================================


Supplemental disclosure of noncash investing and financing activities:

  Common stock to be issued in connection with the
   acquisition of a subsidiary                               $  1,200,000       $          -      $         -
====================================================================================================================
  Loans to stockholders in connection with the
   acquisition of a subsidiary                               $    130,000       $          -      $         -
====================================================================================================================
  Receivable in connection with preferred stock                                 $    250,000      $         -
====================================================================================================================
  Contribution of fixed assets for common stock                                 $          -      $    68,930
====================================================================================================================

See Notes to Consolidated Financial Statements

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

1.  THE BUSINESS AND BASIS OF PRESENTATION:

On May 25, 2000, Transformation Processing, Inc. ("TPI") acquired all of the outstanding common stock of eAutoclaims.com, Inc., ("Nevada") a Nevada corporation. For accounting purposes, the acquisition has been treated as a recapitalization of Nevada with Nevada as the acquirer (the "Reverse Acquisition"). Nevada merged into TPI and TPI changed its name to eAutoclaims.com, Inc. (the "Company"). The historical financial statements prior to May 25, 2000 are those of Nevada. Accordingly, pro forma information is not presented.

The Company adopted the fiscal year end of TPI. There was no significant activity during the period from December 7, 1999 through December 31, 1999.

The Company was incorporated in 1999 as a business-to-business e-commerce company that utilizes the Internet to streamline and lower the overall costs of automotive repair paid by insurance companies. The Company is establishing itself as an Application Service Provider ("ASP") for the automobile insurance industry and the corporate fleet management industry, providing a seamless back-end infrastructure that links thousands of collision repair shops and support facilities. The Company provides a proprietary, cost-effective and highly advanced Bricks-to-Clicks(TM) Internet Claims Application & eAutoFleet(R) for the processing and ultimate repair of damaged vehicles filed as insured automobile claims.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Premier Express Claims, Inc. ("Premier") and SalvageConection.com, Inc. ("Salvage"). The consolidated financial statements for the fiscal year ended July 31, 2000 include the results of Premier from July 20, 2000 (date of acquisition) to July 31, 2000. The consolidated financial statements for the six-month period ended January 31, 2001 include the results of Premier for the entire period and the results of Salvage from August 1, 2000 (date of acquisition) to January 31, 2001. All intercompany accounts and transactions have been eliminated.

The Company maintains cash in bank deposit accounts that, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

For purposes of the statement of cash flows, cash equivalents consist of money market accounts.

The Company derives revenue primarily from collision repairs management, glass repairs and fleet repairs management. Revenue is recognized when an agreement between the Company and its customer exists, the repair services have been completed, the Company's revenue is fixed and determinable and collection is reasonably assured. Repairs for which Premier acts as an agent with assuming the risks of performance are reported on a net basis.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

Property and equipment are stated at cost. Additions and improvements to property and equipment are capitalized. Maintenance and repairs are expensed as incurred. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

The Company identifies and records impairment on long-lived assets, including goodwill, when events and circumstances indicate that such assets have been impaired. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows, and recognizes impairment, if any, based on expected discounted cash flows. At July 31, 2000 and January 31, 2001, no such impairment existed.

Goodwill is amortized using the straight-line method over 7 years (see Note 3). At each balance sheet date, the Company evaluates the period of amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and (iii) any other material factors that effect the continuity of the business.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic loss per common share ("EPS") is computed as net loss divided by the weighted-average number of common shares outstanding during the period. Potential common stock has been excluded from the computation of diluted net loss per share as their inclusion would be antidilutive.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements as of January 31, 2001 and for the six months ended January 31, 2001 are unaudited, however, in the opinion of management, these consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, considered necessary for fair presentation of the Company's consolidated financial position, operating results and cash flows. Results of the interim period are not necessarily indicative of results of the entire year.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

In accordance with Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services, the Company measures the fair value of the equity instruments using the stock price and other measurement assumptions as of the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or the date at which the counterparty's performance is complete.

The costs of software developed for internal use, including web site development costs, incurred during the preliminary project stage are expensed as incurred. Direct costs incurred during the application development stage are capitalized. Costs incurred during the post implementation/operation stage are expensed as incurred. Capitalized software development costs are amortized on a straight-line basis over their estimated useful lives.

The Company believes that the concentration of credit risk in its trade receivables, with respect to its limited customer base, is substantially mitigated by its credit evaluation process. The Company does not require collateral. To date, the Company's bad debt write-offs have not been significant.


3.  ACQUISITIONS:

On July 20, 2000, the Company acquired the outstanding shares of Premier for an aggregate of $1,530,000. The purchase price consisted of $200,000 in cash, $130,000 in promissory notes payable within 60 days and 320,000 shares of the Company's common stock. The Company valued the 320,000 shares of the Company's common stock at the fair market value at the date of issuance which totaled $1,200,000 ($3.75 per common share).

Premier is an administrative claims processing company that provides third party administrative processing and recovery services to insurance companies located throughout the United States.

The acquisition has been treated as a purchase for accounting purposes with the purchase price allocated to the assets acquired and liabilities assumed based on a preliminary determination of estimated fair values at the date of acquisition. Such fair values were determined based on appraisals and other estimates. The Company acquired assets with a fair value of approximately $506,000 and assumed liabilities of approximately $518,000. The excess of cost over fair value of the assets acquired (goodwill) amounted to approximately $1,542,000. The following summarized pro forma consolidated statement of operations (unaudited) assumes the acquisition of Premier as if it occurred on December 7, 1999 (inception).

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


         Revenue                                          $       3,866,899
         ===================================================================

         Net loss                                         $      (3,118,627)
         ===================================================================

         Loss per common share - basic and diluted        $            (.29)
         ===================================================================

         Weighted-average number of shares outstanding           10,895,012
         ===================================================================


This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results had the acquisition been consummated as of the assumed date, nor is it necessarily indicative of future operating results.

On  August  1,  2000,   the  Company   acquired   the   outstanding   shares  of
SalvageConnection.com, Inc. for the issuance of 2,372 shares of restricted common stock. These shares were valued at the fair market value at the date of issuance that totaled $12,000. SalvageConnection.com is an Internet-based procurement network for recycled and remanufactured automobile parts.
SalvageConnection.com was incorporated in December 1999 had no significant assets and liabilities and has not had any substantial operations since incorporation. The acquisition has been accounted for as a purchase with the entire consideration recorded as goodwill, to be amortized over 7 years.


4.  PROPERTY AND EQUIPMENT:

Property and equipment at cost, consists of the following:

                                         July 31,        January 31,
                                          2000              2001
                                          ----              ----
                                                                       Estimated
                                                                     Useful Life

Computer software                         $  61,762      $  97,729       3 years
Office equipment                            244,422        408,674       3 years
Furniture and fixtures                       34,759         73,940      10 years
--------------------------------------------------------------------------------
                                            340,943        580,343
Less accumulated depreciation                55,731        123,485
--------------------------------------------------------------------------------
                                           $285,212       $456,858
================================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consists of the following:

                                                  July 31,        January 31,
                                                   2000              2001
                                                   ----              ----

Accounts payable                                  $593,664         $2,172,123
Accrued payroll and vacation wages                 184,601            195,463
-----------------------------------------------------------------------------
                                                  $778,265         $2,367,586
=============================================================================


6.  LOANS PAYABLE - STOCKHOLDERS:

In conjunction with the acquisition of Premier, the Company is now obligated to repay two loans to two stockholders, who were former stockholders of Premier, aggregating $130,000. The loans are due in August 2000 and October 2000 and are noninterest-bearing. One stockholder has the right to receive shares of the Company's common stock as payment based on the market value of the Company's common stock at maturity. The fair value of the loans approximates the carrying amount due to the short-term nature of the loans.

The Company has two loans outstanding to a stockholder aggregating $155,000. The loans bear interest at the rate of 12% per annum and are due in January 2002. The loan agreements require payments of interest only through January 2001 and then monthly payments of principal and interest until maturity. The fair value of the loans approximates their carrying amount based on rates available to the Company for similar loans.

Aggregate maturities of long-term debt are as follows:

Six-month period ending July 31, 2001                    $111,165
Year ending July 31, 2002                                  66,635
-----------------------------------------------------------------
                                                         $177,800
=================================================================


7.  COMMITMENTS AND CONTINGENCIES:

The Company has a three-year employment agreement with its president and chief executive officer. This three-year employment agreement effective February 1, 2000 provides for aggregate annual base salary ranging from $150,000 to $180,000. In addition, the president and chief executive officer is entitled to a bonus of not less than 5% of the Company's pretax profits. This bonus can be paid in cash or with shares of the Company's common stock at a discount from its market value. For the year ended July 31, 2000, and the six-month period ended January 31, 2001, there were no additional amounts due under this agreement.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

In addition, the Company has three-year employment agreements with four other executives that expire between February 2003 and September 2003. The agreements provide for aggregate annual base salaries ranging from $425,000 to $485,000 per annum.

The Company leases office facilities and automobiles under noncancelable operating leases expiring on various dates through 2004. The office facilities leases contain escalation clauses relating to operating expenses and real estate taxes. Rent expenses under the operating leases for the period from December 7, 1999 to July 31, 2000 and the six-month period ended January 31, 2001 totaled approximately $40,000 and $86,000 respectively. Approximate minimum future payments under these leases are payable as follows:

Six-month period ending July 31, 2001                          $113,000
Year ending July 31,
         2002                                                   227,000
         2003                                                   227,000
         2004                                                    82,000
-----------------------------------------------------------------------
                                                               $649,000
=======================================================================


8.  PER SHARE CALCULATIONS:

Basic loss per share is computed as net loss divided by the weighted-average number of common shares outstanding for the period from December 7, 1999 to July 31, 2000 and the six-month period ended January 31, 2001. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities. Potential common shares have not been included in diluted loss per share since the effect would be anti-dilutive. The calculation of basic and diluted loss per common share for the period from December 7, 1999 to July 31, 2000 and the six-month period ended January 31, 2001 is as follows:


                                              Period from                               Period from
                                           December 7, 1999          Six-month        December 7, 1999
                                              (Inception)          period ended              to
                                           to July 31, 2000      January 31, 2001     January 31, 2000
                                           ----------------      ----------------     ----------------

Net loss                                      $(3,075,757)            $(1,626,392)          $(53,195)

Less: Preferred stock
            dividends                                  -0-                (46,838)                -0-
          Deduction related
            to Series A
           convertible preferred stock                 -0-             (3,490,234)                -0-
-----------------------------------------------------------------------------------------------------

Net loss applicable
 to common stock                              $(3,075,757)            $(5,163,464)          $(53,195)
=====================================================================================================

Basic and diluted:

Weighted average number of
 common shares outstanding                     10,591,146              11,163,128          6,093,750
=====================================================================================================

Basic and diluted loss
 per common share                           $      (0.29)             $     (0.46)             $(.01)
=====================================================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

9.  STOCKHOLDERS' EQUITY:

The Company is authorized to issue 5,000,000 shares of $.001 par value preferred stock. The board of directors has designated 500 shares as Series A Convertible Preferred Stock, with a liquidation preference of $5,000 per share. Each share of preferred stock is convertible into a number of shares of common stock. The number of common shares to be issued is derived by taking the purchase price of $5,000 per share and dividing by the lesser of 120% of the closing bid price for the common stock on the trading day immediately prior to the date of issuance of the preferred shares being converted or 75% of the average of the closing bid prices for the common stock for the 3 lowest trading days out of the 20 consecutive trading days immediately preceding the date of conversion. Dividends are payable at the rate of 8% of the aggregate liquidation preference amount per annum and are cumulative.

As of July 31, 2000, the Company had not issued any shares of preferred stock but had received $500,000 in cash toward shares of preferred stock. During the six-month period ended January 31, 2001, the Company issued 420 shares of preferred stock and received an additional $1,099,944 in cash that was net of $250,056 of offering costs and $250,000 which was received subsequent to January 31, 2001.

In connection with the issuance of convertible preferred stock, the Company issued warrants to purchase 818,165 shares of common stock. The warrants are exercisable at prices ranging from $1.4625 to $4.50 per share, are exercisable upon issuance, and expire in five years. The fair value of $1,775,036 attributable to the warrants has been treated as a cost associated with the issuance of the convertible preferred stock, and has been recorded as an increase to accumulated deficit and an increase in the net loss available to common shareholders.

On the date of issuance of the convertible preferred stock, a beneficial conversion feature of the convertible stock existed represented by the intrinsic value of that feature. That amount is calculated as the difference between the conversion price and the fair value of the common stock into which the preferred stock is convertible, multiplied by the number of shares into which the preferred stock is convertible. This amount has been recorded as an increase to accumulated deficit and an increase in the net loss available to common shareholders. The aggregate amount attributable to the beneficial conversion feature is $1,715,198.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


During the period from December 7, 1999 (inception) to July 31, 2000 the Company issued 7,500,000 shares of common stock to its founders for $500 in cash and $68,430 in services.

During the period from December 7, 1999 (inception) to July 31, 2000 the Company issued 2,850,000 shares of common stock for $1,100.000. Costs of $110,000 were incurred related to this issuance.

The Company issued 1,980,000 shares of common stock to a consultant for $19,800. The market price of the Company's common stock at the time of issuance was $1.00 per share. Accordingly, during the period from December 7, 1999 (inception) to July 31, 2000 the Company recorded a charge to operations for $1,960,200 related to this issuance.

In connection with the Company's Reverse Acquisition in April 2000, the outstanding shares of the Company were recapitalized. As a result, 6,350,000 shares of common stock were canceled. Immediately prior to the Reverse Acquisition there were 5,980,000 shares of common stock outstanding.

The Company issued options to purchase common stock to employees at prices below the fair market value of the Company's common stock at the time of issuance. Accordingly, during the period from December 7, 1999 (inception) to July 31, 2000 the Company recorded a charge to operations of $188,146 related to these issuances.

During the six-month period ended January 31, 2001, the company issued 2,372 shares of restricted common stock on the acquisition of SalvageConnection.com, Inc. These shares were valued at the fair market value at the date of issuance that totaled $12,000.

During the six-month period ended January 31, 2001, the Company entered into agreements with three consultants to provide services to the Company. These consultants will receive cash and 86,136 shares of the Company's common stock for these services. The Company will record a charge to operations when the services are performed based on the fair market value of the shares of common stock on the date in which the services are performed. During the six-month period ended January 31, 2001, approximately $142,073 was charged to operations as a result of these agreements. At January 31, 2001, 68,621 common shares have been earned.

During the six-month period ended January 31, 2001, the Company agreed to issue 50,000 shares of common stock in exchange for $100,000 of legal services. As of January 31, 2001, $76,620 in legal services had been invoiced (of which 18,900 had been treated as a cost of issuance of the preferred stock) and 38,310 common shares have been earned.

During the six-month period ended January 31, 2001, the Company issued options to employees and directors to purchase 881,050 shares of common stock. The exercise prices of the options are equal to or greater than the fair market value of the Company's common stock on the date of each grant.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


During January 2001, the Company issued 5,230 shares of common stock to directors in exchange for their services. The Company charged operations $12,500, which was equal to the fair market value of the shares when earned.

During April 2001 the Company authorized the issuance of options to purchase 2,200,000 shares of common stock to officers, directors and employees of the Company at $.01 per share. Accordingly, the Company will record a charge to operations of $3,344,000 related to these issuances.


10.  STOCK OPTIONS AND STOCK WARRANTS:

The Company has an incentive stock option plan under which options to purchase shares of common stock may be granted to certain key employees. The exercise price is based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options.

A summary of the status of the Company's options as of July 31, 2000 and January 31, 2001, and changes during the period from December 7, 2000 (inception) to July 31, 2000 and the six-month period ended January 31, 2001 is presented below:


                                                      July 31, 2000                  January 31, 2001
                                                      -------------                  ----------------
                                                                 Weighted-                     Weighted-
                                                                  Average                       Average
                                                  Number         Exercise          Number      Exercise
                                                 of Shares         Price          of Shares      Price
------------------------------------------------------------------------------------------------------

Balance at beginning of period                           -              -          719,500         $2.68
Granted                                            720,500          $2.68          881,050          1.47
Canceled                                            (1,000)          3.00           (1,000)         3.00
--------------------------------------------------------------------------------------------------------
        Outstanding at end of period               719,500           2.68        1,599,550          2.01
========================================================================================================

Options exercisable at end of period               569,831          $2.67          700,164         $2.43
========================================================================================================

Weighted Average fair value of options
 granted during the period                                 $1,531,160                  $1,176,580
========================================================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

The following table summarizes information about fixed stock options outstanding at January 31, 2001:



                                   Options Outstanding                     Options Exercisable
                                   -------------------                     -------------------
                                        Weighted-
                                         average        Weighted-                     Weighted-
                                        Remaining        average                       average
   Range of               Number       Contractual      Exercise        Number        Exercise
Exercise Prices         Outstanding       Life            Price       Exercisable       Price
----------------------------------------------------------------------------------------------------------
$.90 - $1.3125            674,050          4.86          $1.15           100,000        $1.11
$2.00 - 3.37              821,500          4.35           2.31           496,164         2.11
$5.06 - 12.50             104,000          2.61           5.24           104,000         5.24
----------------------------------------------------------------------------------------------------------
$.90 - $12.50           1,599,550                        $2.01           700,164        $2.43
==========================================================================================================


The Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its stock options and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss per common share for the period from December 7, 1999 (inception) to July 31, 2000 and for the six-month period ended January 31, 2001 would have been as follows:


                                                         Period from                     Six-month
                                                December 7, 1999 (Inception)           period ended
                                                      to July 31, 2000               January 31, 2001
                                                      ----------------               ----------------

Net loss applicable to common stock:
  As reported                                            $(3,075,757)                 $ (5,163,464)
===================================================================================================
  Pro forma                                              $(4,417,312)                 $ (5,543,834)
===================================================================================================

Loss per common share - basic and diluted:
  As reported                                            $      (.29)                 $       (.46)
===================================================================================================
  Pro forma                                              $      (.42)                 $       (.50)
===================================================================================================

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period ended July 31, 2000 and January 31, 2001 respectively. The assumptions were risk-free interest rates ranging from 5.26% to 7.15%, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of 200%, and an expected life of the option of five years.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)

different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

In December 2000, the Company's Board of Directors ("the Board") established specific performance goals and criteria for the issuance of any options. Subject to the criteria described below, the Board authorized the issuance of options to acquire up to 2,000,000 shares of common stock.

Options to acquire 450,000 shares of common stock were immediately available to be awarded on December 4, 2000 at an exercise price of $1.22. These options have a three-year vesting provision. Options to purchase 408,750 shares of common stock were awarded. Options to acquire 450,000 shares of common stock are issuable subject to the Company meeting certain criteria which are summarized as follows:

(a)  20% after the Company exceeds monthly revenues of $1,600,000;
(b) 20% after monthly net earnings (loss) before non cash expenses improve by $60,000 from the prior month;
(c) 20% after the Company achieves a 5.5 day average turnaround time on processing claims;
(d)  20% after the  Company  grows its  network by 300  Digital or CompEst  Sold
     Shops;
(e) 20% after a monthly customer index service rating of excellent or 100% of the balance, to the extent the Company reaches profitability for any month before the end of the third quarter of fiscal year ending 2001.

At January 31, 2001, the Company has met two of these goals. Therefore, 40% of the options to acquire 450,000 shares, or additional options to acquire 180,000 shares were available to be awarded. Options to purchase 165,300 shares of common stock were awarded. The exercise prices for these options are $1.01 per share.

After January 31, 2001, the Company met the remainder of the goals and options to issue 269,650 shares were awarded.

Options to acquire an additional 1,100,000 shares of common stock are available for issuance subject to the Company obtaining certain performance criteria that are summarized as follows:

o options to acquire 350,000 shares of common stock may be issued if the Company raises at least $5,000,000 in new equity capital from sources not affiliated with Thomas Kernaghan prior to December 31, 2003;
o options to acquire an additional 350,000 shares of common stock may be issued if the Company's common stock has an average trading price of $5.00 or greater in fiscal year 2002;
o options to acquire an additional 200,000 shares of common stock may be issued if the Company meets or exceeds its budgeted EBITDA targets in the current fiscal year; and

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


o options to acquire an additional 200,000 shares of common stock may be issued if the Company meets or exceeds its budgeted EBITDA in fiscal year ending 2002.

All of these options would be subject to vesting and would be exercised at the current market price of the Company's common stock as of the date of issuance. The Company has the right to increase the total amount of options, which may be issued so long as total outstanding options do not exceed 15% of the number of the Company's fully-diluted outstanding shares of common stock. Furthermore, in lieu of paying cash bonuses, the employees may be issued shares of the Company's common stock at the then fair market value in an amount not to exceed 50% of that employee's base salary.

On December 14, 2000, the Company agreed to issue to each of its outside directors options to acquire 10,000 shares of common stock at an exercise price of $.90 per share. These options are forfeitable if the director does not attend, either in person or by telephone, at least 75% of directors' meetings over the twelve months from the issuance date of these options.

In November 2000, one of the Company's directors was awarded an additional option to acquire 50,000 shares of common stock at an exercise price of $1.31 per share.

The Company's outstanding options will immediately vest in the event of a change in ownership.


11.  INCOME TAXES:

As of July 31, and January 31, 2001, the Company had deferred tax assets of approximately $1,121,000 and $1,746,000, respectively, resulting from net operating loss carryforwards of approximately $4,366,000 which are available to offset future taxable income, if any, through 2022. As utilization of the net operating loss carryforwards is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

The tax effects of temporary differences, loss carryforwards and the valuation allowance that give rise to deferred income tax assets (liabilities) were as follows:


                                             July 31,           January 31,
                                               2000                2001
                                               ----                ----

Temporary differences:
  Compensation expense not
    currently deductible                 $    (79,000)       $    (79,000)
   Allowance for doubtful accounts            (12,000)            (24,000)
   Accrued vacation                           (13,000)             (3,000)
  Net operating losses                      1,225,000           1,852,000
  Less valuation allowance                 (1,121,000)         (1,746,000)
------------------------------------------------------------------------------
        Deferred tax assets              $      - 0 -        $       -0-
==============================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


The reconciliation of the effective income tax rate to the federal statutory rate for the year ended July 31, 2000 and the six-month period ended January 31, 2001 is as follows:

                                 Period from                      Six-month
                          December 7, 1999 (Inception)            period ended
                               to July 31, 2000                January 31, 2001
                               ----------------                ----------------

Federal income tax rate              (34.0)%                          (34.0)%
Valuation allowance on net
 operating carryforwards              34.0                             34.0
-------------------------------------------------------------------------------
        Effective income tax rate    - 0 - %                            -0- %
===============================================================================

The Company and its subsidiaries will file consolidated federal income tax returns.


12.  MAJOR CUSTOMERS:

During the period from December 7, 1999 (inception) to July 31, 2000 revenue from three customers amounted to approximately 24%, 18% and 17% of total revenue, respectively. During the six-month period ended January 31, 2001, the Company derived 54% of revenues from one customer.


13.  RELATED PARTY TRANSACTIONS:

The Company shared an operating facility and certain personnel with a corporation whose chairman is also the chairman of the board of the Company. The Company also paid certain expenses on behalf of this corporation. Amounts allocated and paid on behalf of this corporation amounted to $116,320 and $2,494 during the period from December 7, 1999 (inception) to July 31, 2000 and for the six-month period ended January 31, 2001 respectively and was based on the amount of space and personnel time devoted to this corporation plus the actual expenses paid on behalf of this corporation. The amounts to be repaid to the Company, $116,320 and $118,814 at July 31, 2000 and January 31, 2001 respectively, are included in due from related parties on the accompanying balance sheets.

In addition, the Company advanced $125,000 to another related corporation whose chairman is also the chairman of the board of the Company. This corporation has a consulting agreement with the Company requiring payments every other week amounting to $3,250 for consulting services which include management advisory services, capitalization, corporation structure, organizational, industrial and regulatory issues. In lieu of payment, the Company reduced the advance for amounts due under the consulting agreement until the receivable from the related corporation was paid. The Company extended the agreement to pay the Chairman consulting fees through December 1, 2001. At July 31, 2000 and January 31, 2001, the remaining advances were $63,602 and $-0- respectively, and are included in due from related parties on the accompanying balance sheets.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


Also, the chairman of the board of the Company is entitled to a noninterest-bearing line of credit. At July 31, 2000 and January 31, 2001 respectively, $2,762 and $20,054 had been advanced under the line of credit and are included in due from related parties on the accompanying balance sheets.


14.  LITIGATION:

The Company is subject to a number of lawsuits and claims arising out of the conduct of its business. Management believes that the probable resolution of such matters will not materially affect the financial position, results of operations or cash flows of the Company.

In July 2000, EAUTO, LLC, a Texas entity, asserted that the Company's use of its EAUTOCLAIMS.COM mark and website violated its federally registered EAUTO service mark. The Company denied this assertion on the grounds that the marks are different, the services offered by the Company are different than those offered by EAUTO, Inc. and there is no likelihood of confusion among relevant consumers. When EAUTO, Inc. refused to withdraw its assertions of trademark infringement, the Company filed a lawsuit styled EAUTOCLAIMS.COM, Inc. v. EAUTO, L.L.C., Case No. 8:00CV-1855-T-26, in the United States District Court of the Middle District of Florida, Tampa Division seeking a judicial declaration that the Company's use of its EAUTOCLAIMS.COM mark and website are lawful. On October 25, 2000, the Company's attorneys received EAUTO, LLC's motion to dismiss for lack of personal jurisdiction and improper venue or alternatively a motion to transfer venue and memorandum or law in support of such motions. The Company objected to such motions. On January, 2001 EAUTO, LLC announced it was ceasing operations and disposing of its assets, including its trademarks and domain names. EAUTO, LLC's counsel has filed a motion to withdraw from the case. It is uncertain what effect these recent events will have on the ultimate outcome of this litigation.

On or about October 23, 2000, the Company received a demand letter from a website developer for $135,000 alleging breach of contract. The Company's management believes that eAutoclaims.com is entitled to a refund of $15,000. It is too early to predict the ultimate outcome of this dispute. On December 6, 2000, the Company was served with a complaint for breach of contract in the Pinellas County Circuit Court Case No. 00-8376-C1-5 alleging that the Company owes $135,000 to Offshore Websites, Inc.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

              (INFORMATION PERTAINING TO THE SIX-MONTH PERIOD ENDED
                         JANUARY 31, 2001 IS UNAUDITED)


15.  ADDITIONAL INFORMATION:

The Company's records and the records of its transfer agent differ with respect to the number of outstanding shares of the Company's common stock. According to the transfer agent, the number of shares of common stock outstanding is approximately 31,500 shares greater than the 10,790,367 and 11,224,900 indicated by the Company's records at July 31, 2000 and January 31, 2001 respectively. The Company believes that its records are correct and is in the process of resolving this difference. The number of shares outstanding reflected in the Company's financial statements does not include these shares or any adjustment which might be necessary to resolve this difference.

                          Premier Express Claims, Inc.


                                Financial Report


                                  June 30, 1999

                                    Contents

-------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT
   ON THE FINANCIAL STATEMENTS                                           1
-------------------------------------------------------------------------------
FINANCIAL STATEMENTS

   Balance sheet                                                         2

   Statement of income                                                   3

   Statement of stockholders' equity                                     4

   Statement of cash flows                                               5

   Notes to financial statements                                       6 - 10

                          Independent Auditor's Report


To the Board of Directors
Premier Express Claims, Inc.
Columbia, South Carolina

We have audited the accompanying balance sheet of Premier Express Claims, Inc. as of June 30, 1999 and the related statements of income, stockholders' equity, and cash flows for the period from October 14, 1998 (date of inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Express Claims, Inc. as of June 30, 1999, and the results of its operations and its cash flows for the period from October 14, 1998 (date of inception) to June 30, 1999, in conformity with generally accepted accounting principles.



/s/ McGladrey & Pullen, LLP
---------------------------
Charlotte, North Carolina
August 13, 1999

Premier Express Claims, Inc.


Balance Sheet
June 30, 1999



ASSETS
-------------------------------------------------------------------------------
Current Assets
   Cash                                                     $      212,509
   Accounts receivable (Note 2)                                    147,810
   Stock issuance receivable (Note 3)                               10,000
   Income taxes receivable                                          21,900
   Deferred income taxes (Note 4)                                    2,044
                                                            --------------
              Total current assets                                 394,263
                                                            --------------
Leasehold improvements and equipment
   Leasehold improvements                                            1,539
   Equipment                                                        79,547
   Furniture and fixtures                                           30,774
                                                            --------------
                                                                   111,860
      Less accumulated depreciation                                 20,415
                                                            --------------
                                                                    91,445
                                                            $      485,708
                                                            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                         $      251,713
   Accrued expenses and other liabilities                           32,156
                                                            --------------
              Total current liabilities                            283,869
                                                            --------------

Deferred income taxes (Note 4)                                       4,308
                                                            --------------

Commitments (Note 5)

Stockholders' Equity (Notes 3 and 6)
   Common stock, $1 stated value,
      authorized 1,000,000 shares;
      issued and outstanding 1,000 shares                            1,000
   Additional paid-in capital                                       91,928
   Retained earnings                                               104,603
                                                            --------------
                                                                   197,531
                                                            --------------
                                                            $      485,708
                                                            ==============

See Notes to Financial Statements.

Premier Express Claims, Inc.


Statement of Income
Period from October 14, 1998 (Date of Inception) to June 30, 1999


-------------------------------------------------------------------------------

Revenues (Note 2)                                           $    2,967,131
Cost of sales                                                    2,295,086
                                                            --------------
              Gross profit                                         672,045

                                                                   519,978
                                                            --------------
              Income before income taxes                           152,067

Federal and state income taxes (Note 4)                             47,464
                                                            --------------

              Net income                                    $      104,603
                                                            ==============

Weighted average shares outstanding                                  1,000
                                                            ==============

Earnings per share, basic                                   $       104.60
                                                            ==============

See Notes to Financial Statements.

Premier Express Claims, Inc.


Statement of Stockholders' equity
Period from October 14, 1998 (Date of Inception) to June 30, 1999

                                                                                                      Total
                                             Common           Additional          Retained        Stockholders'
                                             Stock         Paid-In Capital        Earnings            Equity
------------------------------------------------------------------------------------------------------------------

Balance, date of inception
(October 14, 1998) through June 30, 1999      $      -       $        -         $        -          $       -
   Issuance of 100 shares of
      common stock for cash                        100            9,900                  -             10,000
   Issuance of 900 shares of
      common stock for
      equipment and furniture
      and fixtures                                 900           82,028                  -             82,928
   Net income                                        -                -            104,603            104,603
                                             ---------------------------------------------------------------------
Balance, June 30, 1999                       $   1,000       $  91,928          $  104,603          $ 197,531
                                             =====================================================================


See Notes to Financial Statements.

Premier Express Claims, Inc.


Statement of Cash Flows
Period from October 14, 1998 (Date of Inception) to June 30, 1999

-------------------------------------------------------------------------------

Cash Flows from Operating Activities
   Net income                                                    $     104,603
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation                                                      20,415
      Provision for doubtful accounts                                      853
      Deferred income taxes                                              2,264
      Change in assets and liabilities:
        Increase in:
           Accounts receivable                                        (148,663)
           Income taxes receivable                                     (21,900)
        Increase in:
           Accounts payable                                            251,713
           Accrued expenses and other liabilities                       32,156
                                                                 -------------
              Net cash provided by operating activities                241,441
                                                                 -------------
Cash Flows from Investing Activities
   Purchase of equipment                                               (28,932)
                                                                 -------------
              Net cash used in investing activities                    (28,932)
                                                                 -------------
              Net increase in cash                                    (212,509)
Cash:
   Beginning                                                                 -
                                                                 -------------
   Ending                                                        $     212,509
                                                                 =============

Supplemental Disclosures of Cash Flow Information
   Cash payments for:
      Income taxes                                               $      67,100

Supplemental Disclosures of Noncash Investing and
   Financing Activities
      Common stock issued for receivable                         $      10,000
      Common stock issued for
       equipment and furniture and fixtures                             82,928


See Notes to Financial Statements.

Premier Express Claims, Inc.


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

Note 1.   Nature of Business and Significant Accounting Policies

Nature of business: Premier Express Claims, Inc. (the "Company") is an administrative claims processing company located in Columbia, South Carolina. The Company provides the third party administrative processing and recovery services to insurance companies located throughout the United States.

A summary of the Company's significant accounting policies follows:

Revenue recognition: The Company derives revenue primarily from vehicle windshield repairs. Revenue is recognized when an agreement between the Company and its customer exists, the repair services under claims processed by the Company have been completed, the Company's revenue is fixed and determined and collection is reasonably assured.

Cash: The Company maintains demand deposits with financial institutions, which, at various times throughout the period were in excess of the federally insured amounts.

Leasehold improvements and equipment: Leasehold improvements and equipment are stated at cost. Depreciation is computed using various accelerated methods over the following estimated lives:

                                                Years
                                                -----
                Leasehold improvements            5
                Equipment                        5-7
                Furniture and fixtures            5


Leasehold improvements are depreciated over the shorter of the term of the lease or their estimated useful lives.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Premier Express Claims, Inc.


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


Earnings per share: The FASB has issued Statement No. 128, Earnings Per Share, which supersedes APB Opinion No. 15. Statement No. 128 requires the presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per share amounts. Basic per share amounts are computed by dividing net income (the numerator) by the weighted-average number of common shares outstanding (the denominator). All other entities are required to present basic and diluted per share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce the loss or increase the income per common share from continuing operations. The Company does not have potential common stock equivalents outstanding and therefore is only required to disclose basic earnings per share. Basic earnings per share for the period from October 14, 1998 (date of inception) to June 30, 1999 is $104.60 based on 1,000 weighted-average common shares outstanding during that period.

Fair value of financial instruments: The estimated fair values required under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented for the fair value of the Company's financial instruments are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair market value amounts.

The fair value estimates presented are based on pertinent information available to management as of June 30, 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amount, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and therefore, current estimates of fair value may differ significantly from the amounts presented here. Management estimates the fair value of its financial instruments including cash and stock issuance receivable approximate their cost due to the short term nature of the accounts.

Premier Express Claims, Inc.


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

Note. 2   Major Customers

Revenues include revenues from the following major customers, together with the receivables due from those customers. Major customers are defined as customers from whom revenue earned is more than 10% of the Company's total revenue for the period from October 14, 1998 (date of inception) to June 30, 1999.


                                Revenues for
                               the Period from
                               October 14, 1998
                                  (Date of          Receivable
                                Inception) to       Balance at
                                June 30, 1999      June 30, 1999
                              ------------------------------------
Customer A                    $    2,263,447      $     92,223
Customer B                           365,599            18,838
                              ------------------------------------
                              $    2,629,046      $    111,061
                              ====================================


Note 3.   Stock Issuance Receivable

Included in the accompanying balance sheet as of June 30, 1999 is a $10,000 stock issuance receivable from the minority stockholder. Payment of the $10,000 receivable was received by the Company on July 6, 1999.


Note 4.   Income Taxes

Net deferred tax assets (liabilities) consist of the following components as of June 30, 1999:


Deferred tax assets:
   Accrued expenses                           $    2,044
   Other assets                                      557
                                             -----------
                                                   2,601
Deferred tax liabilities:                    -----------
   Leasehold improvements and equipment           (4,865)
                                             -----------
                                              $   (2,264)
                                             ===========

Premier Express Claims, Inc.


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

Note 4.     Income Taxes (Continued)

The components giving rise to the net deferred tax assets (liabilities) described above have been included in the accompanying balance sheet as of June 30, 1999 as follows:


Current assets                     $     2,044
Noncurrent liabilities                  (4,308)
                                   -----------
                                   $    (2,264)
                                   ===========


Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

The provision for income taxes charged to operations for the period from October 14, 1998 (date of inception) to June 30, 1999 consists of the following:


Current tax expense                $    45,200
Deferred tax expense                     2,264
                                   -----------
                                   $    47,464
                                   ===========


A reconciliation of the federal income tax rate to the effective tax rate for the for the period from October 14, 1998 (date of inception) to June 30, 1999 is as follows:


Statutory  federal  income  tax  rate                  34.0 %
Increases  (decreases)  in  taxes resulting from:
   Nondeductible expense                                0.6
   State income tax, net of federal benefit             3.2
   Benefit of income taxed at lower rates              (6.6)
                                                       ------
Effective tax rate                                     31.2 %
                                                       ======

Premier Express Claims, Inc.


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

Note 5.   Lease Commitments and Rent Expense

The Company leases its operating facility under a five year operating lease agreement that expires on November 30, 2003. The agreement also requires the Company to pay a pro-rata share of property taxes and to pay certain insurance and maintenance and repair costs. The Company also leases automobiles from a company affiliated through common ownership under operating lease agreements that expire through April 2004. The minimum rental commitment related to the above leases at June 30, 1999 is as follows:

                                          Commitment
                        Commitment       to Unrelated          Total
                       to Affiliate          Party          Commitment
-------------------------------------------------------------------------
2000                $    16,192    $     51,000        $      67,192
2001                     16,192          51,000               67,192
2002                     16,192          51,000               67,192
2003                     16,192          51,000               67,192
2004                     12,819          21,250               34,069
                    -----------------------------------------------------
                    $    77,587    $    225,250        $     302,837
                    =====================================================


Total rent expense for the period from the October 14, 1998 (date of inception) to June 30, 1999 is $33,123, which includes rent to the affiliated company of $3,373.


Ntte 6.   Stockholders' Agreement

The stockholders have entered into an agreement that provides restrictions on the transfer or sale of the Company's stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

         TABLE OF CONTENTS
                                               Page
Prospectus Summary                              ____
The Offering                                    ____
Summary Financial Data                          ____
Summary Financial Information                   ____
Cautionary Notice Regarding
Forward-Looking Statements                      ____
Risk Factors                                    ____
Use of Proceeds                                 ____
Dividend Policy                                 ____
Capitalization                                  ____
Summary Financial Information                   ____
Management's Discussion and
Analysis of Financial Conditions
and Results of Operations                       ____
Business                                        ____
Management                                      ____
Principal and Selling Shareholders              ____
Description of Securities                       ____
Shares Eligible for Future Sale                 ____
Certain Relationships and
Related Transactions                            ____
Selling Shareholders Plan of Distribution       ____
Underwriting                                    ____
Legal Matters                                   ____
Experts                                         ____
Where to Learn More About
eAutoclaims                                     ____
Financial Statements                            ____


                              eAUTOCLAIMS.COM, INC.



                                ----------------

                                   PROSPECTUS
                                ----------------




                              DIRKS & COMPANY, INC.


                               _____________, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 25. Other Expenses of Issuance and Distribution

                  The following table sets forth the expenses, other than the underwriting discounts and commissions, paid or payable by the Registrant in connection with the distribution of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

       Securities and Exchange Commission registration fee......... $  5,000*
       NASD filing fee.............................................    2,500*
       Accounting fees and expenses................................  150,000*
       Legal fees and expenses.....................................  175,000*
       Printing and engraving expenses.............................   75,000*
       Blue Sky fees and expenses (including legal fees)...........   42,500*
            TOTAL.................................................. $450,000
                                                                    --------
         *Estimated

Item 14. Indemnification of Directors and Officers.

                  Limitation of Liability and Indemnification matters

                  The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

                  This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  The Nevada Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the
Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

                  The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

                  The Registrant's predecessor limited liability company had liability insurance for its management committee members and officers and the Registrant intends to obtain directors' and officers' liability insurance for its directors and officers.

                  Reference is also made to the Underwriting Agreement to be filed as Exhibit ___ to the Registration Statement for information concerning the underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

                  The following information describes sales of unregistered securities by the Registrant since January 1, 1998. All share amounts have been adjusted to take into account a 1 for 25 reverse stock split that occurred in October 1999.

                  On January 26, 1998, Registrant issued 17,778 shares of Common Stock to Thomson Kernaghan in consideration for gross proceeds of $100,000
($5.50 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

                  On April 14, 1998, the Registrant sold 6% Convertible Debentures, due April, 2000, in the aggregate principal amount of $1,000,000 and issued warrants to purchase 12,049 shares of Common Stock for gross proceeds of $1,000,000 (of which $550,000 had a conversion rate of 70% of the 5-day average closing bid price and $450,000 had a conversion rate of 80% of the 5-day average closing asked price) as follows: Canadian Advantage LP ($275,000); Dominion Capital Fund ($275,000); Fetu Holdings ($250,000); and Livingstone Asset Management ($200,000). Each of the above claim the status as accredited investors as organizations described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities purchased, with total assets in excess of $5,000,000. Each purchased its debentures and warrants for investment. Canadian Advantage LP ("Canadian") was issued warrants to purchase 660 shares of Common Stock at $37.50 per share through April 14, 2000 and warrants to purchase 2,654 shares of Common Stock at $11.40 per share through April 14, 2000; Dominion Capital Fund ("Dominion") was issued a like number of identical warrants; Fetu Holdings ("Fetu") was issued like warrants to purchase 600 shares at $37.50 and 2,412 shares at $11.40, and Livingstone Asset Management ("Livingstone") was issued like warrants to purchase 480 shares at $37.50 and 1,930 shares at $11.40. From May 14, 1998 through October 26, 1998, the aggregate principal amount of $1,000,000 plus interest was converted into 77,409 shares of Common Stock as follows: Dominion and Canadian each converted $275,000 plus interest of Debentures into 21,287 shares of Common Stock, Fetu converted $250,000 plus interest into 19,352 shares of Common Stock and Livingstone converted $200,000 plus interest into 15,482 shares of Common Stock.

                  On May 21, 1998, the Registrant sold to Canadian 6% convertible debentures due May 21, 2000 in the aggregate principal amount of $500,000. Warrants to purchase 2,008 shares of Common Stock exercisable at the price of $49.75 through May 21, 2000, were also issued to Canadian. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D. On October 27, 1998 and October 29, 1998 an aggregate of $150,000 of debentures plus interest was converted into 29,887 shares of Common Stock.

                  On July 10, 1998 the Registrant sold to each of Canadian and Advantage (Bermuda) Fund 6% convertible debentures due July 9, 2000 in the amount of $250,000 for an aggregate of $500,000. Warrants to purchase 1,366 shares of Common Stock exercisable at the price of $36.60 through July 9, 2000, were also issued to each of Canadian and Advantage (Bermuda) Fund. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On September 22, 1998 the Registrant sold to Fetu Holdings 6% convertible debentures due September 22, 2000 in the aggregate principal amount of $200,000. Warrants to purchase 3,509 shares of Common Stock exercisable at the price of $11.40 through September 22, 2000, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On October 6, 1998, the Registrant sold 6% convertible debentures, due October 6, 2000, in the aggregate principal amount of $100,000 and issued warrants to purchase 2,226 shares of Common Stock for gross proceeds of $100,000 to: Canadian Advantage LP ($25,000); Dominion Capital Fund ($25,000); Fetu Holdings ($25,000); and Advantage (Bermuda) Fund ($25,000). Each of the above were also issued warrants to purchase 556 shares of Common Stock at $9.00 per share through October 6, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On November 18, 1998, the Registrant sold 6% convertible debentures, due November 18, 2000, in the aggregate principal amount of $200,000 and issued warrants to purchase 4,040 shares of Common Stock for gross proceeds of $200,000 to: Canadian Advantage LP ($50,000); Dominion Capital Fund ($50,000); Fetu Holdings ($50,000); and Advantage (Bermuda) Fund ($50,000). Each of the above were also issued warrants to purchase 1,010 shares of Common Stock at $9.90 per share through November 18, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On December 3, 1998, the Registrant sold 6% Convertible Debentures, due December 2, 2000, in the aggregate principal amount of $250,000 and issued warrants to purchase 3,390 shares of Common Stock for gross proceeds of $250,000 to: Advantage (Bermuda) Fund ($75,000); Canadian Advantage LP ($75,000); and Dominion Capital Fund ($100,000). The above were also issued warrants in the amounts of 1,017, 1,017 and 1,356, respectively, to purchase shares of Common Stock at $14.75 per share through December 3, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On January 13, 1999 the Registrant sold to Advantage (Bermuda) Fund 6% Convertible Debentures due January 14, 2001 in the aggregate principal amount of $125,000. Warrants to purchase 3,125 shares of Common Stock exercisable at the price of $8.00 through January 14, 2001, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On January 13, 1999 the Registrant sold to Dominion Capital Fund 6% Convertible Debentures due January 13, 2001 in the aggregate principal amount of $125,000. Warrants to purchase 3,125 shares of Common Stock exercisable at the price of $8.00 through January 14, 2001, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  Canadian Advantage Limited Partnership rescinded, and TPI accepted, the conversion of an aggregate of $57,500 plus interest of debentures and returned 8,069 shares of Common Stock. The debentures were converted in error and were in excess of 4.9% of TPI's outstanding Common Stock, which violated the terms of the debentures. Such transaction was effected in April 1999.

                  On October 6, 1999, the Board of Directors of the Company authorized a 1 for 25 reverse stock split for the Company's Common Stock. The split was effected October 15, 1999, upon the filing of the amendment to the certificate of incorporation with the State of Nevada.

                  In connection with the merger and plan of reorganization with eAuto, outstanding debentures and warrants of TPI were converted into 4,100,000 common shares (post 1 for 25 reverse stock split). All of the above issuances of securities occurred prior to the merger and plan or reorganization with eAutoclaims (Del.) and were securities issued by Transformation Processing, Inc.

                  The Debentures, the warrants and the Common Stock issued on conversion of the Debentures were issued in reliance upon the exemption set forth in Sections 4(2) of the Act and Rule 506 thereunder. Such securities were purchased for investment and not with a view to the public distribution thereof. The Common Stock issued upon conversion of the Debentures were further issued in reliance on Section 3(a)(9) of the Act. In both the issuance of the Debentures and the Common Stock the certificates representing such securities bear a legend preventing resale in the absence of registration with the Commission or an exemption therefrom.

         Effective May 25, 2000,  the  Registrant  merged with  eAutoclaims.com,
Inc.,  a  Delaware   corporation  and  changed  our  name  from   Transformation
Processing, Inc. ("TPI") to eAutoclaims.com, Inc. ("eAuto"). All securities issued prior to May 25, 2000, were in the name of TPI. In connection with the TPI/eAuto merger 100% of eAuto common stock, or 5,980,000 shares, were exchanged from 5,980,000 TPI common shares on an one for one exchange basis. The name and number of shares issued to each eAuto shareholder is as follows:

                                                                            # of Shares
                           Name                                                 Issued
         ------------------------------------------------------ ----------------------------------
         Eric Seidel                                                          400,000
         Jeffrey Dickson                                                      280,000
         Victor Grechniw                                                      120,000
         Christopher Korge                                                     15,000
         Brian May                                                              7,500
         Roma Associates, Inc.                                                308,390
         Starling, S.A.                                                       320,000
         Redstock Corporation                                                 290,477
         Oldfeild Overseas, Inc.                                              299,566
         Euroland Corporation                                                 320,000
         Norcross Investments                                                 309,383
         Spencer United Corporation                                           290,222
         Dean Holdings, Inc.                                                  299,000
         Armilla Holdings LTD                                                 261,832
         Paget Trading, LTD                                                   290,907
         Solar Ventures LTD                                                   187,723
         Liviakis Financial Communications, Inc.                            1,584,000
         Jens Dalsgaard                                                       198,000
         Anthony D. Altavilla                                                 198,000

         ------------------------------------------------------ ----------------------------------

         With regard to all such issuances, the Registrant relied on Section 4(2) of the Securities Act of 1933 (the "Act") for an exemption from the registration requirement of the Act. The eAuto shareholders had access to information concerning the Registrant, its financial condition, assets, management and proposed activities. Each eAuto shareholder signed a subscription agreement and represented that he had the ability to bear economically a total loss of his investment. The Registrant has impressed each certificate with a restrictive legend and will issue stop transfer instructions to the Registrant's transfer agent upon completion of this Offering.

         The Registrant has issued $2,100,000 of its Series A Preferred Stock that is convertible into 2,800,000 shares of Common Stock. The Company also issued warrants to acquire 818,165 shares in connection with these financings. CALP II, an affiliate of Thomson Kernaghan & Co., Ltd and Governor's Road LLC each purchased these securities in equal amounts.

         The following is a detained table that sets forth separately each sale of the Registrant's Series A Preferred Stock, which discloses the amount of consideration, selling commissions, legal fees, net proceeds and related warrants.

Number       Date Cash    Gross      Selling      Legal      Net               Agents Warrants   Purchaser Warrants
of Shares    Received     Amount     Commission   Fees       Proceeds       Number        Strike Number     Strike
------------ ------------ ---------- ------------ ---------- -------------- ------------------- ---------------------
200          06/27/2000                                         500,000
             08/29/2000                                         380,015
             09/22/2000                                           9,929
                          1,000,000  100,000      10,056        889,944       55,096      4.50     300,000   3.00
 60          10/04/2000     300,000   30,000         -0-        270,000       18,826      4.50      90,000   3.33
 60          12/08/2000     300,000   30,000         -0-        270,000       30,023      4.50      90,000   1.46

100          01/25/2001     170,000                  -0-        170,000
             Feb-01         330,000   50,000     30,000         250,000
                            500,000   50,000     30,000         420,000       76,220      4.50     150,000   2.60


---                       ---------- -------     ------        --------      -------               -------
420 total                 2,100,000  210,000     40,056       1,849,944      188,165               630,000
===                       ========== =======     ======        ========      =======               =======

         On July 20, 2000, we acquired Premier Express Claims, Inc. through a merger in a stock-for-stock exchange. We issued 320,000 restricted common shares to two (2) Premier Express Claims shareholders. The names and numbers of our common shares issued to each former Premier Express Claims shareholder is as follows:

                                                                  # of
                           Name                               eAuto Shares
                                                              ------------
                           Randal K. Wright                       256,000

                           Reed Mattingly                          64,000
                                                                 --------
                                            Total                 320,000
                                                                 ========

         We are party to a Consulting Agreement with Liviakis Financial Communications, Inc., a California corporation ("Liviakis"). The original agreement was effective as of February 1, 2000. This agreement had a one (1) year term and expired January 31, 2001. Liviakis agrees to assist and consult with us on corporate finance matters and to represent us in investors communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to our current and proposed activities.

         In consideration for such services eAutoclaims.com-Delaware issued Liviakis 1,980,000 of its restricted common shares at $.01 per share. Each of these shares were converted on a one (1) to one (1) basis into our Common Stock in connection with the eAutoclaims.com merger. Liviakis instructed us to issue 198,000 of these shares to Jens Dalsgaard and 198,000 shares to Anthony D. Altavilla, each of who is a Liviakis employee. On September 18, 2000, this agreement was amended in two respects. First, the term of the agreement was modified to commence as of May 1, 2000 and ending February 28, 2001. Second, in addition to the 1,980,000 restricted common shares previously issued to Liviakis we agreed to issue an additional 39,000 restricted common shares as of August 24, 2000 in satisfaction of our previous obligation to issue Liviakis 3,000 shares per month during the term of this agreement. All other terms and conditions of this agreement remained unchanged.

         Liviakis Financial Communications, Inc. ("Liviakis") owns 1,463,000 shares of our common stock, which is available for resale pursuant to the provisions of Rule 144 as of May 26, 2001. These shares were issued to Liviakis in connection with a Consulting Agreement. See "Certain Relationships and Related Transactions". Our shares of common stock held by Liviakis have been pledged to Raymond James Financial Services ("Raymond James") as additional collateral for a margin account that Liviakis maintains at Raymond James. In March 2001, we instructed our transfer agent to put transfer instructions on our shares of common stock held by Liviakis because of a dispute regarding his entitlement to our shares pursuant to the Consulting Agreement.

         In connection with this underwriting, the underwriter requires that holders of our restricted securities enter into certain lock-up arrangements. Through the result of negotiations between Liviakis, Raymond James, the underwriter and us, an understanding was reached in which Liviakis and Raymond James agreed to a 270 day Lock-up period after the date of this prospectus subject to the underwriter granting Raymond James the right to sell our shares of common stock issued to Liviakis, which have been pledged to Raymond James in accordance to provisions of Rule 144 in the event Raymond James determined in its sole and absolute discretion that the liquidation of our shares of common stock is required to cover a margin call on the Liviakis margin account maintained at Raymond James. If any such margin call occur and Raymond James decides to sell our shares pursuant to Rule 144, then Raymond James shall give the underwriter two (2) days prior written notice of its intent to liquidate our shares and shall provide the underwriter or its designee the right of first refusal to act as the agent, principal market maker or broker in any such sale for the two (2) subsequent business days after receipt of notice from Raymond James.

         Liviakis further agreed to return 160,000 shares to us for cancellation and we have agreed to withdraw our stock transfer instructions to our transfer agent and acknowledge the enforceability of the Consulting Agreement with Liviakis.

         In connection with our restructured arrangements with Liviakis as described above, Mr. Anthony Altavilla and Mr. Jens Dalsgaard, each of whom are former employees of Liviakis, agreed to return 20,000 each of our common stock as part of our settlement with Liviakis regarding services rendered under the Liviakis Consulting Agreement. Thus, each of these individuals currently own 179,000 shares of our Common Stock. Each of these individuals have agreed to a 270 day lock-up period from the date of this prospectus subject to each individual being allowed to sell up to 18,900 shares after May 26, 2001, 18,900 shares between May 27, 2001 and August 26, 2001 and 18,900 shares between November 26, 2001 and the termination of their 270 lock-up period.

         On August 8, 2000, we entered into a Service Agreement with WE Securities, Inc. ("WE") to assist us in financial communications and investor relations. This agreement had a term of three (3) months and expired November 8, 2000. In consideration for these services, we agreed to issue WE 12,136 shares of our restricted Common Stock.

         In August, 2000, we agreed to issue 50,000 shares of our Common Stock to Michael T. Cronin, Esq., who is a partner in the law firm, which serves as our corporate and securities counsel, in exchange for $100,000 of his services charged at normal hourly rates. All other charges incurred by us for other employees of his firm are paid in cash. As of March 1, 2001, all 50,000 common shares have been earned.

         In November 2000, we agreed to issue 35,000 shares to Couture & Company, which serves as a financial consultant, in exchange for $80,150 of services charged at hourly rates. As of March 31, 2001, 28,473 shares have been earned.

         No underwriter participated in any of the sales discussed above, nor did the Registrant pay any commissions or fees with respect to these issuances (other than $210,000 of placement agent fees to Thomson Kernaghan in connection with the sale of our Series A Preferred Stock to two investors). With regard to all such issuances, the Registrant relied on Section 4(2) of the Securities Act of 1933 (the "Act") for an exemption from the registration requirement of the Act. The purchasers had access to information concerning the Registrant, its financial condition, assets, management and proposed activities. Each purchaser represented that he had the ability to bear economically a total loss of his investment. The Registrant has impressed each certificate with a restrictive legend and will issue stop transfer instructions to the Registrant's transfer agent upon completion of this offering.

                     EXHIBITS, LIST AND REPORTS ON FORM 8-K

(a)      Exhibits

The following exhibits are amended/restated in their entirety to reflect our merger with eAutoclaims.com.


Exhibit No.       Description
----------        -----------

1.1               Revised form of Underwriting Agreement *
1.2               Revised form of Representative's Warrants*
3.1               Articles of Incorporation of Samuel Hamann Graphix, Inc. (Nevada) as amended (1)
3.2               Articles of Merger between Samuel Hamann Graphix,  Inc. (Nevada) and Samuel Hamann Graphix,  Inc.
                  (California) (1)
3.3               By-laws of Transformation Processing Inc. (Nevada).(1)
3.4               Articles of Merger between of TPI (Ontario) and TPI (Nevada) (1)
3.5               Agreement   and  Plan  of  Merger   by  and   between   Transformation   Processing,   Inc.   and
                  eAutoclaims.com, Inc., dated April 26, 2000 (3)
3.6               Articles  of  Merger  of   eAutoclaims.com,   Inc.,   a  Delaware   corporation   with  and  into
                  Transformation Processing, Inc., a Nevada corporation (5)
3.7               Agreement  and  Plan  of  Merger  by and  among  eAutoclaims.com,  Inc.,  a  Nevada  corporation,
                  eAutoclaims.com  Acquisition,  a South Carolina  corporation,  Premier  Express  Claims,  Inc., a
                  South Carolina corporation, and its stockholders, dated June 8, 2000 (2)
3.8               First  Amendment to Agreement and Plan of Merger with Premier Claims,  Inc.,  dated June 27, 2000
                  (2)
3.9               Articles  of  Merger  or  Share  Exchange  between  Premier  Express,   Inc.,  as  the  surviving
                  corporation and eAutoclaims.com  Acquisition Corporation,  filed July 20, 2000 with the Secretary of State of South Carolina (5)
3.10              Promissory  Note dated June 27, 2000  between  eAutoclaims.com,  Inc. and Randal K. Wright and S.
                  Reed Mattingly (2)
3.11              Promissory Note dated June 16, 2000 between eAutoclaims.com, Inc. and Randal K. Wright (2)
3.12              Promissory Note dated June 16, 2000 between eAutoclaims.com, Inc. and S. Reed Mattingly. (2)
4.1               Specimen of Common Stock Certificate*
4.2               Specimen of Warrant Certificate*
4.3               Form of Warrant Agreement (6)
4.4               The Registrants 1998 Stock Option Plan (4)
4.5               Form of Lock-Up Letters*
4.6               Form of Stock Option Agreement to Employees (6)
4.7               Form of Directors Stock Option Agreement (6)
4.8               Form of Non-Qualified Stock Option Agreement*
5.1               Opinion of Johnson,  Blakely,  Pope, Bokor,  Ruppel & Burns,  P.A., as to legality of issuance of
                  Units*
10.1              Employment Agreement between eAutoclaims.com, Inc. and Eric Seidel dated February 1, 2000 (5)
10.2              Employment Agreement between eAutoclaims.com, Inc. and Randal K. Wright dated July 1, 2000 (2)
10.3              Employment Agreement between eAutoclaims.com, Inc. and S. Reed Mattingly dated July 1, 2000 (2)
10.4              Employment Agreement between eAutoclaims.com, Inc. and M. Scott Moore dated August 14, 2000 (5)
10.5              Employment Agreement between eAutoclaims.com, Inc. and Gaver Powers dated April 13, 2000 (5)
10.6              Consulting  Agreement  between  eAutoclaims.com,  Inc. and Jeffrey D. Dickson  dated  December 1,
                  1999 (5)
10.7              Consulting Agreement between eAutoclaims.com,  Inc. and Liviakis Financial  Communications,  Inc.
                  dated February 1, 2000 (5)


10.8              Amendment No. 1 to Consulting  Agreement  between  eAutoclaims.com,  Inc. and Liviakis  Financial
                  Communications, Inc. dated September 18, 2000 (5)
10.9              Lease Agreement between eAutoclaims.com, Inc. and KWPH, Inc., dated October 17, 2000 (5)
10.10             Service Agreement between eAutoclaims.com, Inc. and WE Securities, Inc. dated August 8, 2000 (5)
10.11             Business Consulting Agreement between  eAutoclaims.com,  Inc. and TTG LLC dated September 8, 2000
                  (5)
10.12             Commercial  lease dated October 12, 1998 between  Premier  Express  Claims,  Inc. and  Stephenson
                  Park Associates Limited (5)
10.13             [Reserved]
10.14             Certificate  of Full  Performance  of Proposal - Form 46 filed by BDO Dunwoody  Limited - Trustee dated May 8, 2000 (5)
10.15             Order  of the  Superior  Court  of  Justice  in the  Matter  of the  Proposal  of  Transformation
                  Processing, Inc. dated November 25, 1999 (5)
10.16             Proposal of  Transformation  Processing,  Inc. - Court File No.  32-107046  filed in the Superior
                  Court of Justice dated October 14, 1999. (5)
10.17             Share Exchange Agreement between  Transformation  Processing,  Inc. and certain of its securities holders dated April 30, 2000 (5)
10.18             [Reserved]
10.19             Securities  Purchase Agreement  effective June 27, 2000 between Thomson  Kernaghan,  as Agent and
                  eAutoclaims.com, Inc. (5)
10.20             Certificate  of  Rights,  Designations,  Preferences  and  Limitations  of  Series A  Convertible
                  Preferred Stock (5)
10.21             Security Agreement between Thomson Kernaghan, as Agent and eAutoclaims.com, Inc. (5)
10.22             Form of Purchasers Warrant (5)
10.23             Form of Agents Warrant (5)
10.24             Registration Rights Agreement (5)
10.25             eAutoclaims.com, Inc. Agreement with Certain Securities Holders effective May 31, 2000 (5)
10.26             eAutoclaims.com, Inc. Agreement with Sovereign Partners, Ltd. effective May 31, 2000 (5)
10.27             eAutoclaims.com, Inc. Agreement with Dominium Capital Fund (5)
10.28             Form of Master Modification Agreement with Certain Security Holders*
10.29             Form of Change of Control and Termination Agreement*
10.30             Form of Officers/Directors Indemnification Agreement*
10.31             Form of Bricks to Clicks Service and License Agreement*
10.32             Form of Collision Repair Facility Agreement and Procedures*
10.33             Comp-Est and EACC Distribution Agreement*
10.34             MapQuest Services and Evaluation License Agreement*
10.35             Bricks to Clicks  Service and Licensing  Agreement with Inspire Claims  Management,  Inc.,  dated
                  November 1, 2000*
10.36             Letter Agreement modifying Master Modification Agreement, dated April 24, 2001
10.37             Form of Employee Confidentiality Agreement
10.38             Letter Agreement with Liviakis Financial Communications, Inc.
10.39             Letter Agreement with Former Liviakis Financial Communications, Inc. Employees
10.40             Claims  Management Services and License Agreement with Royal Indemnity Company, dated April 24, 2001*
21.1              Subsidiaries of the Registrant.(5)
23.1              Consent of Goldstein Golub Kessler, LLP*
23.2              Consent of McGladrey & Pullen, LLP*
23.3              Consent of Counsel - See Exhibit 5.1*



(1)      Incorporated by reference from the  Registrant's  Form 10-SB filed on March 12, 1998 and amended on August
         31, 1998 and October 22, 1998
(2)      Incorporated by reference from the Registrant's Form 8-K filed on July 25, 2000
(3)      Incorporated by reference from the Registrant's Form 10-KSB for fiscal year ended July 31, 1999
(4)      Incorporated by reference from the Registrant's Form 10-KSB for fiscal year ended July 31, 1998
(5)      Incorporated by reference from the Registrant's Form 10-KSB for fiscal year ended July 31, 2000
(6)      Included in the original Form SB-2, filed on February 14, 2001
*        Filed herewith
**       To be filed by Amendment

Item 17. Undertakings.

                  The undersigned registrant hereby undertakes to provide to the underwriters at the closing, specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby further undertakes that:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           For  purposes  of  determining  any  liability  under
the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filled by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                           For the purpose of determining  any liability  under
the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Amendment No. 1 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Clearwater, Florida on May 9, 2001.

                                        eAUTOCLAIMS.COM, INC.


Date: May 9, 2001                       By:/s/   Eric Seidel
                                           -----------------------
                                                 Eric Seidel
                                                 Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.


         SIGNATURE                          TITLE                               DATE
         ---------                          -----                               ----

/s/  Eric Seidel                    Chief Executive Officer and Director        May 9, 2001
-----------------------
Eric Seidel


/s/  Scott Moore                    Chief Financial Officer,                    May 9, 2001
----------------------              Principal Accounting Officer
Scott Moore

/s/  Jeffrey D. Dickson             Director                                    April 9, 2001
-----------------------
Jeffrey D. Dickson


/s/  Nicholas D. Trbovich, Jr.      Director                                    April 9, 2001
-----------------------------
Nicholas D. Trbovich, Jr.


/s/  Christopher Korge              Director                                    April 9, 2001
----------------------
Christopher Korge


/s/  David Jolley                   Director                                    April 9, 2001
---------------------
David Jolley


/s/  Randal K. Wright               Director                                    April 9, 2001
---------------------
Randal K. Wright


/s/  Anthony Jessop                 Director                                    April 9, 2001
---------------------
Anthony Jessop


       LEGEND TO BE INSERTED ALONG LEFT-HAND SIDE OF COVER PAGE OF PROSPECTUS:

The  information  in  this  prospectus  is not  complete  and  may  be  changed.
eAUTOCLAIMS.COM, INC. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.